FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-09

Dated September 8, 2023	BBCMS 2023-C21
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2023-C21
$679,260,690 (Approximate Mortgage Pool Balance)

$613,881,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
Commercial Mortgage Pass-Through Certificates, Series 2023-C21
Barclays Capital Real Estate Inc. 3650 Real Estate Investment Trust 2 LLC Citi Real Estate Funding Inc. Bank of Montreal German American Capital Corporation Mortgage Loan Sellers
Barclays Deutsche Bank Securities	Citigroup BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton Co-Manager	Bancroft Capital, LLC Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September 8, 2023	BBCMS 2023-C21

This material is for your information, and none of Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC and Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2023-C21 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2023-C21
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$1,970,000	30.000%	2.68	11/23-6/28	36.7%	18.9%
A-2	AAA(sf) / AAAsf / AAA(sf)	$100,130,000	30.000%	4.87	6/28-9/28	36.7%	18.9%
A-3	AAA(sf) / AAAsf / AAA(sf)	$59,700,000	30.000%	8.04	5/31-12/31	36.7%	18.9%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.7%	18.9%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.7%	18.9%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$3,092,000	30.000%	7.02	9/28-2/33	36.7%	18.9%
X-A	AAA(sf) / AAAsf / AAA(sf)	$475,482,000(7)	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf) / AAAsf / AAA(sf)	$84,058,000	17.625%	9.83	6/33-8/33	43.2%	16.0%
B	NR / AA-sf / AA-(sf)	$29,718,000	13.250%	9.91	8/33-9/33	45.5%	15.2%
C	NR / A-sf / A-(sf)	$24,623,000	9.625%	9.94	9/33-9/33	47.4%	14.6%

Privately Offered Certificates(8)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
D-RR	NR / BBB+sf / BBB+(sf)	$7,642,000	8.500%	9.94	9/33-9/33	47.9%	14.4%
E-RR	NR / BBB-sf / BBB-(sf)	$13,585,000	6.500%	9.94	9/33-9/33	49.0%	14.1%
F-RR	NR / BB-sf / BB-(sf)	$12,736,000	4.625%	9.94	9/33-9/33	50.0%	13.8%
G-RR	NR / B-sf / B-(sf)	$8,491,000	3.375%	9.94	9/33-9/33	50.6%	13.7%
H-RR	NR / NR / NR	$22,925,690	0.000%	9.94	9/33-9/33	52.4%	13.2%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amount of the Class X-A Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amount, and, if as a result of such pricing the pass-through rate of the Class X-A Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and an October 5, 2023 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated September 11, 2023 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $310,590,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $100,000,000	N/A – 8.98	N/A / 4/32-2/33
Class A-5	$210,590,000 – $310,590,000	9.64 – 9.43	2/33-6/33 / 4/32-6/33
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2023-C21
Summary of Transaction Terms
Securities Offered:	$613,881,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (43.2%), 3650 Real Estate Investment Trust 2 LLC (“3650 REIT”) (26.5%), Citi Real Estate Funding Inc. (“Citi”) (18.5%), Bank of Montreal (“BMO”) (6.3%) and German American Capital Corporation (“GACC”) (5.5%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	3650 REIT Loan Servicing LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	BellOak, LLC.
Asset Representations Reviewer:	BellOak, LLC.
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	3650 Real Estate Investment Trust 2 LLC or an affiliate.
U.S. Credit Risk Retention:	For a discussion on the manner in which 3650 REIT, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about October 5, 2023.
Cut-off Date:	With respect to each mortgage loan, the related due date in October 2023, or in the case of any mortgage loan that has its first due date after October 2023, the date that would have been its due date in October 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2023.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in November 2023.
Assumed Final Distribution Date:	The Distribution Date in September 2033 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in September 2056.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in September 2033 and the CX – 250 Water Street mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2023-C21
Summary of Transaction Terms
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	10	106	$293,600,000	43.2%
3650 REIT	8	21	$180,060,690	26.5%
CREFI	5	7	$125,600,000	18.5%
BMO	2	30	$42,500,000	6.3%
GACC	2	18	$37,500,000	5.5%
Total:	25	152	$679,260,690	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$679,260,690
Number of Mortgage Loans:	25
Number of Mortgaged Properties:	152
Average Cut-off Date Balance per Mortgage Loan:	$27,170,428
Weighted Average Current Mortgage Rate:	6.31543%
10 Largest Mortgage Loans as % of IPB:	69.0%
Weighted Average Remaining Term to Maturity:	105 months
Weighted Average Seasoning:	6 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.96x
Weighted Average UW NOI Debt Yield(2)(4):	13.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4)(5):	52.4%
Weighted Average Maturity Date/ARD LTV(2)(4)(5):	51.9%
Other Statistics
% of Mortgage Loans with Additional Debt:	4.0%
% of Mortgage Loans with Single Tenants(6):	27.4%
% of Mortgage Loans secured by Multiple Properties:	47.0%
Amortization
Weighted Average Original Amortization Term(7):	360 months
Weighted Average Remaining Amortization Term(7):	356 months
% of Mortgage Loans with Interest-Only:	84.4%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	7.8%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	6.0%
% of Mortgage Loans with Amortizing Balloon:	1.8%
Lockboxes(8)
% of Mortgage Loans with Hard Lockboxes:	76.6%
% of Mortgage Loans with Soft Lockboxes:	13.2%
% of Mortgage Loans with Springing Lockboxes:	10.2%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	59.2%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	34.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	42.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	25.6%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are two loans with multiple loan sellers being contributed to the pool comprised of 30 mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(5)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(6)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(7)	Excludes 22 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(8)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, mixed use, retail and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet Rooms / Pads / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date/ARD LTV(1)(2)(3)
1	Healthcare Trust MOB Portfolio	Various, Various	Barclays	62	$65,000,000	9.6%	1,247,943	Office	1.75x	12.1%	52.7%	52.7%
2	Fashion Valley Mall	San Diego, CA	Barclays, BMO	1	$62,500,000	9.2%	1,377,155	Retail	3.15x	18.7%	31.5%	31.5%
3	RTL Retail Portfolio	Various, Various	Barclays, BMO	29	$62,500,000	9.2%	3,117,102	Retail	1.97x	13.8%	51.2%	51.2%
4	Cipriani NYC Portfolio	New York, NY	CREFI	2	$60,000,000	8.8%	152,453	Mixed Use	1.81x	15.8%	50.8%	50.8%
5	Rhino Retail Portfolio 2	Various, Various	Barclays	7	$55,000,000	8.1%	827,429	Retail	1.41x	10.7%	65.7%	65.7%
6	CX - 250 Water Street	Cambridge, MA	3650 REIT	1	$53,150,000	7.8%	479,004	Mixed Use	1.66x	9.3%	48.8%	48.8%
7	La Habra Marketplace	La Habra, CA	3650 REIT	1	$35,000,000	5.2%	372,476	Retail	2.05x	7.8%	62.1%	62.1%
8	Soho Beach House Miami	Miami Beach, FL	CREFI	1	$29,900,000	4.4%	50	Hospitality	2.34x	17.8%	50.7%	50.7%
9	Novolex Portfolio	Various, Various	GACC	17	$25,000,000	3.7%	2,516,274	Industrial	1.81x	11.8%	60.3%	60.3%
10	Residence Inn Austin Northwest	Austin, TX	Barclays	1	$20,850,000	3.1%	132	Hospitality	1.70x	15.4%	52.1%	49.6%

Top 3 Total/Weighted Average				92	$190,000,000	28.0%			2.28x	14.8%	45.2%	45.2%
Top 5 Total/Weighted Average				101	$305,000,000	44.9%			2.03x	14.3%	50.0%	50.0%
Top 10 Total/Weighted Average				122	$468,900,000	69.0%			1.98x	13.4%	51.5%	51.4%
Non-Top 10 Total/Weighted Average				30	$210,360,690	31.0%			1.92x	12.8%	54.4%	53.2%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(3)	In the case of Loan Nos. 1, 2, 3, 5, 6 and 10, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Healthcare Trust MOB Portfolio	Barclays	$65,000,000	$240,000,000	BBCMS 2023-C20	KeyBank	LNR	BBCMS 2023-C20 BMO 2023-C6 Future Securitization(s)	$61,500,000 $60,000,000 $53,500,000
2	Fashion Valley Mall	Barclays; BMO	$62,500,000	$450,000,000	(1)	(1)	(1)	BBCMS 2023-C20 Benchmark 2023-B39 BANK 2023-BNK46 BMO 2023-C6 Future Securitization(s)	$82,500,000 $85,000,000 $70,000,000 $50,000,000 $100,000,000
3	RTL Retail Portfolio	Barclays; BMO	$62,500,000	$260,000,000	(2)	(2)	(2)	Future Securitization(s)	$197,500,000
4	Cipriani NYC Portfolio	CREFI	$60,000,000	$90,000,000	BBCMS 2023-C21	Midland	3650 REIT	BANK5 2023-5YR3	$30,000,000
5	Rhino Retail Portfolio 2	Barclays	$55,000,000	$130,500,000	BBCMS 2023-C21	Midland	3650 REIT	Future Securitization(s)	$75,500,000
6	CX - 250 Water Street	3650 REIT	$53,150,000	$531,500,000	(3)	(3)	(3)	BBCMS 2023-C20 BANK 2023-BNK45 BANK 2023-BNK46 MSWF 2023-1 Benchmark 2023-B38 BMO 2023-C6 Future Securitization(s)	$75,125,000 $55,000,000 $72,000,000 $65,625,000 $53,150,000 $46,200,000 $111,250,000
7	La Habra Marketplace	3650 REIT	$35,000,000	$95,000,000	BBCMS 2023-C21	Midland	3650 REIT	BMO 2022-C3 BMO 2023-C5 Future Securitization(s)	$20,000,000 $15,000,000 $25,000,000
8	Soho Beach House Miami	CREFI	$29,900,000	$140,000,000	Benchmark 2023-B39	Midland	K-Star	Benchmark 2023-B39 BANK 2023-BNK46	$50,000,000 $60,100,000
9	Novolex Portfolio	GACC	$25,000,000	$125,000,000	Benchmark 2023-B39	Midland	K-Star	Benchmark 2023-B39 BMO 2023-C6	$89,500,000 $10,500,000
11	Triple Net Portfolio	3650 REIT	$20,000,000	$93,500,000	3650R 2022-PF2	Midland	3650 REIT	3650R 2022-PF2 BMO 2023-C4	$53,500,000 $20,000,000
12	Art Ovation Hotel	3650 REIT	$20,000,000	$57,500,000	3650R 2022-PF2	Midland	3650 REIT	3650R 2022-PF2 BMO 2022-C3	$27,500,000 $10,000,000
13	Great Lakes Crossing Outlets	Barclays	$17,500,000	$180,000,000	Benchmark 2023-B38	Midland	LNR	BMO 2023-C4 Benchmark 2023-B38 BMO 2023-C5 BBCMS 2023-C20	$25,750,000 $50,000,000 $37,500,000 $49,250,000
15	Centene	3650 REIT	$15,600,000	$46,800,000	3650R 2021-PF1	Midland	3650 REIT	3650R 2021-PF1 Future Securitization(s)	$15,600,000 $15,600,000
16	11 West 42nd Street	Barclays	$15,000,000	$274,000,000	BANK5 2023-5YR3(4)	Wells Fargo(4)	Greystone(4)	BMO 2023-5C1 BMO 2023-C6 BANK5 2023-5YR3 Future Securitization(s)	$62,500,000 $25,000,000 $75,000,000 $96,500,000
17	500 Delaware	3650 REIT	$15,000,000	$85,000,000	3650R 2022-PF2	Midland	3650 REIT	3650R 2022-PF2 Future Securitization(s)	$20,000,000 $50,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
19	Back Bay Office	GACC	$12,500,000	$475,000,000	Benchmark 2023-B39	Midland	Situs	New York Life TIAA Benchmark 2023-V3 Benchmark 2023-B39 BMO 2023-C6 BMO 2023-5C1 BANK5 2023-5YR2 Future Securitization(s)	$137,500,000 $100,000,000 $45,000,000 $50,000,000 $25,000,000 $30,000,000 $60,000,000 $15,000,000
20	One & Two Commerce Square	Barclays	$12,500,000	$220,000,000	BANK 2023-BNK46	Wells Fargo	LNR	BBCMS 2023-C20 BANK5 2023-5YR2 Benchmark 2023-B39 Benchmark 2023-V3 BANK 2023-BNK46 Future Securitization(s)	$60,000,000 $25,000,000 $30,000,000 $22,500,000 $39,166,667 $30,833,333
22	TOTAL Plaza	3650 REIT	$12,210,690	$87,916,971	3650R 2022-PF2	Midland	3650 REIT	3650R 2022-PF2 Future Securitization(s)	$22,500,000 $55,000,000
23	Seagate Campus	Barclays	$11,000,000	$172,000,000	Benchmark 2023-B39	Midland	K-Star	BANK 2023-BNK46 BBCMS 2023-C20 Benchmark 2023-B39	$43,000,000 $32,000,000 $86,000,000
24	1516 Motor Parkway	3650 REIT	$9,100,000	$18,200,000	BBCMS 2023-C21	Midland	3650 REIT	Future Securitization(s)	$9,100,000
(1)	In the case of Loan No. 2, the related Whole Loan will be serviced under the BBCMS 2023-C20 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(2)	In the case of Loan No. 3, the related Whole Loan will be serviced under the BBCMS 2023-C21 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(3)	In the case of Loan No. 6, the related Whole Loan will be serviced under the BANK 2023-BNK45 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(4)	In the case of Loan No. 16, the BANK5 2023-5YR3 securitization is expected to close on September 28, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
16	11 West 42nd Street	$15,000,000	$259,000,000	$56,000,000	$330,000,000	1.39x	1.00x	49.4%	59.5%	11.6%	9.6%
19	Back Bay Office	$12,500,000	$462,500,000	$105,000,000	$580,000,000	2.55x	1.94x	33.7%	41.1%	16.3%	13.4%
(1)	In the case of Loan No. 16, subordinate debt represents a mezzanine loan. In the case of Loan No. 19, subordinate debt represents one or more Subordinate Companion Loans and a mezzanine loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Retail	Anchored	35	$150,098,558	22.1%	1.78x	11.3%	59.1%	59.1%
	Super Regional Mall	1	62,500,000	9.2	3.15x	18.7%	31.5%	31.5%
	Outlet Center	1	17,500,000	2.6	2.50x	17.5%	45.0%	45.0%
	Shadow Anchored	2	2,401,442	0.4	1.97x	13.8%	51.2%	51.2%
	Subtotal:	39	$232,500,000	34.2%	2.21x	13.8%	50.5%	50.5%
Office	CBD	5	$67,210,690	9.9%	1.89x	13.1%	50.7%	49.2%
	Medical	62	65,000,000	9.6	1.75x	12.1%	52.7%	52.7%
	Suburban	2	17,248,489	2.5	2.40x	8.9%	59.7%	59.7%
	Subtotal:	69	$149,459,179	22.0%	1.89x	12.2%	52.6%	51.9%
Mixed Use	Lab / Office	1	$53,150,000	7.8%	1.66x	9.3%	48.8%	48.8%
	Event Space / Office	1	38,000,000	5.6	1.81x	15.8%	50.8%	50.8%
	Event Space / Office / Retail	1	22,000,000	3.2	1.81x	15.8%	50.8%	50.8%
	Subtotal:	3	$113,150,000	16.7%	1.74x	12.7%	49.9%	49.9%
Industrial	Manufacturing	21	$28,602,050	4.2%	1.78x	10.6%	60.8%	60.8%
	Warehouse / Distribution	6	15,949,699	2.3	2.12x	9.3%	64.8%	64.8%
	Flex	3	15,518,793	2.3	2.01x	14.3%	52.1%	52.1%
	Warehouse	2	14,250,000	2.1	1.24x	10.0%	65.5%	65.5%
	R&D / Manufacturing	1	11,000,000	1.6	1.83x	13.6%	66.2%	66.2%
	Manufacturing / Warehouse	2	4,630,970	0.7	1.81x	11.8%	60.3%	60.3%
	Subtotal:	35	$89,951,511	13.2%	1.80x	11.3%	61.4%	61.4%
Hospitality	Full Service	2	$49,900,000	7.3%	2.10x	17.8%	50.7%	47.8%
	Extended Stay	1	20,850,000	3.1	1.70x	15.4%	52.1%	49.6%
	Subtotal:	3	$70,750,000	10.4%	1.98x	17.1%	51.1%	48.3%
Self Storage	Self Storage	3	$23,450,000	3.5%	1.68x	11.8%	50.5%	50.5%
Total / Weighted Average:		152	$679,260,690	100.0%	1.96x	13.2%	52.4%	51.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(5)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
California	9	$149,043,228	21.9%	2.34x	13.5%	50.3%	50.3%
New York	11	90,911,391	13.4%	1.79x	14.0%	52.8%	52.8%
Florida	16	84,369,103	12.4%	2.07x	14.7%	53.0%	51.2%
Massachusetts	5	67,567,500	9.9%	1.83x	10.7%	46.1%	46.1%
Texas	10	45,888,273	6.8%	1.79x	14.1%	51.4%	48.2%
Michigan	9	37,726,215	5.6%	1.93x	13.8%	53.5%	53.5%
Ohio	13	29,704,510	4.4%	1.80x	11.9%	55.4%	55.4%
Pennsylvania	8	22,130,337	3.3%	1.75x	13.9%	51.7%	51.7%
New Jersey	3	19,801,458	2.9%	2.09x	15.5%	46.5%	46.5%
Georgia	7	17,520,049	2.6%	1.72x	11.8%	54.4%	54.4%
Delaware	1	15,000,000	2.2%	2.03x	10.2%	67.6%	67.6%
Oregon	5	13,340,045	2.0%	1.49x	11.0%	62.8%	62.8%
Indiana	7	9,125,816	1.3%	1.72x	12.0%	57.2%	57.2%
Wisconsin	8	8,898,608	1.3%	1.73x	12.2%	55.8%	55.8%
Oklahoma	5	8,778,334	1.3%	1.88x	12.3%	54.2%	54.2%
South Carolina	4	8,417,115	1.2%	1.91x	13.3%	51.6%	51.6%
Washington	2	8,134,100	1.2%	1.41x	10.7%	65.7%	65.7%
North Carolina	4	7,516,090	1.1%	1.94x	13.5%	51.4%	51.4%
Illinois	4	4,765,862	0.7%	1.84x	12.2%	55.8%	55.8%
Louisiana	2	4,002,404	0.6%	1.97x	13.8%	51.2%	51.2%
Arizona	3	3,496,458	0.5%	1.75x	12.1%	52.7%	52.7%
Kansas	2	3,337,327	0.5%	1.87x	12.6%	56.7%	56.7%
Kentucky	1	2,848,558	0.4%	1.97x	13.8%	51.2%	51.2%
Connecticut	1	2,206,946	0.3%	1.81x	11.8%	60.3%	60.3%
Maryland	1	2,197,115	0.3%	1.97x	13.8%	51.2%	51.2%
Mississippi	1	1,944,712	0.3%	1.97x	13.8%	51.2%	51.2%
New Mexico	1	1,766,827	0.3%	1.97x	13.8%	51.2%	51.2%
Tennessee	2	1,659,050	0.2%	1.89x	12.8%	55.8%	55.8%
Idaho	1	1,652,195	0.2%	1.81x	11.8%	60.3%	60.3%
Utah	1	1,648,489	0.2%	1.73x	8.8%	61.5%	61.5%
Nevada	1	1,517,241	0.2%	1.41x	10.7%	65.7%	65.7%
Missouri	1	1,286,058	0.2%	1.97x	13.8%	51.2%	51.2%
Colorado	1	511,875	0.1%	1.75x	12.1%	52.7%	52.7%
Alabama	1	335,833	0.0%	1.75x	12.1%	52.7%	52.7%
Virginia	1	211,568	0.0%	1.73x	8.8%	61.5%	61.5%
Total / Weighted Average:	152	$679,260,690	100.0%	1.96x	13.2%	52.4%	51.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(5)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
$6,200,000	-	$9,999,999	2	$15,300,000	2.3%	4.87588%	106	2.31x	11.5%	56.1%	56.1%
$10,000,000	-	$19,999,999	11	155,060,690	22.8%	6.29101%	96	1.92x	12.8%	53.7%	53.1%
$20,000,000	-	$29,999,999	5	115,750,000	17.0%	6.37019%	113	1.90x	14.5%	54.9%	53.2%
$30,000,000	-	$49,999,999	1	35,000,000	5.2%	3.70000%	98	2.05x	7.8%	62.1%	62.1%
$50,000,000	-	$64,999,999	5	293,150,000	43.2%	6.66362%	105	2.03x	13.9%	49.2%	49.2%
$65,000,000			1	65,000,000	9.6%	6.45300%	116	1.75x	12.1%	52.7%	52.7%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
3.41500	-	3.99900	3	59,700,000	8.8%	3.59352%	96	2.21x	8.2%	62.3%	62.3%
4.00000	-	5.50000	3	47,210,690	7.0%	4.88993%	104	1.86x	10.5%	59.9%	57.9%
5.50000	-	5.99900	3	135,650,000	20.0%	5.66867%	113	2.36x	14.9%	41.1%	40.0%
6.00000	-	6.99900	9	290,850,000	42.8%	6.61364%	114	1.87x	13.2%	53.8%	53.8%
7.00000	-	7.49900	4	59,100,000	8.7%	7.29389%	103	1.72x	14.2%	53.5%	52.6%
7.50000	-	8.60000	3	86,750,000	12.8%	8.30930%	68	1.70x	14.7%	53.3%	53.3%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
60	4	$100,000,000	14.7%	8.03669%	58	1.82x	15.1%	48.5%	48.5%
120	21	579,260,690	85.3%	6.01828%	113	1.99x	12.9%	53.0%	52.5%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
56	-	59	4	$100,000,000	14.7%	8.03669%	58	1.82x	15.1%	48.5%	48.5%
91	-	103	5	86,910,690	12.8%	3.97408%	98	2.13x	9.3%	61.2%	60.1%
106	-	116	9	304,050,000	44.8%	6.06683%	114	2.13x	14.0%	48.6%	48.1%
118	-	119	7	188,300,000	27.7%	6.88339%	119	1.69x	12.7%	56.4%	56.2%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(4)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	22	$626,200,000	92.2%	6.32207%	104	1.98x	13.0%	52.5%	52.5%
360	3	$53,060,690	7.8%	6.23707%	110	1.75x	15.8%	50.7%	45.1%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Remaining Amortiation Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	22	$626,200,000	92.2%	6.32207%	104	1.98x	13.0%	52.5%	52.5%
342	1	12,210,690	1.8%	4.77100%	102	1.85x	13.5%	48.0%	40.0%
360	2	40,850,000	6.0%	6.67530%	113	1.72x	16.5%	51.5%	46.6%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	21	$573,050,000	84.4%	6.39743%	104	2.01x	13.3%	52.9%	52.9%
Interest Only - ARD	1	53,150,000	7.8%	5.50950%	112	1.66x	9.3%	48.8%	48.8%
Interest Only, Amortizing Balloon	2	40,850,000	6.0%	6.67530%	113	1.72x	16.5%	51.5%	46.6%
Amortizing Balloon	1	12,210,690	1.8%	4.77100%	102	1.85x	13.5%	48.0%	40.0%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
1.24x	-	1.39x	2	$29,250,000	4.3%	7.49018%	87	1.32x	10.8%	57.2%	57.2%
1.40x	-	1.69x	4	137,900,000	20.3%	6.46192%	110	1.54x	10.5%	56.5%	56.5%
1.70x	-	1.79x	4	125,850,000	18.5%	6.29425%	113	1.74x	13.0%	53.7%	52.1%
1.80x		1.89x	4	108,210,690	15.9%	7.46100%	83	1.82x	14.4%	54.2%	53.3%
1.90x	-	1.99x	1	62,500,000	9.2%	6.44575%	119	1.97x	13.8%	51.2%	51.2%
2.00x	-	2.49x	7	123,050,000	18.1%	5.08995%	105	2.21x	11.9%	57.7%	57.7%
2.50x	-	3.15x	3	92,500,000	13.6%	5.95641%	107	2.95x	18.1%	34.4%	34.4%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(4)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
31.5%	-	49.9%	8	$191,310,690	28.2%	5.97896%	105	2.32x	14.7%	41.5%	41.0%
50.0%	-	59.9%	9	303,600,000	44.7%	6.87717%	101	1.88x	14.2%	52.1%	51.4%
60.0%	-	64.9%	3	80,000,000	11.8%	4.81453%	106	1.90x	9.3%	61.4%	61.4%
65.0%	-	67.7%	5	104,350,000	15.4%	6.44860%	114	1.61x	10.7%	66.2%	66.2%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
31.5%	-	49.9%	10	$232,160,690	34.2%	6.10149%	107	2.21x	15.0%	43.3%	42.0%
50.0%	-	59.9%	7	262,750,000	38.7%	6.90856%	99	1.91x	13.8%	52.2%	52.2%
60.0%	-	63.5%	3	80,000,000	11.8%	4.81453%	106	1.90x	9.3%	61.4%	61.4%
63.6%	-	67.7%	5	104,350,000	15.4%	6.44860%	114	1.61x	10.7%	66.2%	66.2%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Defeasance	11	$288,100,000	42.4%	6.12233%	99	2.16x	13.8%	51.3%	50.8%
Defeasance or Yield Maintenance	9	284,360,690	41.9%	6.18981%	109	1.89x	12.6%	51.4%	51.0%
Yield Maintenance	5	106,800,000	15.7%	7.17078%	111	1.62x	13.0%	58.0%	57.5%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Refinance	18	$519,850,000	76.5%	6.34856%	102	1.97x	13.2%	51.8%	51.5%
Recapitalization	4	120,560,690	17.7%	6.39898%	117	1.88x	13.6%	52.9%	51.7%
Acquisition	3	38,850,000	5.7%	5.61278%	107	2.17x	12.4%	58.3%	58.3%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(4)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2023-C21
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3.18	Barclays	Wallace Commons	Salisbury, NC	Retail	$1,605,769	0.2%	WFRBS 2013-C16
4.01	CREFI	Cipriani 42nd Street	New York, NY	Mixed Use	$38,000,000	5.6%	COMM 2014-CR19
4.02	CREFI	Cipriani Wall Street	New York, NY	Mixed Use	$22,000,000	3.2%	COMM 2014-CR19
8	CREFI	Soho Beach House Miami	Miami Beach, FL	Hospitality	$29,900,000	4.4%	BMARK 2019-B10, GSMS 2019-GC39
9.08	GACC	4255 Thunderbird Lane	West Chester, OH	Industrial	$1,609,986	0.2%	BX 2018-IND
11.01	3650 REIT	417 & 433 West 164th Street	Carson, CA	Industrial	$2,942,333	0.4%	COMM 2014-CR20
11.02	3650 REIT	5455 State Route 307 West	Geneva, OH	Industrial	$2,872,278	0.4%	WFCM 2016-NXS5
11.03	3650 REIT	508 Fishkill Avenue	Beacon, NY	Industrial	$2,758,390	0.4%	CSAIL 2016-C5
11.04	3650 REIT	10701 East 126th Street North	Collinsville, OK	Industrial	$1,821,444	0.3%	CSAIL 2016-C5
11.05	3650 REIT	120-150 West 154th Street	Gardena, CA	Industrial	$1,755,667	0.3%	COMM 2014-CR20
11.06	3650 REIT	529 Aldo Avenue	Santa Clara, CA	Industrial	$1,654,040	0.2%	COMM 2014-CR20
11.07	3650 REIT	758 East Utah Valley Drive	American Fork, UT	Office	$1,648,489	0.2%	CSAIL 2016-C5
11.08	3650 REIT	7051 Patterson Drive	Garden Grove, CA	Industrial	$1,233,333	0.2%	COMM 2014-CR20
11.10	3650 REIT	2801 North Earl Rudder Freeway	Bryan, TX	Industrial	$840,667	0.1%	COMM 2014-CR20
11.11	3650 REIT	1200 North Maitlen Drive	Cushing, OK	Industrial	$616,489	0.1%	CSAIL 2016-C5
11.13	3650 REIT	5450 Bishop Road	Geneva, OH	Industrial	$396,514	0.1%	WFCM 2016-NXS5
11.14	3650 REIT	13210 Kingston Avenue	Chester, VA	Industrial	$211,568	0.0%	COMM 2014-CR20
14.02	CREFI	Compass Self Storage - Marietta	Marietta, GA	Self Storage	$7,300,000	1.1%	JPMBB 2015-C28
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2023-C21
Class A-2(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
4	Cipriani NYC Portfolio	New York, NY	$60,000,000	8.8%	$60,000,000	59.9%	60	59	1.81x	15.8%	50.8%	50.8%
16	11 West 42nd Street	New York, NY	15,000,000	2.2%	15,000,000	15.0%	60	57	1.39x	11.6%	49.4%	49.4%
19	Back Bay Office	Boston, MA	12,500,000	1.8%	12,500,000	12.5%	60	57	2.55x	16.3%	33.7%	33.7%
20	One & Two Commerce Square	Philadelphia, PA	12,500,000	1.8%	12,500,000	12.5%	60	56	1.68x	14.7%	51.4%	51.4%
Total / Weighted Average:			$100,000,000	14.7%	$100,000,000	99.9%	60	58	1.82x	15.1%	48.5%	48.5%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BBCMS 2023-C21
Class A-3(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
7	La Habra Marketplace	La Habra, CA	$35,000,000	5.2%	$35,000,000	58.6%	120	98	2.05x	7.8%	62.1%	62.1%
15	Centene	Plantation, FL	15,600,000	2.3%	15,600,000	26.1%	120	91	2.47x	8.9%	59.5%	59.5%
24	1516 Motor Parkway	Hauppauge, NY	9,100,000	1.3%	9,100,000	15.2%	120	98	2.39x	8.6%	67.7%	67.7%
Total / Weighted Average:			$59,700,000	8.8%	$59,700,000	100.0%	120	96	2.21x	8.2%	62.3%	62.3%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class X-A Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

The Class X-A Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date and (2) to the Class X-A certificates, any remaining portion of such yield maintenance charges or prepayment premiums not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amount of the Class X-A Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amount of the Class X-A.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:	With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates, fourth to the Class E-RR Certificates, fifth, to the Class D-RR Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates, eighth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
Structural Overview

would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 3 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer or any known affiliate, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
Structural Overview

Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2023-C21 trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class F-RR, Class G-RR and Class H-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to any Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than a Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, with respect to the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
Structural Overview

of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	3650 Real Estate Investment Trust 2 LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all mortgage loans (other than the Servicing Shift Mortgage Loan and any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the senior most Class of Control Eligible Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
Structural Overview

determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class F-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed to be continuing (other than with respect to a Consultation Termination Event pursuant to clause (ii)) if the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal will be entitled to continue to exercise the rights of the Controlling Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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until 10 days following their receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable), unless the requesting holders provide written notice of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) to the Special Servicer and the Certificate Administrator within such 10-day period. If the requesting holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Special Servicer provides the second appraisal within such 120-day period, (ii) the determination by the Special Servicer that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.

■ Operating Advisor:

The Operating Advisor will initially be BellOak, LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●               reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●               preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                 to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, and upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2023-C21 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2023-C21

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of the greater of (i) 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment and (ii) $25,000. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges and Excess Interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by either the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee, and only after the Special Servicer has received $25,000 in Workout Fees with respect to such Corrected Loan.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000, the Liquidation Fee will be equal to the lesser of (a) 3.0% of liquidation proceeds and (b) $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
Structural Overview

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■       special notices,

■       summaries of any final asset status reports,

■       appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■       an “Investor Q&A Forum,”

■       a voluntary investor registry, and

■       SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

Healthcare Trust MOB Portfolio
WISCONSIN
MILWAUKEE
Lake Michigan
MICHIGAN
GRAND RAPIDS
DETROIT
Lake Huron
ONTARIO
Lake Erie
CHICAGO
TOLEDO
CLEVELAND
AKRON
INDIANA
FORT WAYNE
OHIO
COLUMBUS
INDIANAPOLIS
DAYTON
CINCINNATI
ILLINOIS
LOUISVILLE
LEXINGTON
KENTUCKY
WV
Lake Ontario
NEW YORK
VERMONT
MAINE
NH
MASS
BOSTON
CT
RI
PENNSYLVANIA
NEW YORK
NEW JERSEY
PHILADELPHIA
BALTIMORE
WASHINGTON DC
MD
DE
VA
Atlantic Ocean
CANADA
SEATTLE
WASH.
MONTANA
ND
PORTLAND
OREGON
IDAHO
SD
WYOMING
NE
NEVADA
UTAH
DENVER
COLO.
SAN FRANCISCO
SAN JOSE
Pacific Ocean
CALIFORNIA
LAS VEGAS
ARIZONA
ALBUQUERQUE
LOS ANGELES
PHOENIX
NEW MEXICO
SAN DIEGO
TUCSON
EL PASO
MEXICO
COLO.
KANSAS
MO
TULSA
OKLAHOMA CITY
OKLAHOMA
AR
NEW MEXICO
FT. WORTH
DALLAS
EL PASO
CIUDAD JUAREZ
TEXAS
AUSTIN
HOUSTON
SAN ANTONIO
CHIHUAHUA
MEXICO
Gulf of Mexico
MONTERREY
NASHVILLE
TENNESSEE
RALEIGH
MEMPHIS
CHARLOTTE
NC
ATLANTA
SC
MS
ALABAMA
GEORGIA
JACKSONVILLE
FLORIDA
ORLANDO
TAMPA
Gulf of Mexico
MIAMI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Various
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – Medical
% of IPB:	9.6%	Net Rentable Area (SF):	1,247,943
Loan Purpose:	Refinance	Location:	Various
Borrowers(2)(3):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Healthcare Trust Operating	Occupancy:	96.5%
	Partnership, L.P.	Occupancy Date:	5/24/2023
Interest Rate:	6.45300%	4th Most Recent NOI (As of)(6):	$15,108,391 (12/31/2020)
Note Date:	5/24/2023	3rd Most Recent NOI (As of)(6):	$18,702,482 (12/31/2021)
Maturity Date:	6/6/2033	2nd Most Recent NOI (As of)(6):	$26,544,839 (12/31/2022)
Interest-only Period:	120 months	Most Recent NOI (As of):	$26,932,240 (TTM 3/31/2023)
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$39,365,086
Amortization Type:	Interest Only	UW Expenses:	$10,218,760
Call Protection(4):	L(12),YM1(15),DorYM1(86),O(7)	UW NOI:	$29,146,326
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$27,420,277
Additional Debt(1):	Yes	Appraised Value / Per SF(7):	$455,000,000 / $365
Additional Debt Balance(1):	$175,000,000	Appraisal Date(7):	3/24/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$192
Taxes:	$643,802	$321,901	N/A	Maturity Date Loan / SF:	$192
Insurance:	$6,283	$1,257	N/A	Cut-off Date LTV(7):	52.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(7):	52.7%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.75x
Other:	$5,319,348	Springing	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	100.0%	Loan Payoff	$196,076,830	81.7%
			Return of Equity	29,390,626	12.2
			Closing Costs(8)	8,563,111	3.6
			Upfront Reserves	5,969,433	2.5
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%
(1)	The Healthcare Trust MOB Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 14 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $240.0 million (the “Healthcare Trust MOB Portfolio Whole Loan”). The Financial Information in the chart above reflects the metrics of the Healthcare Trust MOB Portfolio Whole Loan.
(2)	The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	The borrower is affiliated with the borrower of the RTL Retail Portfolio Whole Loan through a common chief executive officer.
(4)	Defeasance of the Healthcare Trust MOB Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 24, 2026. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2023-C21 securitization trust in October 2023. The actual defeasance lockout period may be longer.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	The borrower sponsor progressively acquired the Healthcare Trust MOB Portfolio Properties (as defined below) between 2013 and 2023, which resulted in an increase in historical NOI due to limited operating history for certain properties. For additional information on how many Healthcare Trust MOB Portfolio Properties were owned by the borrower sponsor for any year, see “Historical and Current Occupancy” below.
(7)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $444,475,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 54.0% and 54.0%, respectively. Appraisal Dates for the Healthcare Trust MOB Portfolio Properties range from March 20, 2023 to April 5, 2023.
(8)	Closing Costs include an interest rate buydown of $3,240,000.

The Loan. The Healthcare Trust MOB Portfolio mortgage loan (the “Healthcare Trust MOB Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee and/or leasehold interests in a 1,247,943 square foot medical

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

office portfolio comprised of 62 properties located in 19 states (the “Healthcare Trust MOB Portfolio Properties”). The Healthcare Trust MOB Portfolio Whole Loan was co-originated by Barclays, Societe Generale Financial Corporation (“SGFC”) and KeyBank National Association (“KeyBank”), consists of 14 pari passu notes and accrues interest at a rate of 6.45300% per annum. The Healthcare Trust MOB Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Notes A-2, A-3, A-4 and A-5, with an aggregate original principal balance of $65,000,000, will be included in the BBCMS 2023-C21 securitization trust. The Healthcare Trust MOB Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C20	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2023-C21	No
A-3	$20,000,000	$20,000,000	BBCMS 2023-C21	No
A-4	$10,000,000	$10,000,000	BBCMS 2023-C21	No
A-5	$5,000,000	$5,000,000	BBCMS 2023-C21	No
A-6	$3,000,000	$3,000,000	BBCMS 2023-C20	No
A-7(1)	$20,600,000	$20,600,000	SGFC	No
A-8	$18,500,000	$18,500,000	BBCMS 2023-C20	No
A-9(1)	$9,100,000	$9,100,000	SGFC	No
A-10(1)	$6,400,000	$6,400,000	SGFC	No
A-11(1)	$5,400,000	$5,400,000	SGFC	No
A-12	$40,000,000	$40,000,000	BMO 2023-C6	No
A-13	$20,000,000	$20,000,000	BMO 2023-C6	No
A-14(1)	$12,000,000	$12,000,000	KeyBank	No
Whole Loan	$240,000,000	$240,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Healthcare Trust MOB Portfolio Properties are comprised of 62 medical office buildings located across 19 different states and totaling 1,247,943 square feet. The Healthcare Trust MOB Portfolio Properties are currently 96.5% leased to approximately 107 tenants, with approximately 24.0% of the tenancy being investment grade rated. 57 of the Healthcare Trust MOB Portfolio Properties are located on-campus or near a hospital and/or are affiliated with a hospital campus or health system and all provide outpatient care. The borrower sponsor acquired the Healthcare Trust MOB Portfolio Properties between 2013 and 2023 for a reported cost of $403.7 million. The five largest individual properties based on allocated loan amount are the Belpre V Cancer Center – Belpre, OH property (6.2% of square feet, 17.6% of underwritten base rent), the Glendale MOB - Farmington Hills, MI property (3.6% of square feet, 3.7% of underwritten base rent), the 1600 State Street property (2.5% of square feet, 2.6% of underwritten base rent), the Palm Valley Medical Plaza – Goodyear, AZ property (3.1% of square feet, 2.9% of underwritten base rent) and the Eastside Cancer Institute – Greenville, SC property (2.5% of square feet, 2.1% of underwritten base rent), with no other individual property representing more than 3.6% of square feet or 3.0% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

The following table presents detailed information with respect to each of the Healthcare Trust MOB Portfolio Properties:

Portfolio Summary
Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Belpre V Cancer Center - Belpre, OH	2020/NAP	77,367	100.0%	$47,060,000	19.6%	$87,150,000	$5,465,509
Glendale MOB - Farmington Hills, MI	1988/NAP	44,639	93.9%	$7,990,000	3.3%	$14,800,000	$1,047,768
1600 State Street	1977/2006	30,642	100.0%	$6,860,000	2.9%	$12,700,000	$814,292
Palm Valley Medical Plaza - Goodyear, AZ	1995/NAP	38,637	96.8%	$5,720,000	2.4%	$10,600,000	$722,580
Eastside Cancer Institute - Greenville, SC	1999/NAP	30,924	100.0%	$5,560,000	2.3%	$10,300,000	$686,452
Aurora Healthcare Center - Waterford, WI	1999/NAP	23,662	100.0%	$5,130,000	2.1%	$9,500,000	$612,774
Beaumont Medical Center - Warren, MI	2005/NAP	35,219	54.5%	$5,080,000	2.1%	$9,400,000	$467,769
Millennium Eye Care - Freehold, NJ	1985/2009	25,164	100.0%	$4,990,000	2.1%	$9,250,000	$698,290
757 Franciscan Medical - Munster, IN	2008/2012	37,040	100.0%	$4,970,000	2.1%	$9,200,000	$760,957
Vascular Surgery Associates - Tallahassee, FL	2008/2018	20,000	100.0%	$4,700,000	2.0%	$8,700,000	$553,992
Decatur Medical Office Building - Decatur, GA	1993/2022	20,800	100.0%	$4,590,000	1.9%	$8,500,000	$535,783
Aurora Healthcare Center - Wautoma, WI	2004/NAP	21,048	100.0%	$4,540,000	1.9%	$8,400,000	$545,079
Greenfield Medical Plaza - Gilbert, AZ	2001/NAP	28,488	90.5%	$4,270,000	1.8%	$7,900,000	$594,151
Swedish American MOB - Roscoe, IL	2014/NAP	25,200	93.7%	$4,270,000	1.8%	$7,900,000	$523,490
West Michigan Surgery Center - Big Rapids, MI	1982, 2015 /NAP	20,404	100.0%	$4,180,000	1.7%	$7,750,000	$552,983
UPMC - Sir Thomas Court - Harrisburg, PA	1994/NAP	24,000	100.0%	$4,170,000	1.7%	$7,725,000	$462,232
Eastern Carolina ENT - Greenville, NC	2001/NAP	22,528	100.0%	$4,160,000	1.7%	$7,700,000	$509,976
Lancaster Medical Arts MOB - Lancaster	1988/NAP	30,623	100.0%	$4,140,000	1.7%	$7,675,000	$477,483
UPMC - Fisher Road - Mechanicsburg, PA	1990/NAP	15,000	100.0%	$3,980,000	1.7%	$7,375,000	$434,519
Pensacola Nephrology MOB - Pensacola, FL	2011/2021	18,435	100.0%	$3,830,000	1.6%	$7,100,000	$451,276
Kingwood Executive Center - Kingwood, TX	2005/NAP	29,120	88.0%	$3,830,000	1.6%	$7,100,000	$462,467
Lee Memorial Health System - Fort Myers, FL	1998/2021	24,174	100.0%	$3,560,000	1.5%	$6,600,000	$448,229
Greenville Health System - Greenville, SC	1997/NAP	21,603	100.0%	$3,560,000	1.5%	$6,600,000	$461,316
UPMC - Chambers Hill - Harrisburg, PA	1955/2018	11,000	100.0%	$3,510,000	1.5%	$6,500,000	$384,791
Rockwall Medical Plaza - Rockwall, TX	2008/NAP	18,176	100.0%	$3,420,000	1.4%	$6,330,000	$456,104
Pioneer Spine Sports - West Springfield	2008/NAP	15,000	100.0%	$3,350,000	1.4%	$6,200,000	$423,804
Women's Healthcare Group MOB - York, PA	1993/NAP	21,316	100.0%	$3,330,000	1.4%	$6,175,000	$356,226
OrthoOne Hilliard - Hilliard, OH	2006/NAP	24,836	100.0%	$3,210,000	1.3%	$5,950,000	$452,536
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	1985/NAP	17,594	100.0%	$3,130,000	1.3%	$5,800,000	$370,923
St Peter’s - Albany, NY - 5 Palisades	1999/NAP	44,323	100.0%	$3,130,000	1.3%	$5,800,000	$541,122
Crittenton MOB - Washington Township, MI	2002/2021, 2022	19,561	92.7%	$3,100,000	1.3%	$5,750,000	$398,182
Surgery Center of Temple - Temple, TX	2008/NAP	10,400	100.0%	$3,020,000	1.3%	$5,600,000	$330,966
RAI Care Center-Clearwater, FL	1973/2009	14,936	100.0%	$2,970,000	1.2%	$5,500,000	$384,937
Medical Center V - Peoria, AZ	2002/NAP	33,615	100.0%	$2,920,000	1.2%	$5,400,000	$459,358
MetroHealth Buckeye Health - Cleveland, OH	2004/NAP	25,070	100.0%	$2,920,000	1.2%	$5,400,000	$350,365
South Douglas MOB - Midwest City, OK	2004/NAP	20,756	100.0%	$2,890,000	1.2%	$5,350,000	$371,363
Crittenton MOB - Sterling Heights, MI	1997/2019, 2021-2022	16,936	72.0%	$2,860,000	1.2%	$5,300,000	$203,889
SPHP MOB, Albany, NY	1994/NAP	20,780	100.0%	$2,810,000	1.2%	$5,200,000	$354,946
Atlanta Gastroenterology Associates – Lawrenceville, GA	2007/NAP	10,500	100.0%	$2,780,000	1.2%	$5,150,000	$333,945
Bone and Joint Specialists - Merrillville, IN	1985/2008	15,504	100.0%	$2,590,000	1.1%	$4,800,000	$339,002
St. Peter’s - Albany, NY - 2 Palisades	1989/NAP	27,840	100.0%	$2,540,000	1.1%	$4,700,000	$340,876
1550 State Street	1977/NAP	13,968	100.0%	$2,540,000	1.1%	$4,700,000	$302,452
St Lukes Heart Vascular Center - East Stroudsburg	2008/NAP	13,410	100.0%	$2,440,000	1.0%	$4,525,000	$254,237
Naidu Clinic - Odessa, TX	1984/NAP	12,901	100.0%	$2,120,000	0.9%	$3,920,000	$259,087
Aurora Healthcare Center - Kiel, WI	2004/NAP	9,842	100.0%	$2,110,000	0.9%	$3,900,000	$254,878
Florida Medical Heartcare - Tampa, FL	1988/NAP	10,472	100.0%	$2,050,000	0.9%	$3,800,000	$240,885

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Florida Medical Wesley Chapel - Tampa, FL	1990/NAP	10,368	100.0%	$2,000,000	0.8%	$3,700,000	$238,588
Aurora Healthcare Center - Green Bay, WI	2007/NAP	9,318	100.0%	$2,000,000	0.8%	$3,700,000	$240,858
Center for Advanced Dermatology - Lakewood, CO	2005/NAP	7,650	100.0%	$1,890,000	0.8%	$3,500,000	$222,720
Pioneer Spine Sports - Springfield	1981/2005	11,000	80.7%	$1,890,000	0.8%	$3,500,000	$180,773
Pioneer Spine Sports - Northampton	2008/NAP	10,563	83.2%	$1,840,000	0.8%	$3,400,000	$88,180
DaVita Dialysis - Hudson, FL	1982/2009	8,984	100.0%	$1,730,000	0.7%	$3,200,000	$225,326
Florida Medical Clinic - Tampa, FL	1985/NAP	9,724	100.0%	$1,730,000	0.7%	$3,200,000	$204,772
St Peter’s - Albany, NY - 4 Palisades	1992/NAP	28,597	88.5%	$1,620,000	0.7%	$3,000,000	$198,759
5825 Shoreview Lane North	1999/NAP	6,510	100.0%	$1,300,000	0.5%	$2,400,000	$153,777
Fresenius Medical Care - Winfield, AL	2008/NAP	5,564	100.0%	$1,240,000	0.5%	$2,300,000	$178,762
Florida Medical Tampa Palms - Tampa, FL	2006/NAP	6,522	100.0%	$1,240,000	0.5%	$2,300,000	$151,324
Florida Medical Somerset - Tampa, FL	2002/NAP	6,027	100.0%	$1,190,000	0.5%	$2,200,000	$139,984
DaVita Bay Breeze Dialysis Center - Largo, FL	1995/2012	7,247	100.0%	$1,080,000	0.5%	$2,000,000	$130,422
St. Peter’s - Troy, NY - 2 New Hampshire	2000/NAP	18,842	83.4%	$1,080,000	0.5%	$2,000,000	$180,509
Aurora Healthcare Center - Greenville, WI	2005/NAP	4,088	100.0%	$860,000	0.4%	$1,600,000	$105,867
1586 State Street	1956/NAP	3,486	100.0%	$430,000	0.2%	$800,000	$51,466
Total/Wtd. Avg.		1,247,943	96.5%	$240,000,000	100.0%	$455,000,000	$29,146,326

(1)	Information is based on the underwritten rent roll as of May 24, 2023.
(2)	The Total Appraised Value is the result of the “as portfolio” value, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a total Appraised Value of $444,475,000.

Major Tenants.

St. Peter’s Health Partners (98,078 square feet; 7.9% of the portfolio NRA; 6.7% of underwritten base rent): St. Peter’s Health Partners includes St. Peter’s Health Partners Medical Associates, P.C., St. Peter’s Hospital of Albany, St. Peter’s Health Partners and SPHPMA (collectively, “St. Peter’s”). St. Peter’s is a healthcare system that runs hospitals in the Albany, New York area. St. Peter’s is the largest not-for-profit health care network in northeastern New York with more than 185 locations. St. Peter’s is a tenant at five of the Healthcare Trust MOB Portfolio Properties totaling 98,078 square feet, including the SPHP MOB, Albany, NY property, the St. Peter’s - Troy, NY - 2 New Hampshire property, the St. Peter’s - Albany, NY - 2 Palisades property, the St Peter’s - Albany, NY - 4 Palisades property and the St Peter’s - Albany, NY - 5 Palisades property. St. Peter’s provides a variety of services at these properties including cardiology, pulmonology, critical care and internal medicine. St. Peter’s has lease expiration dates spanning from October 2023 to July 2028 at the Healthcare Trust MOB Portfolio Properties.

Pinnacle Health Hospitals (80,623 square feet; 6.5% of the portfolio NRA; 5.3% of underwritten base rent): Pinnacle Health Hospitals includes UPMC Pinnacle Lancaster and Pinnace Health Hospitals (collectively, “Pinnacle”). Pinnacle is a health care group based primarily in the Northeast Philadelphia, Pennsylvania and Bucks County, Pennsylvania areas. Pinnacle has seven hospitals and over 160 outpatient clinics and ancillary facilities. Pinnacle is located at four of the Healthcare Trust MOB Portfolio Properties totaling 80,623 square feet, including the UPMC - Chambers Hill - Harrisburg, PA property, the UPMC - Fisher Road - Mechanicsburg, PA property, the UPMC - Sir Thomas Court - Harrisburg, PA property and the Lancaster Medical Arts MOB – Lancaster property. Pinnacle provides a variety of services at these properties, including chronic care, pediatric care, gynecology, skin care and mental health services. Pinnacle has lease expiration dates spanning from October 2027 through January 2032.

Belpre V Cancer Center (77,367 square feet; 6.2% of the portfolio NRA; 17.6% of underwritten base rent): Belpre V Cancer Center (“Belpre V”) is part of the Memorial Health System, which is a not-for-profit integrated health care provider in the Mid-Ohio Valley. Belpre V is the sole tenant at the Belpre V Cancer Center - Belpre, OH property. The Belpre V Cancer Center - Belpre, OH property is used as a cancer center, providing gastroenterology services, heart and vascular services, neuroscience services, pulmonary and respiratory services, a spine center and diagnostic services. Belpre V has a lease expiration date in February 2038.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Healthcare Trust MOB Portfolio

Environmental. According to Phase I environmental assessments dated between January 3, 2023 and April 14, 2023, there was no evidence of any recognized environmental conditions at the Healthcare Trust MOB Portfolio Properties, with the exception of the South Douglas MOB - Midwest City, OK property, at which the potential for petroleum contamination was identified based on the property’s historical use as an automobile sales facility from the early 1960s until the early 2000s. The related Phase I environmental assessment also identified a controlled recognized environmental condition at the Belpre V Cancer Center – Belpre, OH property in connection with residual concentrations of petroleum-impacted soil associated with former underground storage tanks and fuel dispensers, for which a no further action letter was issued subject to certain restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2020(2)	2021(3)	2022(4)	Current(5)
96.2%	97.0%	96.9%	96.5%
(1)	Historical occupancies represent the average portfolio occupancy of each year.
(2)	2020 historical occupancy is based on 39 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(3)	2021 historical occupancy is based on 53 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(4)	2022 historical occupancy is based on 57 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(5)	Current occupancy is as of May 24, 2023.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent	Lease Expiration Date
St. Peter’s	NR/NR/NR	5	98,078	7.9%	$21.98	$2,155,979	6.7%	Various(4)
Pinnacle	A2/NR/NR	4	80,623	6.5	21.17	1,707,123	5.3	Various(5)
Belpre V	NR/NR/NR	1	77,367	6.2	73.21	5,664,109	17.6	2/28/2038
Aurora Health Center	Aa3/NR/NR	5	67,958	5.4	24.48	1,663,612	5.2	12/31/2032
Willamette Orthopedic Group LLC	NR/NR/NR	4	54,606	4.4	25.09	1,370,023	4.3	2/28/2035
Prisma Health-Upstate	A3/NR/A-	2	52,527	4.2	21.25	1,116,247	3.5	Various(6)
Top Tenants.		21	431,159	34.5%	$31.72	$13,677,093	42.5%
Remaining Tenants		114	772,541	61.9	23.97	18,521,404	57.5
Occupied Collateral Total / Wtd. Avg.		135	1,203,700	96.5%	$26.75	$32,198,497	100.0%

Vacant Space		NAP	44,243	3.5%

Collateral Total		135	1,247,943	100.0%

(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent and UW Base Rent PSF is inclusive of $414,557 of underwritten rent steps.
(4)	St. Peter’s leases 98,078 square feet across five properties: (i) 18,433 square feet with a lease expiration date of December 31, 2027 and 2,347 square feet with a lease expiration date of April 30, 2027 at the SPHP MOB, Albany, NY property; (ii) 27,840 square feet with a lease expiration date of July 31, 2028 at the St. Peter’s – Albany, NY – 2 Palisades property; (iii) 857 square feet with a lease expiration date of December 31, 2024, 880 square feet with a lease expiration date of March 31, 2025 and 9,229 square feet with a lease expiration date of April 30, 2025 at the St. Peter’s – Albany, NY – 4 Palisades property; (iv) 17,222 square feet with a lease expiration date of July 31, 2027 and 5,555 square feet with a lease expiration date of December 31, 2027 at the St. Peter’s – Albany, NY – 5 Palisades property; and (v) 15,715 square feet with a lease expiration date of October 31, 2023 at the St. Peter’s – Troy, NY – 2 New Hampshire property.
(5)	Pinnacle leases 80,623 square feet across four properties: (i) 30,623 square feet with a lease expiration date of August 31, 2031 at the Lancaster Medical Arts MOB – Lancaster property; (ii) 15,000 square feet with a lease expiration date of January 31, 2032 at the UPMC – Fisher Road – Mechanicsburg, PA property; (iii) 24,000 square feet with a lease expiration date of October 31, 2027 at the UPMC – Sir Thomas Court – Harrisburg, PA property; and (iv) 11,000 square feet with a lease expiration date of December 31, 2028 at the UPMC – Chambers Hill – Harrisburg, PA property.
(6)	Prisma Health - Upstate leases 52,527 square feet across two properties: (i) 21,603 square feet with a lease expiration date of September 30, 2033 at the Greenville Health System – Greenville, SC property and (ii) 30,924 square feet with a lease expiration date of June 30, 2028 at the Eastside Cancer Institute – Greenville, SC property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	44,243	3.5%	NAP	NAP	44,243	3.5%	NAP	NAP
2023 & MTM	13	38,463	3.1	$951,938	3.0%	82,706	6.6%	$951,938	3.0%
2024	15	54,800	4.4	1,353,113	4.2	137,506	11.0%	$2,305,051	7.2%
2025	15	64,335	5.2	1,401,695	4.4	201,841	16.2%	$3,706,745	11.5%
2026	13	64,198	5.1	1,372,107	4.3	266,039	21.3%	$5,078,852	15.8%
2027	21	228,532	18.3	4,701,311	14.6	494,571	39.6%	$9,780,163	30.4%
2028	13	158,533	12.7	4,417,143	13.7	653,104	52.3%	$14,197,306	44.1%
2029	8	105,843	8.5	2,338,027	7.3	758,947	60.8%	$16,535,333	51.4%
2030	11	100,763	8.1	2,664,598	8.3	859,710	68.9%	$19,199,931	59.6%
2031	4	45,030	3.6	802,638	2.5	904,740	72.5%	$20,002,569	62.1%
2032	9	110,245	8.8	2,874,624	8.9	1,014,985	81.3%	$22,877,193	71.1%
2033	6	60,863	4.9	1,374,264	4.3	1,075,848	86.2%	$24,251,457	75.3%
2034 & Beyond	7	172,095	13.8	7,947,040	24.7	1,247,943	100.0%	$32,198,497	100.0%
Total	135	1,247,943	100.0%	$32,198,497	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring is inclusive of $414,557 of underwritten rent steps.

Operating History and Underwritten Net Cash Flow(1)(2)
	2020	2021	2022	T12 3/31/2023(3)	UW(3)	UW Per Square Foot
Base Rent	$16,229,547	$20,379,355	$29,092,788	$29,515,569	$31,783,940	$25.47
Rent Steps(4)	0	0	0	0	414,557	0.33
Straight-Line Rent	0	0	0	0	441,050	0.35
Expense Reimbursements	3,867,555	4,328,265	5,371,645	5,464,468	7,655,965	6.13
Vacant Income	0	0	0	0	1,073,403	0.86
Gross Potential Rent	$20,097,102	$24,707,619	$34,464,433	$34,980,037	$41,368,915	$33.15
Miscellaneous Income	5,003	55,850	80,943	80,008	64,617	0.05
In-Place Vacancy	0	0	0	0	(2,068,446)	(1.66)
Effective Gross Income	$20,102,104	$24,763,470	$34,545,376	$35,060,045	$39,365,086	31.54
Total Expenses	$4,993,714	$6,060,988	$8,000,537	$8,127,805	$10,218,760	$8.19
Net Operating Income	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$29,146,326	$23.36
Capital Expenditures	0	0	0	0	478,107	0.38
TI / LC	0	0	0	0	1,247,943	1.00
Net Cash Flow	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$27,420,277	$21.97
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	The increases in historical Net Operating Income are due to the borrowers acquiring the Healthcare Trust MOB Portfolio Properties on a rolling basis throughout these years.
(3)	The increase between T12 3/31/2023 Net Operating Income and UW Net Operating Income is due to the borrowers acquiring five of the Healthcare Trust MOB Portfolio Properties in 2023 prior to loan origination.
(4)	Contractual rent steps through May 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Healthcare Trust MOB Portfolio

The Market. The Healthcare Trust MOB Portfolio Properties are geographically diverse with properties located in 19 different states. According to the appraisal, demand for medical office buildings (“MOB”) across the United States has experienced continued growth due to healthcare job growth, the aging population and medical office demand.

Healthcare Trust MOB Portfolio Properties Market Summary(1)
Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
Belpre V Cancer Center - Belpre, OH	Marietta	NAV	$73.21	$51.00
Glendale MOB - Farmington Hills, MI	Detroit-Warren-Dearborn	90.6%	$28.33	$26.00
1600 State Street	Salem	96.2%	$27.54	$27.00
Palm Valley Medical Plaza - Goodyear, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.81	$23.50
Eastside Cancer Institute - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$22.02	$21.50
Aurora Healthcare Center - Waterford, WI	Racine County	88.9%	$24.48	$22.50
Beaumont Medical Center - Warren, MI	Detroit-Warren-Dearborn	90.6%	$35.87	$26.00
Millennium Eye Care - Freehold, NJ	Monmouth County	93.6%	$29.27	$25.00
757 Franciscan Medical - Munster, IN	Chicago-Naperville-Elgin	92.8%	$20.47	$18.50
Vascular Surgery Associates - Tallahassee, FL	Tallahassee	97.0%	$28.71	$28.00
Decatur Medical Office Building - Decatur, GA	Atlanta-Sandy Springs-Roswell	90.7%	$28.19	$27.50
Aurora Healthcare Center - Wautoma, WI	Waushara County	96.0%	$24.48	$23.00
Greenfield Medical Plaza - Gilbert, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.45	$25.00
Swedish American MOB - Roscoe, IL	Rockford	92.8%	$26.00	$25.08
West Michigan Surgery Center - Big Rapids, MI	Big Rapids	94.5%	$28.09	$27.00
UPMC - Sir Thomas Court - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$19.28	$19.00
Eastern Carolina ENT - Greenville, NC	Greenville	94.6%	$23.46	$23.00
Lancaster Medical Arts MOB - Lancaster	Lancaster	96.7%	$14.44	$14.00
UPMC - Fisher Road - Mechanicsburg, PA	Harrisburg-Carlisle	92.9%	$28.01	$27.50
Pensacola Nephrology MOB - Pensacola, FL	Pensacola-Ferry Pass-Brent	95.0%	$25.96	$26.00
Kingwood Executive Center - Kingwood, TX	Houston-The Woodlands-Sugar Land	87.9%	$20.14	$22.00
Lee Memorial Health System - Fort Myers, FL	Cape Coral-Fort Myers	95.1%	$18.04	$18.00
Greenville Health System - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$20.15	$20.00
UPMC - Chambers Hill - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$34.72	$31.50
Rockwall Medical Plaza - Rockwall, TX	Dallas-Fort Worth-Arlington	90.1%	$26.55	$26.00
Pioneer Spine Sports - West Springfield	Springfield	95.0%	$29.28	$28.00
Women's Healthcare Group MOB - York, PA	York-Hanover	95.8%	$17.32	$17.00
OrthoOne Hilliard - Hilliard, OH	Columbus	92.3%	$19.30	$16.56
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	Detroit-Warren-Dearborn	90.6%	$21.85	$24.00
St Peter’s - Albany, NY - 5 Palisades	Albany County	93.9%	$21.68	$23.50
Crittenton MOB - Washington Township, MI	Detroit-Warren-Dearborn	90.6%	$23.03	$24.00
Surgery Center of Temple - Temple, TX	Killeen-Temple	97.0%	$33.00	$33.00
RAI Care Center-Clearwater, FL	Tampa-St. Petersburg-Clearwater	93.8%	$26.74	$28.71
Medical Center V - Peoria, AZ	Arrowhead	88.8%	$25.69	$25.00
MetroHealth Buckeye Health - Cleveland, OH	Cleveland-Elyria	93.9%	$13.00	$15.00
South Douglas MOB - Midwest City, OK	Oklahoma City	NAV	$18.54	$20.00
Crittenton MOB - Sterling Heights, MI	Detroit-Warren-Dearborn	90.6%	$26.60	$24.00
SPHP MOB, Albany, NY	Albany	93.9%	$17.70	$21.00
Atlanta Gastroenterology Associates – Lawrenceville, GA	Atlanta-Sandy Springs-Roswell	90.7%	$32.96	$32.00
Bone and Joint Specialists - Merrillville, IN	Chicago-Naperville-Elgin	92.8%	$22.66	$24.00
St. Peter’s - Albany, NY - 2 Palisades	Albany County	93.9%	$24.39	$23.50
1550 State Street	Salem	96.2%	$22.44	$22.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Healthcare Trust MOB Portfolio

Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
St Lukes Heart Vascular Center - East Stroudsburg	East Stroudsburg	93.7%	$19.69	$20.00
Naidu Clinic - Odessa, TX	Midland-Odessa	94.5%	$20.21	$19.50
Aurora Healthcare Center - Kiel, WI	Manitowoc County	88.7%	$24.48	$22.50
Florida Medical Heartcare - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Wesley Chapel - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Aurora Healthcare Center - Green Bay, WI	Brown County	92.8%	$24.48	$23.00
Center for Advanced Dermatology - Lakewood, CO	Denver-Aurora-Lakewood	91.3%	$30.17	$30.00
Pioneer Spine Sports - Springfield	Springfield	95.0%	$24.42	$24.00
Pioneer Spine Sports - Northampton	Springfield	95.0%	$17.77	$25.00
DaVita Dialysis - Hudson, FL	Tampa-St. Petersburg-Clearwater	93.8%	$25.86	$26.00
Florida Medical Clinic - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$21.82	$21.40
St Peter’s - Albany, NY - 4 Palisades	Albany	93.9%	$18.08	$23.50
5825 Shoreview Lane North	Salem	96.2%	$24.48	$24.00
Fresenius Medical Care - Winfield, AL	Birmingham	91.0%	$31.42	$26.75
Florida Medical Tampa Palms - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Somerset - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
DaVita Bay Breeze Dialysis Center - Largo, FL	Tampa-St. Petersburg-Clearwater	93.8%	$18.65	$18.00
St. Peter’s - Troy, NY - 2 New Hampshire	Albany	93.9%	$26.26	$23.84
Aurora Healthcare Center - Greenville, WI	Outagamie County	91.6%	$24.48	$22.75
1586 State Street	Salem	96.2%	$15.30	$15.00
(1)	Source: Appraisals.
(2)	Appraiser data was based on the medical office market for each property if available. If unavailable, the appraiser data was based on the surrounding area. Some medical office market or area data was unavailable.
(3)	UW Rental Rate PSF is based on the underwritten rent roll dated May 24, 2023.

The Borrowers. The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 for the names of each entity. Each borrowing entity has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Healthcare Trust MOB Portfolio Whole Loan. The non-recourse carve-out guarantor of the Healthcare Trust MOB Portfolio Whole Loan is Healthcare Trust Operating Partnership, L.P.

The Borrower Sponsor. The borrower sponsor is Healthcare Trust Operating Partnership, L.P. Healthcare Trust Operating Partnership, L.P. is a subsidiary of Healthcare Trust, Inc., a publicly registered real estate investment trust that is externally managed by AR Global Investments, LLC. Healthcare Trust, Inc. is focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on senior housing real estate and medical office buildings located in the United States. As of year-end 2022, Healthcare Trust, Inc. owned 202 properties, totaling approximately 9.1 million square feet across 34 states.

Escrows and Reserves. At origination, the borrowers deposited into escrow $289,100 for deferred maintenance, $4,760,872 for outstanding tenant improvements and leasing commissions, $269,376 for unfunded obligations for free rent, approximately $643,802 for real estate taxes and approximately $6,283 for insurance premiums.

Tax & Insurance Escrows – On a monthly basis, the borrowers are required to escrow approximately $321,901 for real estate taxes and approximately $1,257 for insurance premiums. The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual property, if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Healthcare Trust MOB Portfolio

Replacement Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $20,799 per month).

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $155,993 per month).

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below).

Lockbox / Cash Management. The Healthcare Trust MOB Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants at the Healthcare Trust MOB Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Healthcare Trust MOB Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the Healthcare Trust MOB Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon any of the following: (i) an event of default under the Healthcare Trust MOB Portfolio Whole Loan documents has occurred and is continuing; (ii) the debt yield being less than 9.5% for two consecutive calendar quarters; or (iii) a Belpre V Trigger Event (as defined below). A Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, an occurrence of a Debt Yield Cure (as defined below), or with respect to clause (iii) above, a Belpre V Trigger Event Cure (as defined below).

A “Debt Yield Cure” will occur upon the debt yield being greater than or equal to 9.5% for two consecutive calendar quarters based on the trailing 12-month period preceding the date of determination. The borrowers have the option to cure the debt yield event by (i) making a partial prepayment in the amount that results in a reduction of the then-outstanding principal balance of the Healthcare Trust MOB Portfolio Whole Loan sufficient to achieve a debt yield of at least 9.5% or (ii) obtaining a letter of credit in the amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable determination date as acceptable to the lender. Each letter of credit will be effective for a three-month period upon which the borrowers can submit subsequent letter(s) of credit.

A “Belpre V Trigger Event” will commence upon any of the following: (i) Belpre V giving notice of its intent to terminate its lease; (ii) Belpre V going dark; (iii) Belpre V or its parent company filing for bankruptcy or insolvency; or (iv) Belpre V defaulting under the terms of its lease. A Cash Sweep Event due to a Belpre V Trigger Event will not commence if a Belpre V Reserve Funds Cap Cure (as defined below) occurs within five business days of such Belpre V Trigger Event.

A “Belpre V Trigger Event Cure” will occur, with respect to clause (i), (a) Belpre V rescinding its termination notice or (b) satisfaction of the Belpre V Replacement Lease Criteria (as defined below); with respect to clause (ii), (a) Belpre V resuming occupancy of the premises and delivery of an estoppel that the lease is in full force and effect or (b) the satisfaction of the Belpre V Replacement Lease Criteria; with respect to clause (iii), (a) Belpre V or its parent no longer being in bankruptcy or insolvency proceedings and the Belpre V lease or its guaranty (as applicable) has been affirmed, is unmodified and is in full force and effect or (b) satisfaction of the Belpre V Replacement Lease Criteria; and with respect to clause (iv), (a) the borrowers providing evidence satisfactory to the lender that the event of default is cured or (b) satisfaction of the Belpre V Replacement Lease Criteria.

The “Belpre V Replacement Lease Criteria” will occur upon the following: (i) the borrowers have entered into one or more Belpre V replacement leases; (ii) each Belpre V Replacement Tenant (as defined below) being in occupancy of the space covered by the applicable replacement lease; (iii) the borrowers providing (a) a copy of each executed Belpre V applicable replacement lease and updated tenant estoppels, (b) a subordination, non-disturbance and attornment agreement if requested by the lender, (c) satisfactory evidence that the borrowers have paid for and performed all tenant improvements related to such Belpre V Replacement Tenant, and (d) an updated rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

A “Belpre V Replacement Tenant” means a new tenant or tenants reasonably approved by the lender and leasing all or part of the Belpre V premises.

A “Belpre V Reserve Funds Cap Cure” means that (i) the borrowers have deposited $10,750,000 in cash, less, if applicable, the Belpre V replacement rent amount or in a letter of credit with the lender or (ii) during the applicable Cash Sweep Event, the amount on deposit in the excess cash flow reserve account exceeds $10,750,000.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following the payment date in (a) June 2024 (with the payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or May 24, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may release any of the Healthcare Trust MOB Portfolio Properties with 15 days’ notice if the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the Healthcare Trust MOB Portfolio Whole Loan documents; (iii) after such release and defeasance, the debt service coverage ratio for the remaining properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 1.69x; (iv) after such release or defeasance the net operating income debt yield for all remaining properties being no less than the greater of (1) the net operating income debt yield immediately preceding such release and (2) 11.94%; (v) satisfaction of customary REMIC requirements; (vi) payment of the release amount of 115.0% of the allocated loan amount for the release property; and (vii) other conditions as set forth in the Healthcare Trust MOB Portfolio Whole Loan documents.

Ground Leases. The Healthcare Trust MOB Portfolio Whole Loan is secured by the borrowers’ fee interests in the Healthcare Trust MOB Portfolio Properties, except that it is secured in part by the borrowers’ leasehold interest in certain parcels at each of the Greenville Health System - Greenville, SC property and the Decatur Medical Office Building - Decatur, GA property pursuant to ground leases for additional parking. The ground lease at the Greenville Health System - Greenville, SC property expires in September 2024 and automatically extends to September 2026 and will be subsequently extended automatically by additional two-year terms so long as neither party to the lease provides written notice of its intent not to renew at least 180 days prior to the expiration of the then-current term. The current ground rent is $5,069 per month with 3.0% annual increases. The parking at the Greenville Health System - Greenville, SC property is considered legal non-conforming without the ground lease spaces. The ground lease at the Decatur Medical Office Building - Decatur, GA property expires in November 2032 and is subject to one, ten-year extension. The current ground rent is $3,272 per month with 3.0% annual increases. The parking at the Decatur Medical Office Building - Decatur, GA property is considered legal conforming without the ground lease spaces, and the borrower is not required to provide the tenant with the additional parking spaces granted through the ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

LOWER LEVEL
NORDSTROM
Neiman Marcus
LUSH
KAY
ZARA
URBAN OUTFITTERS
COACH
SEPHORA
GUCCI
Audi
PRADA
DOLCE & GABBANA
ROLEX
True Food
bloomingdale's
VANS
Foot Locker
GARAGE
ALDO
MICHAEL KORS
alo
SAINT LAURENT
Dior
VERSACE
BURBERRY
macy's
AMC THEATRES
FOREVER 21
LEVEL 1
Anchor / Major
In-line
Release Parcel
Vacant
N

NORDSTROM
Neiman Marcus
free people
J.Jill
ecco
LIP LAB
ZARA
HOLLISTER
PACSUN
NIKE
TIFFANY & Co.
BANANA REPUBLIC
ANTHROPOLOGIE
ATHLETA
Abercrombie & Fitch
bloomingdale's
H&M
macy's
AMC THEATRES
LEGO
BLANCO
FOREVER 21
EXPRESS / EXPRESS
LEVEL 2
Anchor / Major
In-line
Release Parcel
Vacant
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Firestone
The Cheesecake Factory
P.F. CHANG'S
NORTH
The Container Store
NORDSTROM
Neiman Marcus
JCPenney
macy's
amc
FOREVER 21
bloomingdale's
163
Collateral
Release Parcel/Area
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Fashion Valley Mall
7007 Friars Road
San Diego, CA 92108
SAN DIEGO
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
Del Mar
Poway
Ramona
SAN DIEGO COUNTY
Pacific Ocean
Santee
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
TIJUANA
UNITED STATES
MEXICO
Montgomery-Gibbs Executive Airport
Aero Dr.
Ashford St.
San Diego Mesa College
Stonecrest Plaza
Escondido Fwy
Rady Children's Hospital/ Sharp Memorial
Jacob Dekema Fwy
Murray Ridge Rd.
Sierra Mesa
Mission Vill. Dr
Linda Vista Rd.
Cabrillo Fwy
Kinder Morgan San Diego
Mission Ctr. Rd.
Mission City
Snapdragon Stadium
Friars Rd.
Serra Mesa
Fenton Marketplace
SDSU MISSION VALLEY
MISSION SD
Tecolote Canyon Natural Park
Fowler Park and Cunningham Field
Linda Vista
Friars Mission Center
Rio Vista Shopping Center
FENTON PARKWAY
Mission Valley Fwy
Torero Stadium
University of San Diego
Hazard Center
MISSION VALLEY CENTER
RIO VISTA
SD TROLLEY
Mission Valley
HAZARD CTR.
Westfield Mission Valley
SAN DIEGO COUNTY
COASTER
MORENA/ LINDA VISTA
FASHION VALLEY
Riverwalk Golf Course
Adams Ave.
Presidio Park
Junipero Serra Museum
Fort Stockton
Normal Heights
OLD TOWN
Old Town SD State Historic Park
Mission Hills
UCSD Medical Ctr.- Hillcrest
University Heights
El Cajon Blvd.
Sunset Blvd.
Scripps Mercy Hospital SD
Utah St.
30th St.
Loma Square
Mission Hills Park
University Ave.
Pacific Hwy
Washington St.
Hillcrest
Richmond St.
San Diego Marine Corps Recruit Depot
WASHINGTON STREET
Midtown
1st Ave.
4th Ave.
6th Ave.
Upas St.
San Diego International Airport
San Diego Fwy
San Diego Zoo
Morley Field Sports Complex
Boundary St.
Park West
SD Natural History Museum
BALBOA PARK
MIDDLETOWN
Laurel St.
Fleet Science Center
N. Harbor Dr.
Juniper St.
SD Automotive Museum
Naval Medical Center
San Diego Air & Space Museum
Balboa Park Municipal Golf Course
LITTLE ITALY
San Diego Bay
COUNTY CENTER
Balboa Stadium
South Park
Maritime Museum
One America Plaza
CIVIC CENTER
San Diego City College
B St.
SANTA FE DEPOT
CITY COLLEGE
Broadway
Downtown
MLK Fwy
USS Midway Museum
Tuna Harbor Park
HORTON PLAZA
North Island Naval Air Station
SEAPORT VILLAGE
GASLAMP QUARTER
12TH & MARKET
Market St.
Grant Hill
Coronado-Broadway Pier Ferry
San Diego Convention Center
Petco Park
Imperial Ave.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$62,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$62,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.2%	Net Rentable Area (SF):	1,377,155
Loan Purpose:	Refinance	Location:	San Diego, CA
Borrower(2):	Fashion Valley Mall, LLC	Year Built / Renovated(6):	1969 / 2023
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(7):	94.0%
Interest Rate:	5.73000%	Occupancy Date:	5/15/2023
Note Date:	5/25/2023	4th Most Recent NOI (As of)(8):	$82,934,141 (12/31/2019)
Maturity Date:	6/1/2033	3rd Most Recent NOI (As of)(8):	$72,772,653 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(8):	$79,065,945 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(8):	$80,846,012 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy(9):	89.9%
Amortization Type:	Interest Only	UW Revenues(9):	$103,974,716
Call Protection(3):	L(28),D(86),O(6)	UW Expenses(9):	$19,972,427
Lockbox / Cash Management:	Hard / Springing	UW NOI(9):	$84,002,289
Additional Debt(1)(4):	Yes	UW NCF(9):	$82,302,958
Additional Debt Balance(1):	$387,500,000	Appraised Value / Per SF(10):	$1,430,000,000 / $1,038
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/5/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(9):	$327
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(9):	$327
Insurance:	$0	Springing	N/A	Cut-off Date LTV(10):	31.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(10):	31.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR(9):	3.15x
Gap Rent Reserve:	$4,458,079	$0	N/A	UW NOI Debt Yield(9):	18.7%
Outstanding TI/LC:	$24,345,615	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$450,000,000	100.0%	Loan Payoff	$417,362,939	92.7%
			Upfront Reserves	28,803,694	6.4
			Return of Equity	2,571,188	0.6
			Closing Costs	1,262,178	0.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Fashion Valley Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by 21 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $450.0 million (the “Fashion Valley Mall Whole Loan”). The Financial Information in the chart above reflects the Fashion Valley Mall Whole Loan.
(2)	The borrower is affiliated with the borrower of the Great Lakes Crossing Outlets Whole Loan.
(3)	The lockout period will be at least 28 months beginning with and including the first payment date on July 1, 2023. Defeasance of the Fashion Valley Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) May 25, 2026 (the “Permitted Release Date”). The assumed lockout period is based on the expected BBCMS 2023-C21 closing date in October 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Fashion Valley Mall Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(4)	The borrower utilized an approximately $2.5 million C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property (as defined below). The C-PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043. The debt service is included as an assessment on the Fashion Valley Mall Property’s real estate tax bills and is a recoverable expense.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	The Fashion Valley Mall Property is undergoing a renovation that is planned to be completed by the end of 2023.
(7)	Occupancy includes all tenants in place and excludes all Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(8)	The Release Parcels are included in the information regarding the most recent NOIs.
(9)	The Release Parcels are not included in the UW Economic Occupancy, UW Revenues, UW Expenses, UW NOI, UW NCF or SF.
(10)	The Appraised Value represents the hypothetical as-is value, which excludes the value attributed to Release Parcels. The actual as-is value including the value attributed to the Release Parcels is $1,450,000,000, which results in the Cut-off Date LTV and Maturity Date LTV of 31.0% and 31.0%, respectively. See “Partial Release” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

The Loan. The Fashion Valley Mall mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super regional mall in San Diego, California (the “Fashion Valley Mall Property”). The Fashion Valley Mall Whole Loan consists of 21 pari passu notes and accrues interest at a rate of 5.73000% per annum. The Fashion Valley Mall Whole Loan has a ten-year term and is interest-only for the entire term. The Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association, Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The non-controlling Notes A-3-6, A-4-1, A-4-4 and A-4-6, with an aggregate Cut-off Date Balance of $62,500,000, will be included in the BBCMS 2023-C21 securitization trust. The remaining notes have previously been included in other securitization trusts identified below or are currently held by BANA, BMO and Barclays or their respective affiliates and are expected to be contributed to one or more future securitization trust(s) or may otherwise be transferred at any time. The Fashion Valley Mall Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1-1 is securitized, whereupon the Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$60,000,000	$60,000,000	BANA	Yes
A-1-2	55,000,000	55,000,000	BANK 2023-BNK46	No
A-1-3	25,000,000	25,000,000	BBCMS 2023-C20	No
A-1-4(1)	10,000,000	10,000,000	BANA	No
A-2-1-1	30,000,000	30,000,000	Benchmark 2023-B39	No
A-2-1-2	5,000,000	5,000,000	BANK 2023-BNK46	No
A-2-2	30,000,000	30,000,000	Benchmark 2023-B39	No
A-2-3	25,000,000	25,000,000	Benchmark 2023-B39	No
A-2-4	10,000,000	10,000,000	BANK 2023-BNK46	No
A-3-1	22,500,000	22,500,000	BMO 2023-C6	No
A-3-2(1)	20,000,000	20,000,000	BMO	No
A-3-3	17,500,000	17,500,000	BBCMS 2023-C20	No
A-3-4	15,000,000	15,000,000	BMO-2023-C6	No
A-3-5	12,500,000	12,500,000	BMO 2023-C6	No
A-3-6	12,500,000	12,500,000	BBCMS 2023-C21	No
A-4-1	35,000,000	35,000,000	BBCMS 2023-C21	No
A-4-2	25,000,000	25,000,000	BBCMS 2023-C20	No
A-4-3	15,000,000	15,000,000	BBCMS 2023-C20	No
A-4-4	10,000,000	10,000,000	BBCMS 2023-C21	No
A-4-5(1)	10,000,000	10,000,000	Barclays	No
A-4-6	5,000,000	5,000,000	BBCMS 2023-C21	No
Whole Loan	$450,000,000	$450,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The Fashion Valley Mall Property is a Class A, open-air, super-regional mall that was constructed in 1969 on an 81.44-acre plot of land in the Mission Valley section of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 square feet of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 square feet). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from underwriting), and an 18-screen AMC Theatres.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

The parcels relating to the Neiman Marcus and JCPenney stores, including their related parking structures and spaces, are permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given to either parcel in the appraised value. The information relating to the Fashion Valley Mall Property in this term sheet does not include either the Neiman Marcus or JCPenney parcels (each, a “Release Parcel”), unless otherwise expressly stated herein. See “Partial Release” below.

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants (excluding the three additional RDP tenants) and 96.0% leased including the three additional RDP tenants. 859,488 square feet (62.4% of net rentable area) is occupied by the 14 anchor tenants, three of which are subject to ground leases under which the tenants own their improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated over $1.06 billion in total sales, and in-line sales of $1,424 per square foot (excluding Apple and Tesla). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

The Fashion Valley Mall Property is currently undergoing an estimated $84.9 million cosmetic renovation that will include removal of outdated architectural elements, installing additional landscaping and an experiential water feature, replacing and relocating escalators and elevators, renovating restrooms, adding outdoor cabana rooms, and building a landscaped park at the food court. The borrower sponsor has spent approximately $34 million to date, and the renovation is expected to be fully complete by year-end 2023.

Major Tenants.

Nordstrom (220,486 square feet, 16.0% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington, Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom lease at the Fashion Valley Mall Property has an original commencement date of August 28, 1981 and ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale’s (201,502 square feet, 14.6% of NRA, 0.05% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property from 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three, 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy’s (196,120 square feet, 14.2% of NRA, 0.05% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two, 21-year renewal options remaining so long as there is no event of default. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Historical and Current Occupancy(1)
2020(2)	2021(2)	2022(2)	Current(3)
96.1%	98.0%	96.7%	94.0%
(1)	Occupancy does not include the Release Parcels.
(2)	Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants.
(3)	Current Occupancy is as of May 15, 2023 and includes all tenants in place and tenants with signed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)		TTM March 2023 Sales $(3)	Sales PSF/Screen(3)	Occ Cost	Lease Expiration Date
Anchor Tenants
Nordstrom(4)	Ba1/BB+/BBB-	220,486	16.0%	$0.00	$0	0.0%		$147,000,000	$667	0.1%	12/31/2080
Bloomingdale's(4)	Ba2/BB+/BBB-	201,502	14.6	$0.17	33,450	0.0	5	$40,400,000	$200	0.4%	1/31/2035
Macy's(4)	Ba2/BB+/BBB-	196,120	14.2	$0.17	33,866	0.0	5	$51,000,000	$260	0.3%	1/31/2026
Anchor Tenants Subtotal / Wtd. Avg.		618,108	44.9%	$0.11	$67,316	0.1%
Junior Anchor Tenants
Forever 21	NR/NR/NR	53,787	3.9%	$34.32	$1,845,796	2.5%		$7,558,543	$141	25.3%	1/31/2026
AMC Theatres	Caa2/CCC+/NR	51,610	3.7	$30.25	1,561,203	2.1		$8,674,735	$481,930(5)	23.6%	12/31/2024
The Container Store	NR/B/NR	24,432	1.8	$40.00	977,280	1.3		$10,946,269	$448	12.3%	5/31/2030
Zara(6)	NR/NR/NR	21,726	1.6	$104.38	2,267,760	3.1		$27,873,804	$1,283	12.5%	9/30/2022
Pottery Barn	NR/NR/NR	19,920	1.4	$55.81	1,111,639	1.5		$9,321,064	$468	22.7%	1/31/2024
H&M(6)	NR/BBB/NR	14,106	1.0	$67.13	946,934	1.3		$8,576,263	$608	21.6%	1/31/2023
Victoria's Secret	B1/BB-/NR	12,559	0.9	$159.88	2,007,925	2.8		$9,921,287	$790	27.4%	1/31/2025
Jr. Anchor Tenants Subtotal / Wtd. Avg.		198,140	14.4%	$54.10	$10,718,536	14.7%
Remaining Occupied(7)		478,320	34.7%	$129.72	62,046,033	85.2%
Occupied Collateral Total / Wtd. Avg.		1,294,568	94.0%	$56.26	$72,831,885	100.0%

Vacant Space		82,587	6.0%

Collateral Total		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales for anchor tenants are as of year-end 2022.
(4)	The Nordstrom, Bloomingdale’s and Macy’s tenants are subject to ground leases. Nordstrom does not pay base rent but is responsible for CAM charges.

(5) Based on AMC Theatres’ 18 screens.

(6)	Leases for both Zara and H&M are subject to renewal. Both tenants continue to pay rent. We cannot assure you whether or when either lease will be renewed.
(7)	Includes four junior anchor tenants (Urban Outfitters, Sephora, Louis Vuitton and Anthropologie).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Tenant Sales(1)
	2017	2018	2019	2020(2)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	$1,050,104,045	$1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(3)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	$979,138,467	$978,542,475
Sales PSF (Inline < 10,000 SF)	$1,235	$1,410	$1,675	$1,095	$1,503	$1,534	$1,599
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)(3)	$966	$989	$998	$895	$1,297	$1,378	$1,424
Occupancy Cost (Inline < 10,000 SF)(4)	13.1%	11.9%	10.3%	15.8%	11.7%	11.5%	11.1%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)(3)(4)	16.8%	17.0%	17.3%	19.4%	13.6%	12.8%	12.5%
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table includes the Release Parcels. Sales for anchor tenants were only provided between 2019-2022 and TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(4)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

Major Tenant Sales(1)
Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theatres’ 18 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(1)	% of UW Base Rent Expiring(1)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(1)	Cumulative % of UW Base Rent Expiring(1)
Vacant	NAP	82,587	6.0%	NAP	NAP	82,587	6.0%	NAP	NAP
2023 & MTM	16	65,119	4.7	$7,383,543	10.1%	147,706	10.7%	$7,383,543	10.1%
2024	21	138,793	10.1	9,777,149	13.4	286,499	20.8%	$17,160,692	23.6%
2025	10	40,591	2.9	5,789,837	7.9	327,090	23.8%	$22,950,529	31.5%
2026	8	268,169	19.5	4,432,342	6.1	595,259	43.2%	$27,382,871	37.6%
2027	13	52,290	3.8	6,395,710	8.8	647,549	47.0%	$33,778,581	46.4%
2028	16	56,510	4.1	7,440,994	10.2	704,059	51.1%	$41,219,574	56.6%
2029	16	36,387	2.6	4,722,754	6.5	740,446	53.8%	$45,942,329	63.1%
2030	17	89,563	6.5	9,430,718	12.9	830,009	60.3%	$55,373,047	76.0%
2031	8	19,726	1.4	2,091,762	2.9	849,735	61.7%	$57,464,809	78.9%
2032	8	24,906	1.8	2,871,986	3.9	874,641	63.5%	$60,336,795	82.8%
2033	18	62,768	4.6	10,362,452	14.2	937,409	68.1%	$70,699,248	97.1%
2034 & Thereafter	7	439,746	31.9	2,132,637	2.9	1,377,155	100.0%	$72,831,885	100.0%
Total	158	1,377,155	100.0%	$72,831,885	100.0%
(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is a part of the Release Parcels. The REC was identified based on the duration of hazardous waste generation pertaining to automotive repair, limitations during the property inspection in which observation of the tenant space was not allotted, observations during 2020 reconnaissance, the potential of an unregistered gasoline underground storage tank and violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021	2022	Underwritten(3)	Per SF	%(4)
Base Rent	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702	$45.44	55.8%
Contractual Rent Steps(5)	0	0	0	0	1,475,982	1.07	1.3
Gross Up Vacancy	0	0	0	0	9,925,306	7.21	8.9
Overage Rent(6)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	4.73	5.8
Percentage Rent in Lieu(6)	18,238	1,817,988	3,439,192	2,870,199	2,257,576	1.64	2.0
Expense Reimbursement	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	21.29	26.2
Net Rental Income	$96,978,669	$94,807,013	$93,180,692	$94,836,765	$112,076,890	$81.38	100.0%
Vacancy / Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	8.22	10.1
Temporary Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	0.89	1.1
Other Income(7)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	1.45	1.8
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	$75.50	92.8%
Total Expenses(8)	18,769,473	16,856,897	17,953,015	19,298,501	19,972,427	14.50	19.2
Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	$61.00	80.8%
Capital Expenditures	0	0	0	0	195,237	0.14	0.2
TI/LC	0	0	0	0	1,504,094	1.09	1.4
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	$59.76	79.2%
(1)	Based on the underwritten rent roll dated May 15, 2023.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Underwritten financials exclude all income and expense related to the Release Parcels, which are included in the historical financial information.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Contractual Rent Steps were taken through May 2024.
(6)	Underwritten Overage Rent and Underwritten Percentage Rent in Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(7)	Other Income is based on the borrower sponsor's projections. Includes Media Participation, Simon Ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage. $80,000 of projected parking income expenses are excluded from underwritten expenses too.
(8)	Total Expenses includes debt service for the existing PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property, which is a recoverable expense. The existing PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was approximately $866,043. The borrower is permitted to obtain an additional PACE loan up to $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation.

The Market. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market, and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 per square foot for the San Diego retail market and $37.88 per square foot for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

The following table presents certain information relating to comparable retail centers for the Fashion Valley Mall Property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155(2)	94.0%(2)	NAP	$1,424(3)	Macy’s Bloomingdale’s Nordstrom Forever 21
Westfield UTC	1977 / 1997	1,189,411	96.0%	6.0 miles	$970	Macy’s Nordstrom Tesla
Westfield Mission Valley	1960 / 2004	1,216,321	90.0%	1.0 mile	$600	Bloomingdale’s Outlet Macy’s Backstage Nordstrom Rack Target
Grossmont Center	1961 / N/A	939,000	88.0%	9.0 miles	$473	CVS Macy’s Target Walmart
Plaza Bonita	1981 / 2007	1,029,029	85.0%	10.0 miles	$593	JCPenney Macy’s Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620	64.0%	11.0 miles	$496	Burlington JCPenney Macy’s
(1)	Based on a third-party report, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 15, 2023.
(3)	Represents sales per square foot as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales PSF inclusive of tenants that have been open for 12 months or more.

The Borrower. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Fashion Valley Mall borrower delivered a non-consolidation opinion in connection with the origination of the Fashion Valley Mall Whole Loan.

The Borrower Sponsor. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). Simon and PPF’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the Fashion Valley Mall Whole Loan; however, environmental losses are a recourse carveout which is guaranteed by Simon.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moody’s: A3, S&P: A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties comprising over 184 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of June 2023, Simon had an equity market capitalization of over $41 billion.

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund is located in New York, NY and invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of March 31, 2022, Prime Property Fund managed 526 investments, with a total value of more than $44.4 billion in gross real estate assets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Control Event, or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs to be made at the Fashion Valley Mall Property.

Rollover Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $125,341 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced with 60 days or the bankruptcy action with respect to the borrower or property manager is dismissed within 90 days without adverse consequences to the Fashion Valley Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.0% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None. However, the Fashion Valley Mall Mortgaged Property is encumbered by an existing PACE loan in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the borrower. As of the origination date of the Fashion Valley Mall Whole Loan, the amount outstanding on the existing PACE loan including all interest and administrative expenses was $866,043.38. In addition, the Fashion Valley Mall Whole Loan agreement permits the borrower to obtain an additional PACE loan or similar loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrower may obtain a release of one or more Release Parcel (as defined above) for no consideration, subject to the satisfaction of certain conditions including, but not limited to, (i) no loan event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain affiliate Release Parcel conditions with respect to relocation and re-tenanting, and (vii) satisfaction of any REMIC release conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 3 – RTL Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 3 – RTL Retail Portfolio

St. Paul
Green Bay
Traverse City
Lake Huron
Rochester
MN
Manitowoc
MICHIGAN
WISCONSIN
Grand Rapids
ONT.
Flint
MILWAUKEE
Lansing
Madison
DETROIT
Waterloo
Dubuque
Kalamazoo
Lake Erie
Cedar Rapids
Rockford
CHICAGO
CLEVELAND
Iowa City
Davenport
South Bend
Toledo
IOWA
Fort Wayne
Elyria
Peoria
INDIANA
Mansfield
COLUMBUS
Bellevue
Springfield
Dayton
OHIO
ILLINOIS
INDIANAPOLIS
CINCINNATI
Columbia
Bloomington
Florence
Jefferson City
ST. LOUIS
Clarksville
LOUISVILLE
Lexington
WV
Evansville
Owensboro
KENTUCKY
MISSOURI
Bowling Green
London
VA
Sikeston
NASHVILLE
TENN
Bristol

Lake Erie
NEW YORK
Albany
Erie
Jamestown
Elmira
Binghamton
Newburgh
PENNSYLVANIA
Williamsport
Scranton
Paterson
Newark
NEW YORK
State College
Allentown
PITTSBURGH
Altoona
Johnstown
Carlisle
Harrisburg
Reading
Trenton
York
PHILADELPHIA
Toms River
Morgantown
Hagerstown
Wilmington
NJ
Frederick
Vineland
Millville
Atlantic City
WEST VIRGINIA
BALTIMORE
Rockville
Dover
Arlington
Annapolis
WASHINGTON, D.C.
DE
Lewes
Waldorf
MD
Harrisonburg
Salisbury
Ocean City
Charlottesville
Atlantic Ocean
VIRGINIA
Mechanicsville
Richmond
Roanoke
Lynchburg
Petersburg

Durango
COLORADO
Trinidad
Farmington
Raton
OK
Bloomfield
Taos
Espanola
Los Alamos
Santa Fe
Las Vegas
Gallup
Rio Rancho
Grants
Tucumcari
AZ
ALBUQUERQUE
Los Lunas
Clovis
NEW MEXICO
Portales
Roswell
Alamogordo
Silver City
Artesia
Lovington
Hobbs
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
TEXAS
CIUDAD JUAREZ
MEXICO

Topeka
KANSAS CITY
ST. LOUIS
KANSAS
Wichita
Derby
Springfield
MISSOURI
IL
KY
Joplin
Enid
OKLAHOMA
Tulsa
Bentonville
Fayetteville
Jonesboro
TN
OKLAHOMA CITY
Fort Smith
Little Rock
MEMPHIS
Lawton
Norman
ARKANSAS
Wichita Falls
Pine Bluff
MS
Texarkana
Rowlett
Greenville
FORT WORTH
DALLAS
Shreveport
Jackson
LOUISIANA
San Angelo
Waco
Nacogdoches
Hattiesburg
TEXAS
Alexandria
Baton Rouge
AUSTIN
Lafayette
Beaumont
HOUSTON
NEW ORLEANS
Del Rio
SAN ANTONIO
Houma
Galveston
Victoria
Gulf of Mexico
MEXICO
Laredo
Corpus Christi

NASHVILLE
Johnson City
Bristol
Jackson
TENNESSEE
Knoxville
Greensboro
RALEIGH
Rocky Mount
MEMPHIS
Loudon
Asheville
NC
Fayetteville
Chattanooga
Greenville
CHARLOTTE
Huntsville
Gainesville
Tupelo
Marietta
Wilmington
Birmingham
ATLANTA
Columbia
SC
MS
ALABAMA
Macon
Augusta
Charleston
Meridian
Prattville
Montgomery
Columbus
GEORGIA
Savannah
Atlantic Ocean
Albany
Mobile
Tallahassee
Gulfport
Pensacola
JACKSONVILLE
FLORIDA
Gainesville
LA
Ocala
Daytona Beach
ORLANDO
TAMPA
Gulf of Mexico
ST. PETERSBURG
West Palm Beach
Ft. Myers
Naples
Ft. Lauderdale
MIAMI

RTL Retail Portfolio

1	Northwood Marketplace	North Charleston, SC
2	The Centrum	Pineville, NC
3	Lawton Marketplace	Lawton, OK
4	Carlisle Crossing	Carlisle, PA
5	Southway Shopping Center	Houston, TX
6	Parkway Centre South	Grove City, OH
7	Houma Crossing	Houma, LA
8	North Lake Square	Gainesville, GA
9	Liberty Crossing	Rowlett, TX
10	Owensboro Town Center	Owensboro, KY
11	Harbor Town Center	Manitowoc, WI
12	Lord Salisbury Center	Salisbury, MD
13	Terrell Mill Village	Marietta, GA
14	The Ridge at Turtle Creek	Hattiesburg, MS
15	Nordstrom Rack	Tampa, FL
16	Ventura Place	Albuquerque, NM
17	Quail Springs	Oklahoma City, OK
18	Wallace Commons	Salisbury, NC
19	Waterford Park South	Clarksville, IN
20	Evergreen Marketplace	Evergreen Park, IL
21	Derby Marketplace	Derby, KS
22	Stoneridge Village	Jefferson City, MO
23	FreshThyme & DSW	Fort Wayne, IN
24	Crossroads Annex	Lafayette, LA
25	Tellico Village	Loudon, TN
26	Walmart Neighborhood Market	Summerville, SC
27	PetSmart & Old Navy	Reynoldsburg, OH
28	Sutters Creek	Rocky Mount, NC
29	Mattress Firm & Panera Bread	Elyria, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 3 – RTL Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$62,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$62,500,000	Property Type – Subtype:	Retail – Various
% of IPB:	9.2%	Net Rentable Area (SF):	3,117,102
Loan Purpose:	Recapitalization	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	The Necessity Retail REIT Operating Partnership, L.P.	Occupancy:	95.3%
Interest Rate:	6.44575%	Occupancy Date:	9/1/2023
Note Date:	8/30/2023	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	9/6/2033	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(7):	$27,051,928 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$33,695,199 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$53,888,610
Call Protection(4):	L(12),YM1(12),DorYM1(89),O(7)	UW Expenses:	$17,916,793
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$35,971,817
Additional Debt(1):	Yes	UW NCF:	$33,409,746
Additional Debt Balance(1):	$197,500,000	Appraised Value / Per SF(8):	$508,200,000 / $163
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	7/31/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$4,174,654	$596,379	N/A	Maturity Date Loan / SF:	$83
Insurance:	$5,240	$1,310	N/A	Cut-off Date LTV(8):	51.2%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV(8):	51.2%
TI / LC:	$0	Springing	N/A	UW NCF DSCR:	1.97x
Immediate Repairs:	$1,027,622	$0	N/A	UW NOI Debt Yield:	13.8%
Environmental Reserve:	$977,500	$0	N/A
Outstanding TI / LC:	$9,576,923	$0	N/A
Outstanding Free Rent:	$311,601	$0	N/A
Outstanding Gap Rent:	$241,832	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	100.0%	Return of Equity	$238,632,813	91.8%
			Reserves	$16,315,372	6.3
			Closing Costs	$5,051,814	1.9
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	The RTL Retail Portfolio Whole Loan (as defined below) is part of a whole loan evidenced by 17 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $260.0 million (the “RTL Retail Portfolio Whole Loan”). The financial information in the chart above reflects the RTL Retail Portfolio Whole Loan.
(2)	The borrowers are 29 Delaware limited liability companies and special purpose entities that are subsidiaries of The Necessity Retail REIT Operating Partnership, L.P. See the footnotes to Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	Global Net Lease, Inc. and The Necessity Retail REIT, Inc. have entered into a definitive merger agreement but have not completed the merger. Before the expected merger, the borrower sponsor will be The Necessity Retail REIT Operating Partnership, L.P. After the expected merger, the borrower sponsor will be Global Net Lease, Inc. The borrower is affiliated with the borrower of the Healthcare Trust MOB Portfolio Whole Loan through a common chief executive officer.
(4)	Defeasance of the RTL Retail Portfolio Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2026. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in September 2024, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in March 2033. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid at any time on or after the payment date in March 2033 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2023-C21 securitization trust in October 2023. The actual defeasance lockout period may be longer.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	Historical cash flows are unavailable as 24 of the 29 RTL Retail Portfolio Properties were acquired in 2022 and such information is not available.
(7)	24 of the mortgaged properties were acquired between February 2022 and April 2022. For such mortgaged properties, 2022 cash flows only include financials from the acquisition date through December 2022.
(8)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $498,190,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are both 52.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 3 – RTL Retail Portfolio

The Loan. The RTL Retail Portfolio Mortgage Loan (the “RTL Retail Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 3,117,102 square foot retail portfolio comprised of 29 properties located in 19 states (the “RTL Retail Portfolio Properties”). The RTL Retail Portfolio Whole Loan was co-originated by Barclays, BMO, Societe Generale Financial Corporation (“SGFC”) and KeyBank National Association (“KeyBank”), consists of 17 pari passu notes and accrues interest at a rate of 6.44575% per annum. The RTL Retail Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-2, being contributed by Barclays, and non-controlling Note A-9, being contributed by BMO, respectively, with an aggregate Cut-off Date Balance of $62,500,000, will be included in the BBCMS 2023-C21 securitization trust. The RTL Retail Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C21 securitization trust, until the controlling Note A-1 is securitized, whereupon the RTL Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$28,500,000	$28,500,000	Barclays	Yes
A-2	$32,500,000	$32,500,000	BBCMS 2023-C21	No
A-3(1)	$30,000,000	$30,000,000	Barclays	No
A-4(1)	$20,000,000	$20,000,000	SGFC	No
A-5(1)	$13,800,000	$13,800,000	SGFC	No
A-6(1)	$12,500,000	$12,500,000	SGFC	No
A-7(1)	$10,033,333	$10,033,333	SGFC	No
A-8(1)	$7,000,000	$7,000,000	BMO	No
A-9	$30,000,000	$30,000,000	BBCMS 2023-C21	No
A-10(1)	$14,000,000	$14,000,000	BMO	No
A-11(1)	$5,333,334	$5,333,334	BMO	No
A-12(1)	$15,000,000	$15,000,000	KeyBank	No
A-13(1)	$11,000,000	$11,000,000	KeyBank	No
A-14(1)	$10,000,000	$10,000,000	KeyBank	No
A-15(1)	$8,000,000	$8,000,000	KeyBank	No
A-16(1)	$7,333,333	$7,333,333	KeyBank	No
A-17(1)	$5,000,000	$5,000,000	KeyBank	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The RTL Retail Portfolio Properties consist of 29 retail centers located in 19 different states and totaling 3,117,102 square feet. Twenty-seven (27) of the RTL Retail Portfolio Properties are anchored, while the other two are shadow anchored. The RTL Retail Portfolio Properties are 95.3% occupied by 188 unique tenants as of September 1, 2023. The borrower sponsor acquired 5 of the RTL Retail Portfolio Properties in 2017 and the rest were acquired in 2022. Since the acquisition of the remaining 24 RTL Retail Portfolio Properties, occupancy of the RTL Retail Portfolio Properties has been at least 94.0%. 8 of the RTL Retail Portfolio Properties are anchored or shadow anchored by 11 tenants (the “Non-Collateral Tenants”), and the space occupied by the Non-Collateral Tenants is not part of the collateral securing the RTL Retail Portfolio Whole Loan. The information relating to the RTL Retail Portfolio Properties in this term sheet does not include any space occupied by the Non-Collateral Tenants, unless otherwise expressly stated herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 3 – RTL Retail Portfolio

The following table presents certain information relating to the RTL Retail Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF(1)	Occ. %(1)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Northwoods Marketplace	North Charleston, SC	1998 / NAP	236,078	97.8%	$21,500,000	8.3%	$41,200,000	8.1%
The Centrum	Pineville, NC	1997 / 2020	274,446	79.9%(3)	$17,210,000	6.6%	$36,800,000	7.2%
Southway Shopping Center	Houston, TX	1976-2011 / NAP	181,836	100.0%	$15,660,000	6.0%	$30,000,000	5.9%
Parkway Centre South	Grove City, OH	2004 / NAP	131,887	100.0%	$13,550,000	5.2%	$25,000,000	4.9%
Lawton Marketplace	Lawton, OK	2013 / 2023	196,715	98.9%	$16,180,000	6.2%	$31,000,000	6.1%
Owensboro Town Center	Owensboro, KY	1992, 1996, 1997, 1999 / 2010, 2015	164,941	90.5%	$11,850,000	4.6%	$22,700,000	4.5%
Carlisle Crossing	Carlisle, PA	2005 / NAP	152,487	95.3%	$15,760,000	6.1%	$30,200,000	5.9%
North Lake Square	Gainesville, GA	2015, 2016 / NAP	140,116	99.0%	$12,790,000	4.9%	$24,500,000	4.8%
Liberty Crossing	Rowlett, TX	2007 / NAP	105,769	93.2%	$12,470,000	4.8%	$23,900,000	4.7%
Lord Salisbury Center	Salisbury, MD	2005 / NAP	113,821	98.8%	$9,140,000	3.5%	$15,600,000	3.1%
Ventura Place	Albuquerque, NM	2008 / NAP	66,595	96.0%	$7,350,000	2.8%	$14,090,000	2.8%
Houma Crossing	Houma, LA	2008 / NAP	181,423	83.4%	$12,940,000	5.0%	$24,800,000	4.9%
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	100.0%	$8,980,000	3.5%	$17,200,000	3.4%
Harbor Town Center	Manitowoc, WI	2005 / NAP	138,744	93.0%	$9,600,000	3.7%	$18,400,000	3.6%
The Ridge at Turtle Creek	Hattiesburg, MS	1992 / NAP	98,705	100.0%	$8,090,000	3.1%	$15,500,000	3.0%
Waterford Park South	Clarksville, IN	2005, 2006 / 2008	91,906	93.4%	$6,580,000	2.5%	$12,600,000	2.5%
Nordstrom Rack	Tampa, FL	1994 / NAP	45,457	97.7%	$7,720,000	3.0%	$14,800,000	2.9%
Wallace Commons	Salisbury, NC	2008 / NAP	98,509	98.5%	$6,680,000	2.6%	$12,800,000	2.5%
Quail Springs	Oklahoma City, OK	1984 / 2004	100,404	100.0%	$6,940,000	2.7%	$13,300,000	2.6%
Evergreen Marketplace	Evergreen Park, IL	2013 / NAP	49,842	100.0%	$5,950,000	2.3%	$11,400,000	2.2%
Derby Marketplace	Derby, KS	2015 / NAP	100,000	100.0%	$5,480,000	2.1%	$10,500,000	2.1%
FreshThyme & DSW	Fort Wayne, IN	1985 / 2014	49,033	100.0%	$3,910,000	1.5%	$7,500,000	1.5%
Tellico Village	Loudon, TN	2008 / NAP	40,928	100.0%	$3,440,000	1.3%	$6,600,000	1.3%
Sutters Creek	Rocky Mount, NC	1996 / NAP	80,004	100.0%	$2,690,000	1.0%	$5,150,000	1.0%
PetSmart & Old Navy	Reynoldsburg, OH	2012 / NAP	28,970	100.0%	$2,970,000	1.1%	$5,700,000	1.1%
Stoneridge Village	Jefferson City, MO	2008 / NAP	72,483	100.0%	$5,350,000	2.1%	$9,300,000	1.8%
Walmart Neighborhood Market	Summerville, SC	2015 / NAP	51,441	100.0%	$3,240,000	1.2%	$6,200,000	1.2%
Mattress Firm & Panera Bread	Elyria, OH	2016 / NAP	8,800	100.0%	$2,270,000	0.9%	$4,350,000	0.9%
Crossroads Annex	Lafayette, LA	2012 / NAP	40,578	100.0%	$3,710,000	1.4%	$7,100,000	1.4%
Total			3,117,102	95.3%	$260,000,000	100.0%	$508,200,000(2)	100.0%
(1)	Information is based on the underwritten rent roll dated September 1, 2023.
(2)	The total Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $498,190,000.
(3)	Occupancy excludes 11 non-collateral tenants at the center, including Home Depot and Best Buy.

Major Tenants.

Hobby Lobby (277,512 square feet; 8.9% of portfolio NRA; 5.4% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028 and three, five-year renewal options remaining. Hobby Lobby occupies 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and four, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030 and three, five-year renewal options remaining. Hobby Lobby does not have any termination options at any of the mortgaged properties.

Academy Sports and Outdoors (182,928 square feet; 5.9% of portfolio NRA; 5.2% of portfolio underwritten base rent). Academy Sports and Outdoors (“Academy Sports”) is a full-line sporting goods and outdoor recreation retailer throughout the U.S. Academy Sports was founded in 1938 and now operates 271 stores across 18 different states. Academy Sports has plans to expand by opening 13 to 15 stores in 2023 and 120 to 140 stores by the end of 2027. Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039 and three, five-year renewal options remaining. Academy Sports occupies 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035, and four, five-year renewal options remaining. Academy Sports occupies 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033, and three, five-year renewal options remaining. Academy Sports does not have any termination options at any of the mortgaged properties.

Ross Dress For Less (167,328 square feet; 5.4% of portfolio NRA; 4.8% of portfolio underwritten base rent). Ross Dress For Less (“Ross”) is an American chain of discount department stores headquartered in Dublin, California. Ross is the largest off-price retailer in the U.S., operating 1,704 stores in 40 different states, the District of Colombia and Guam. Ross reported 2022 revenues of $18.7 billion and was named a Fortune 500 company. Ross Stores Inc., the parent company of Ross, has approximately 100,000 employees. Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026 and three, five-year renewal options remaining. Ross occupies 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025 and four, five-year renewal options remaining. Ross occupies 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029 and four, five-year renewal options remaining. Ross occupies 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027 and has four, five-year renewal options remaining. Ross does not have any termination options at any of the mortgaged properties.

Environmental. According to the Phase I environmental reports (each, an “ESA”) each dated August 1, 2023, a recognized environmental condition (a “REC”) was found at the Terrell Mill Village mortgaged property (3.5% ALA, 2.4% of portfolio NRA) in connection with dry cleaning operations at the mortgaged property that included the use of Perchloroethylene, which impacted the soil and groundwater, from 1973 until approximately 2005. Environmental insurance was obtained at origination of the RTL Retail Portfolio Whole Loan, with an expiration date of February 11, 2032, that will cover such contamination. At origination, the borrower reserved $977,500 to cover the cost of further testing to determine certain vapor intrusion conditions exist and to mitigate any such intrusion, as described in the RTL Retail Portfolio Whole Loan documents. Additionally, a controlled recognized environmental condition (a “CREC”) was identified at the Evergreen Marketplace mortgaged property (2.3% ALA, 1.6% of portfolio NRA) in connection with the former use as a golf course, which contained an underground storage tank (“UST”) that caused a release into the soil. The UST case was issued a no further action determination with a use restriction, which states that the mortgaged property may only be used for industrial and commercial purposes. Based on report remediation activities, locations of the affected areas relative to the mortgaged property, and confirmation soil analytical results from a 2012 report, historical uses of the Evergreen Marketplace mortgaged property are considered a CREC and the ESA recommends continued compliance with the use restriction. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Historical and Current Occupancy(1)
2020(2)(3)	2021(2)	2022	Current(4)
76.5%	90.7%	94.1%	95.3%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Based on occupancy statistics at the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Quail Springs mortgaged properties, which were acquired by the borrower sponsor in 2017. The other 24 mortgaged properties had not yet been acquired by the borrower sponsor, and such information was not available. These five mortgaged properties were 93.6% occupied as of the end of 2022 and 92.5% occupied as of September 1, 2023.
(3)	The 2020 historical occupancy of 76.5% is driven by The Centrum mortgaged property which was 39.0% occupied. The Centrum mortgaged property’s occupancy increased to 78.0% in 2021 driven by a new 20-year lease for 108,714 square feet to Super G Mart, a family-owned grocery store.
(4)	Current Occupancy is as of September 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Ten Tenant Summary(1)
Tenant	Property / Property Count	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Hobby Lobby	5(5)	NR / NR / NR	277,512	8.9%	$7.74	$2,149,125	5.4%	Various(5)	NAV	NAV
Academy Sports	3(6)	NR / BB / NR	182,928	5.9	$11.27	$2,060,914	5.2%	Various(6)	NAV	NAV
Ross	6(7)	A2 / BBB+ / NR	167,328	5.4	$11.48	$1,921,113	4.8%	Various(7)	$552.59(8)	3.2%(8)
PetSmart	9(9)	B3 / B+ / NR	158,353	5.1	$15.38	$2,434,699	6.1%	Various(9)	NAV	NAV
Best Buy	4(10)	A3 / BBB+ / NR	150,981	4.8	$9.77	$1,475,221	3.7%	Various(10)	NAV	NAV
Kohls Corporation	2(11)	Ba3 / BB / BBB-	137,062	4.4	$6.89	$943,882	2.4%	1/31/2029	NAV	NAV
TJ Maxx	5(12)	A2 / A / NR	123,913	4.0	$10.11	$1,252,852	3.1%	Various(12)	$447.52(13)	3.8%(13)
Super G Mart	The Centrum	NR / NR / NR	108,714	3.5	$6.00	$652,284	1.6%	5/31/2042	NAV	NAV
Michaels	4(14)	Caa2 / B- / NR	88,275	2.8	$12.11	$1,069,053	2.7%	Various(14)	$151.34(15)	10.5%(15)
Five Below	9(16)	NR / NR / NR	79,239	2.5	$16.75	$1,326,940	3.3%	Various(16)	NAV	NAV
Top Ten Tenants			1,474,305	47.3%	$10.37	$15,286,082	38.4%

Non Top Ten Tenants			1,496,417	48.0%	$16.39	$24,519,919	61.6%

Occupied Collateral Total / Wtd. Avg.			2,970,722	95.3%	$13.40	$39,806,001	100.0%

Vacant Space			146,380	4.7%

Collateral Total			3,117,102	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2023 with rent steps through August 2024.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and % of Total UW Base Rent include $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.
(4)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending March 31, 2023.
(5)	Hobby Lobby occupies 55,126 SF at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028, 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031, 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031, 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030.
(6)	Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039, 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035 and 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033.
(7)	Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026, 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026, 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025, 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029, 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027.
(8)	Based on sales for Ross at the Southway Shopping Center mortgaged property.
(9)	PetSmart occupies 20,087 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2024, 17,445 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 30, 2028, 13,858 square feet at the PetSmart & Old Navy mortgaged property with a lease expiration date of September 30, 2032, 20,087 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2032, 12,157 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2027, 20,087 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of June 30, 2026, 23,197 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of August 31, 2033, 19,107 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2025 and 12,328 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2024.
(10)	Best Buy occupies 30,000 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2028, 43,278 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 25, 2028, 45,278 square feet at the Quail Springs mortgaged property with a lease expiration date of March 31, 2025 and 32,425 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of March 31, 2026.
(11)	Kohls Corporation occupies 68,423 square feet at the Harbor Town Center mortgaged property and 68,639 square feet at the Wallace Commons mortgaged property. Each lease expires on January 31, 2029.
(12)	TJ Maxx occupies 22,504 square feet at the Harbor Town Center mortgaged property with a lease expiration date of May 31, 2028, 29,409 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of January 31, 2027, 28,000 square feet at the Parkway Centre South mortgaged property with a lease expiration date of November 30, 2026, 24,000 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of August 31, 2028 and 20,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of March 31, 2026.
(13)	Based on sales at the Parkway Centre South mortgaged property.
(14)	Michaels occupies 23,327 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of February 28, 2026, 21,727 square feet at the Waterford Park South mortgaged property with a lease expiration date of February 28, 2026, 21,574 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of February 28, 2026 and 21,647 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of May 31, 2026.
(15)	Based on sales at the Carlisle Crossing and Northwoods Marketplace mortgaged properties.
(16)	Five Below occupies 8,474 square feet at the Liberty Crossing mortgaged property with a lease expiration date of February 29, 2032, 8,933 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2027, 8,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2026, 9,450 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of January 31, 2032, 9,000 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of June 30, 2026, 9,330 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2032, 10,000 square feet at the Houma Crossing mortgaged property with a lease expiration date of January 31, 2029, 7,941 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2030 and 8,111 square feet at the North Lake Square mortgaged property with a lease expiration date of July 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	146,380	4.7%	NAP	NA	P	146,380	0.0%	NAP	NAP
2023 & MTM	7	33,108	1.1	$653,123	1.6%		179,488	1.1%	$653,123	1.6%
2024	34	175,134	5.6	3,008,031	7.6		354,622	6.7%	$3,661,154	9.2%
2025	29	181,893	5.8	2,744,328	6.9		536,515	12.5%	$6,405,482	16.1%
2026	48	477,019	15.3	6,521,264	16.4		1,013,534	27.8%	$12,926,746	32.5%
2027	36	235,924	7.6	3,980,423	10.0		1,249,458	35.4%	$16,907,168	42.5%
2028	38	454,788	14.6	5,930,282	14.9		1,704,246	50.0%	$22,837,450	57.4%
2029	17	284,055	9.1	3,430,732	8.6		1,988,301	59.1%	$26,268,182	66.0%
2030	15	256,766	8.2	3,666,652	9.2		2,245,067	67.3%	$29,934,834	75.2%
2031	9	147,450	4.7	1,424,004	3.6		2,392,517	72.1%	$31,358,838	78.8%
2032	16	200,157	6.4	2,600,853	6.5		2,592,674	78.5%	$33,959,692	85.3%
2033	14	182,187	5.8	2,484,082	6.2		2,774,861	84.3%	$36,443,774	91.6%
2034 & Beyond	10	342,241	11.0	3,362,227	8.4		3,117,102	95.3%	$39,806,001	100.0%
Total	273	3,117,102	100.0%	$39,806,001	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2023 with rent steps through August 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The RTL Retail Portfolio Properties consist of 29 properties located across 19 different states. The RTL Retail Portfolio Properties are located in submarkets with average vacancy rates ranging from 0.6% to 7.5%. Market rent rate per square foot ranges from $5.48 to $34.98.

The following table presents certain market information relating to the RTL Retail Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF(1)	Occ. %(1)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Northwoods Marketplace	North Charleston, SC	1998 / NAP	236,078	97.8%	$21,500,000	8.3%	$41,200,000	8.1%
The Centrum	Pineville, NC	1997 / 2020	274,446	79.9%(3)	$17,210,000	6.6%	$36,800,000	7.2%
Lawton Marketplace	Lawton, OK	2013 / 2023	196,715	98.9%	$16,180,000	6.2%	$31,000,000	6.1%
Carlisle Crossing	Carlisle, PA	2005 / NAP	152,487	95.3%	$15,760,000	6.1%	$30,200,000	5.9%
Southway Shopping Center	Houston, TX	1976-2011 / NAP	181,836	100.0%	$15,660,000	6.0%	$30,000,000	5.9%
Parkway Centre South	Grove City, OH	2004 / NAP	131,887	100.0%	$13,550,000	5.2%	$25,000,000	4.9%
Houma Crossing	Houma, LA	2008 / NAP	181,423	83.4%	$12,940,000	5.0%	$24,800,000	4.9%
North Lake Square	Gainesville, GA	2015, 2016 / NAP	140,116	99.0%	$12,790,000	4.9%	$24,500,000	4.8%
Liberty Crossing	Rowlett, TX	2007 / NAP	105,769	93.2%	$12,470,000	4.8%	$23,900,000	4.7%
Owensboro Town Center	Owensboro, KY	1992, 1996, 1997, 1999 / 2010, 2015	164,941	90.5%	$11,850,000	4.6%	$22,700,000	4.5%
Harbor Town Center	Manitowoc, WI	2005 / NAP	138,744	93.0%	$9,600,000	3.7%	$18,400,000	3.6%
Lord Salisbury Center	Salisbury, MD	2005 / NAP	113,821	98.8%	$9,140,000	3.5%	$15,600,000	3.1%
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	100.0%	$8,980,000	3.5%	$17,200,000	3.4%
The Ridge at Turtle Creek	Hattiesburg, MS	1992 / NAP	98,705	100.0%	$8,090,000	3.1%	$15,500,000	3.0%
Nordstrom Rack	Tampa, FL	1994 / NAP	45,457	97.7%	$7,720,000	3.0%	$14,800,000	2.9%
Ventura Place	Albuquerque, NM	2008 / NAP	66,595	96.0%	$7,350,000	2.8%	$14,090,000	2.8%
Quail Springs	Oklahoma City, OK	1984 / 2004	100,404	100.0%	$6,940,000	2.7%	$13,300,000	2.6%
Wallace Commons	Salisbury, NC	2008 / NAP	98,509	98.5%	$6,680,000	2.6%	$12,800,000	2.5%
Waterford Park South	Clarksville, IN	2005, 2006 / NAP	91,906	93.4%	$6,580,000	2.5%	$12,600,000	2.5%
Evergreen Marketplace	Evergreen Park, IL	2013 / NAP	49,842	100.0%	$5,950,000	2.3%	$11,400,000	2.2%
Derby Marketplace	Derby, KS	2015 / NAP	100,000	100.0%	$5,480,000	2.1%	$10,500,000	2.1%
Stoneridge Village	Jefferson City, MO	2008 / NAP	72,483	100.0%	$5,350,000	2.1%	$9,300,000	1.8%
FreshThyme & DSW	Fort Wayne, IN	1985 / 2014	49,033	100.0%	$3,910,000	1.5%	$7,500,000	1.5%
Crossroads Annex	Lafayette, LA	2012 / NAP	40,578	100.0%	$3,710,000	1.4%	$7,100,000	1.4%
Tellico Village	Loudon, TN	2008 / NAP	40,928	100.0%	$3,440,000	1.3%	$6,600,000	1.3%
Walmart Neighborhood Market	Summerville, SC	2015 / NAP	51,441	100.0%	$3,240,000	1.2%	$6,200,000	1.2%
PetSmart & Old Navy	Reynoldsburg, OH	2012 / NAP	28,970	100.0%	$2,970,000	1.1%	$5,700,000	1.1%
Sutters Creek	Rocky Mount, NC	1996 / NAP	80,004	100.0%	$2,690,000	1.0%	$5,150,000	1.0%
Mattress Firm & Panera Bread	Elyria, OH	2016 / NAP	8,800	100.0%	$2,270,000	0.9%	$4,350,000	0.9%
Total			3,117,102	95.3%	$260,000,000	100.0%	$508,200,000(2)	100.0%
(1)	Information is based on the underwritten rent roll dated September 1, 2023.
(2)	The total Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $498,190,000.
(3)	Occupancy excludes 11 non-collateral tenants at the center, including Home Depot and Best Buy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow(1)
	2022	TTM(2)	Underwritten	Per SF	%(3)
Rents in Place(4)	$30,907,670	$37,311,334	$39,378,579	$12.63	69.4%
Rent Steps(5)	0	0	326,233	$0.10	0.6
Straight Line Rent	0	0	7,000	$0.00	0.0
Percentage Rent	0	155,969	101,189	$0.03	0.2
Vacancy Gross Up	0	0	2,763,888	$0.89	4.9
Gross Potential Rent	$30,907,670	$37,467,303	$42,576,889	$13.66	75.1%
Total Reimbursements	10,208,401	11,658,704	14,147,963	$4.54	24.9
Net Rental Income	$41,116,072	$49,126,007	$56,724,852	$18.20	100.0%
Other Income	0	68,582	0	$0.00	0.0
(Vacancy/Credit Loss)	0	0	(2,836,243)	($0.91)	(5.0)
Effective Gross Income	$41,116,072	$49,194,589	$53,888,610	$17.29	95.0%

Taxes	5,916,899	6,767,608	6,913,585	$2.22	12.8
Insurance	1,195,587	1,243,194	2,053,265	$0.66	3.8
Maintenance	4,012,845	3,848,515	4,836,221	$1.55	9.0
Management Fee	1,550,658	1,956,924	1,886,101	$0.61	3.5
Other Expenses	1,388,155	1,683,149	2,227,621	$0.71	4.1
Total Expenses	$14,064,144	$15,499,390	$17,916,793	$5.75	33.2%

Net Operating Income	$27,051,928	$33,695,199	$35,971,817	$11.54	66.8%

TI/LC	0	0	2,040,576	$0.65	3.8
Cap Ex	0	0	521,495	$0.17	1.0

Net Cash Flow	$27,051,928	$33,695,199	$33,409,746	$10.72	62.0%
(1)	Based on the underwritten rent roll dated September 1, 2023.
(2)	TTM reflects the trailing 12 months ending June 30, 2023.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(4)	Since July 1, 2022, there has been 539,910 square feet (17.3% of NRA) of new leases or renewals representing approximately $8.1 million (20.5% of underwritten rents in place).
(5)	Includes contractual rent steps through August 2024.

The Borrowers. The borrowers are 29 Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the RTL Retail Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is The Necessity Retail REIT Operating Partnership, L.P. (NASDAQ: RTL) until the completion of the expected Global Net Lease Merger (as defined below). After the completion of the expected Global Net Lease Merger, Global Net Lease, Inc. will be the borrower sponsor and the guarantor. The Necessity Retail REIT Operating Partnership, L.P. (“RTL”) is a publicly traded real estate investment with a focus on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. RTL has a portfolio consisting of 991 net leased properties in 46 different states and the District of Columbia totaling approximately 27.4 million square feet as of June 30, 2023. RTL’s portfolio was 92.7% leased with a 6.9 weighted average lease term remaining as of June 30, 2023. 66% and 37% of annualized straight-line rent in RTL’s single-tenant portfolio and from multi-tenant anchor tenants, respectively, was attributed to investment grade, or implied investment grade, tenants as of June 30, 2023. RTL reported revenue of approximately $106.7 million in the second quarter of 2023.

The Necessity Retail REIT, Inc. (“RTL Parent”) and Global Net Lease, Inc. have entered into a definitive merger agreement but have not yet completed the merger (such merger of RTL Parent with Global Net Lease Inc., the “Global

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Net Lease Merger”). RTL has been externally managed by AR Global Investments, LLC. However, after the completion of the Global Net Lease Merger the combined entity will be internally managed. Global Net Lease, Inc. is a publicly traded real estate investment trust that specializes in sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets.

Property Management. The RTL Retail Portfolio Properties are currently managed by Necessity Retail Properties, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $4,174,654 for real estate taxes, (ii) $5,240 for insurance premiums, (iii) $1,027,622 for deferred maintenance, (iv) $9,576,923 for outstanding TI/LCs, (v) $977,500 for the environmental reserve fund, (vi) $311,601 for outstanding free rent and (vii) $241,832 for gap rent.

Tax & Insurance Escrows – On a monthly basis, the borrowers are required to escrow approximately $596,379 for real estate taxes and $1,310 for insurance premiums. The borrowers are not required to make monthly tax deposits for an individual mortgaged property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual mortgaged property, if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

Replacement Reserves – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.25 by the aggregate square footage of the RTL Retail Portfolio Properties (initially approximately $64,940 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the RTL Retail Portfolio Properties (initially approximately $389,638 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below) and will terminate upon the cure of such Cash Sweep Event.

Lockbox / Cash Management. The RTL Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants (excluding any tenants who use VersaPay to pay their rent) at the RTL Retail Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the RTL Retail Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the RTL Retail Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a Debt Yield Trigger Event (as defined below), or (iii) a Hobby Lobby Trigger Event (as defined below). A Cash Sweep Event will end, with respect to clause (i), a cure of such event of default, with respect to clause (ii), (a) achieving a net cash flow debt yield of at least 9.95% for two consecutive calendar quarters, (b) the delivery by the borrowers to the lender of the Debt Yield Cure – Letter of Credit (as defined below), or (c) the borrowers’ completion of a Debt Yield Cure – Partial Prepayment (as defined below), with respect to clause (iii) the occurrence of a Hobby Lobby Trigger Event Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Debt Yield Trigger Event” will commence upon (i) the net operating income debt yield being less than 9.95% for two consecutive calendar quarters or (ii) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure – Letter of Credit with the lender, the expiration of the three month period that commenced on the date the borrowers delivered such Debt Yield Cure – Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (i) or (ii) of this definition, the borrowers deposits with the lender the applicable Debt Yield Cure – Letter of Credit or completes the applicable Debt Yield Cure – Partial Prepayment.

A “Debt Yield Cure – Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure – Letter of Credit will be effective for a period of three months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three-month period by depositing with the lender additional Debt Yield Cure – Letters of Credit on, or prior to, the expiration of each such three-month period.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the loan in accordance with the RTL Retail Portfolio Whole Loan documents in an amount (including any required yield maintenance premium) that results in a reduction of the then-outstanding balance of the RTL Retail Portfolio Whole Loan to achieve a net cash flow debt yield equal to or greater than 9.95% for the trailing 12-month period.

A “Hobby Lobby Trigger Event” will occur if Hobby Lobby or its parent company, or the guarantor of any Hobby Lobby lease, becomes a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; provided, however, a Cash Sweep Event will not be deemed to have occurred, and a Cash Sweep Period will not commence, solely as a result of a Hobby Lobby Trigger Event if a Hobby Lobby Reserve Funds Cap Cure (as defined below) occurs within five business days of such Hobby Lobby Trigger Event.

“Hobby Lobby Trigger Event Cure” means that (i) the borrowers provide the lender with (a) reasonably satisfactory evidence that the assets of Hobby Lobby or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, and (b) satisfactory evidence that each Hobby Lobby lease or its guaranty (as applicable) has been affirmed and is in full force and effect, including an updated tenant estoppel certificate from Hobby Lobby that is reasonably acceptable to the lender confirming that each Hobby Lobby lease is in full effect, Hobby Lobby is paying full contractual rent, without offset or free rent credit and that there is no default by either party under any Hobby Lobby lease; (ii) the satisfaction of the Hobby Lobby Replacement Lease Criteria (as defined below); or (iii) occurrence of a Hobby Lobby Reserve Funds Cap Cure.

“Hobby Lobby Reserve Funds Cap Cure” means that (i) the borrowers have deposited with the lender an amount in cash equal to the Hobby Lobby Reserve Funds Cap (as defined below), (ii) during the applicable Cash Sweep Period, the amount on deposit in the excess cash flow reserve account at any time exceeds the Hobby Lobby Reserve Funds Cap, or (iii) the borrowers have deposited with the lender a Hobby Lobby letter of credit, which is an amount equal to the Hobby Lobby Reserve Funds Cap.

“Hobby Lobby Reserve Funds Cap” means an amount equal to (i) $4,295,952.13, less (ii) if applicable, the Hobby Lobby Replacement Rent Amount (as defined below).

“Hobby Lobby Replacement Rent Amount” means, following the occurrence of a Hobby Lobby Trigger Event and the execution of one or more Hobby Lobby replacement leases that demise a portion (but not all) of the Hobby Lobby premises, an amount equal to base rent required to be paid by each replacement tenant to the borrowers under the applicable replacement lease for the two year period immediately subsequent to the effective date of such replacement lease.

“Hobby Lobby Replacement Lease Criteria” means (i) the borrowers have entered into one or more Hobby Lobby replacement leases; (ii) each Hobby Lobby replacement tenant is in physical occupancy of the space covered by the applicable replacement lease; and (iii) the borrowers provide the lender with (a) a copy of each executed Hobby Lobby replacement lease, (b) a tenant estoppel certificate in form and substance reasonably satisfactory to the lender executed by each Hobby Lobby replacement tenant which confirms that such replacement lease is in full effect and such replacement tenant is in physical occupancy of the space and paying full contractual rent, (c) upon request of the lender,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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unless the Hobby Lobby replacement lease is fully subordinate to the loan by its terms, a subordination, non-disturbance and attornment agreement in form and substance satisfactory to the lender executed by each Hobby Lobby replacement tenant and the lender, (d) satisfactory evidence that the borrowers have performed and paid for all tenant improvements relating to such Hobby Lobby replacement tenant and that there are no unpaid leasing commissions associated with such Hobby Lobby replacement tenant, and (e) an updated rent roll.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following the payment date in (a) September 2024 (with payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or August 30, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may obtain the release any of the RTL Retail Portfolio Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the RTL Retail Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 2.01x and (B) the net cash flow debt service coverage ratio immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, then the net cash flow debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the net cash flow debt service coverage ratio immediately prior to the partial release; (iv) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt yield with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 13.11% and (B) the net cash flow debt yield immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt yield with respect to the remaining individual mortgaged property will be no less than the net cash flow debt yield immediately prior to the partial release; and (v) payment of the release amount equal to 115% of the allocated loan amount for such individual property (including any applicable yield maintenance premium).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Cipriani NYC Portfolio
1 Cipriani 42nd Street New York, NY
2 Cipriani Wall Street New York, NY
MANHATTAN
QUEENS
BROOKLYN
NEW JERSEY
Hoboken
Hudson River
East River
Roosevelt Island
East Side
West Side
Midtown
Chelsea
Hudson Yards
Kips Bay
Flatiron District
Stuyvesant Town
Meatpacking District
West Village
Greenwich Village
East Village
SoHo
Tribeca
Little Italy
Chinatown
Lower East Side
Financial District
Battery Park City
Brooklyn Heights
Intrepid Sea-Air-Space Museum
Rockefeller Center
Times Square
Bank of America Tower
Grand Central Terminal
Chrysler Building
United Nations Headquarters
Port Authority Bus Terminal
Bryant Park
New York Public Library
Jacob Javits Convention Center
Madison Square Garden
Penn Station
Empire State Building
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
Baruch College
VA Medical Center-Manhattan
Beth Israel Medical Center
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Washington Square
The Cooper Union
New York University
Borough of Manhattan Comm. College
BMCC Tribeca Performing Arts Center
NYC City Hall
Pace University
1 World Trade Ctr.
National September 11 Memorial
Fulton Market
South Street Seaport
Federal Reserve Bank
NY Stock Exchange
Battery Park
Brooklyn-Battery Tunnel
Lincoln Tunnel
Queens-Midtown Tunnel
Holland Tunnel
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
Brooklyn-Queens Expwy
FDR Drive
W 42nd St
E 42nd St
W 34th St
E 34th St
W 23rd St
E 23rd St
W 14th St
E 14th St
W Houston St
E Houston St
Canal St
Delancey St
Grand St
Pearl St
Broadway
West St
12th Ave
11th Ave
10th Ave
9th Ave
8th Ave
7th Ave
6th Ave
5th Ave
Park Ave
3rd Ave
2nd Ave
1st Ave
Ave A
Ave B
Ave C
Ave D
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Mixed Use – Various
% of Pool by IPB:	8.8%	Net Rentable Area (SF):	152,453
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	New 110 Cipriani Units LLC and GC 55 Ballroom, LLC	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Giuseppe Cipriani	Occupancy:	100.0%
Interest Rate:	8.60000%	Occupancy Date:	8/30/2023
Note Date:	8/30/2023	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	9/6/2028	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(5):	NAV
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,668,039
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$440,041
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$14,227,998
Additional Debt(1):	Yes	UW NCF:	$14,165,993
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$177,000,000 / $1,161
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/23/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$590
Taxes:	$1,234,222	$308,555	N/A	Maturity Date Loan / SF:	$590
Insurance:	$281,047	$28,105	N/A	Cut-off Date LTV:	50.8%
Replacement Reserves:	$0	$5,167	$200,000	Maturity Date LTV:	50.8%
Other Reserves(3):	$150,000	$0	N/A	UW NCF DSCR:	1.81x
				UW NOI Debt Yield:	15.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff	$79,997,922	88.9%
			Sponsor Equity	5,195,787	5.8
			Closing Costs	3,141,021	3.5
			Upfront Reserves	1,665,269	1.9
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%
(1)	The Cipriani NYC Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $90.0 million (the “Cipriani NYC Portfolio Whole Loan”). The Financial Information in the chart above reflects the metrics of the Cipriani NYC Portfolio Whole Loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Initial Other Reserves consist of a condo reserve of $150,000 for the payment of common charges or other operating expenses.
(4)	The Cipriani 42nd Street Property (as defined below) was built in 1923 and 1932 with a renovation in 2000. The Cipriani Wall Street Property (as defined below) was built in 1842 and 1908 and renovated in 2005.
(5)	Historical financials are unavailable at the Cipriani NYC Portfolio Properties (as defined below) as the tenants executed new 10-year NNN leases at origination.

The Loan. The Cipriani NYC Portfolio mortgage loan (the “Cipriani NYC Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in two mixed-use event spaces totaling 152,453 square feet located in New York, New York (the “Cipriani NYC Portfolio Properties”). The Cipriani NYC Portfolio Whole Loan was originated by Citi Real Estate Funding Inc., consists of three pari passu notes and accrues interest at a rate of 8.60000% per annum. The Cipriani NYC Portfolio Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1, with an original principal balance and Cut-off Date Balance of $60,000,000, will be included in the BBCMS 2023-C21 securitization trust. The non-controlling Notes A-2 and A-3, with an aggregate original principal balance and Cut-off Date Balance of $30,000,000, are expected to be contributed the BANK5 2023-5YR3 securitization. The Cipriani NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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agreement for the BBCMS 2023-C21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2023-C21	Yes
A-2	$20,000,000	$20,000,000	BANK5 2023-5YR3(1)	No
A-3	$10,000,000	$10,000,000	BANK5 2023-5YR3(1)	No
Whole Loan	$90,000,000	$90,000,000
(1)	The BANK5 2023-5YR3 securitization is expected to close on September 28, 2023.

The Properties. The Cipriani NYC Portfolio Properties are comprised of a 71,308 square foot mixed-use event space / office space located at 110 and 120 East 42nd Street in New York, New York (the “Cipriani 42nd Street Property”) and an 81,145 square foot mixed-use event space / retail / office space located at 55 Wall Street in New York, New York (the “Cipriani Wall Street Property”). Both the Cipriani NYC Portfolio Properties use services from Star Group Productions (“Star Group”) and Swoop which are owned by Cipriani USA (as defined below). Star Group provides professional audio, video, lighting, rigging and staging services while Swoop provides event production, planning, design and décor services.

Cipriani 42nd Street Property

The Cipriani 42nd Street Property is comprised of a 71,308 square foot mixed use event space / office located at 110 and 120 East 42nd Street in New York City. The Cipriani 42nd Street Property was originally constructed in phases in 1923 and 1932 and subsequently renovated in 2000. The Cipriani 42nd Street Property consists of a five-level commercial condominium unit located within the 110 and 120 East 42nd Street building and is part of a larger 18-story building. The Cipriani 42nd Street Property is comprised of four of the seven condominium units, the remaining three non-collateral units are used as office space on floors six through 18 of the 110 and 120 East 42nd Street building and a below grade parking garage. The Cipriani 42nd Street Property was originally constructed as the headquarters of Bowery Savings Bank and was designated as a New York City landmark.

The Cipriani 42nd Street Property is located directly across the street from Grand Central Terminal which provides access via the 4, 5, 6, 7 and S subway lines, the Metro-North Railroad and Long Island Rail Road. The Cipriani 42nd Street Property also has access via FDR Drive, which is located five blocks west of the Cipriani 42nd Street Property and travels along the East side of Manhattan. The Cipriani 42nd Street Property includes 21,399 square feet of event space which features a 12,000 square foot grand ballroom with 64-foot ceiling heights and has capacity to host up to 1,800 guests. The Cipriani 42nd Street Property also features a chapel and terrace that total 2,360 square feet of additional space and have additional capacity for up to 400 guests. The Cipriani 42nd Street Property also includes 17,152 square feet of event support/ancillary space, 1,920 square feet of ground floor retail space and 30,837 square feet of office space.

The revenue generated by the Cipriani 42nd Street Property is primarily driven by non-profits (69.6% of YTD May 2023 revenue), corporate events (20.8% of YTD May 2023 revenue) and social groups (8.6% of YTD May 2023 revenue).

Cipriani 42nd Street Property Total Revenue by Client Type(1)(2)
Year	Non-Profit	Corporate	Social	Other
2023(3)	69.6%	20.8%	8.6%	1.0%
2022	55.0%	31.6%	8.0%	5.4%
2019	59.7%	28.2%	9.5%	2.5%
(1)	Information provided by the borrowers.
(2)	Years 2020 and 2021 are not shown as the Cipriani 42nd Street Property was closed due to the COVID-19 pandemic.
(3)	2023 figures are based off the borrowers budgeted revenue as of May 2023.

Cipriani Wall Street Property

The Cipriani Wall Street Property is comprised of an 81,145 square foot mixed-use event space / retail / office located at 55 Wall Street in New York City. The 55 Wall Street Property was originally constructed in phases in 1842 and 1908 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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subsequently renovated in 2005. The Cipriani Wall Street Property previously served as the Former National City Bank Building and was designated as a New York City landmark. The Cipriani Wall Street Property is part of a condominium regime and represents a four-level, plus lower level, commercial condominium unit that is part of a larger nine-story luxury residential building. The residential condominium portion of the building is not part of the Cipriani Wall Street Property.

The Cipriani Wall Street Property has 24,424 square feet of event space which includes a 13,275 square foot grand ballroom with 56 to 70-foot ceiling heights and has capacity to host up to 2,000 guests. The Cipriani Wall Street Property also features three other rooms (Mezzanine, Stillman Room and Terrace 55) which in aggregate total 4,845 square feet of event space with an additional capacity of up to 440 guests. In addition to the 24,424 square feet of event space, the Cipriani Wall Street Property has 19,896 square feet of restaurant/club space, 18,907 square feet of office space, 16,162 square feet of lower level space and 1,756 square feet of sub-basement storage space.

The revenue generated by the Cipriani Wall Street Property is primarily driven by non-profits (63.4% of YTD May 2023 revenue), corporate events (24.9% of YTD May 2023 revenue) and social groups (11.2% of YTD May 2023 revenue).

Cipriani Wall Street Property Total Revenue by Client Type(1)(2)
Year	Non-Profit	Corporate	Social	Other
2023(3)	63.4%	24.9%	11.2%	0.5%
2022	61.0%	29.7%	8.8%	0.6%
2019	68.0%	19.8%	12.2%	0.0%
(1)	Information provided by the borrowers.
(2)	Years 2020 and 2021 are not shown as the Cipriani Wall Street Property was closed due to the COVID-19 pandemic.
(3)	2023 figures are based off the borrowers budgeted revenue as of May 2023.

Environmental. According to the Phase I environmental site assessments dated July 10, 2023, there was no evidence of any recognized environmental conditions at the Cipriani NYC Portfolio Properties.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year unless stated otherwise.
(2)	Current Occupancy is as of August 30, 2023.

Sole Tenant.

Cipriani USA, Inc. (152,453 square feet, 100.0% of NRA, 100.0% of underwritten base rent). The tenants under each lease are wholly owned subsidiaries of Cipriani USA, Inc. (“Cipriani USA”), which serves as the guarantor of each lease and is a privately owned international corporation based in Luxembourg that owns and operates luxury event spaces, restaurants and clubs. As of December 31, 2022, Cipriani USA operated 11 restaurants / banquet facilities located in New York, Miami and Las Vegas. Cipriani USA also operates the Star Group and Swoop. Star Group was created in 2006 to enhance the audio and visual experience at the Cipriani NYC Portfolio Properties. Swoop provides design, décor, event production and planning services for the Cipriani NYC Portfolio Properties. Cipriani USA has one, five-year renewal option at each of the Cipriani NYC Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 4 – Cipriani NYC Portfolio

The following table presents certain information relating to the tenancy at the Cipriani NYC Portfolio Properties:

Tenant Summary(1)
Tenant Name	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration
Cipriani Wall Street	NR/NR/NR	81,145	53.2%	$67.78	$5,500,000	36.7%	8/31/2033
Cipriani 42nd Street	NR/NR/NR	71,308	46.8%	$133.22	$9,500,000	63.3%	8/31/2033
Occupied Collateral Total/Wtd Avg.		152,453	100.0%	$98.39	$15,000,000	100.0%
Vacant Space		0	0.0%
Collateral Total		152,453	100.0%
(1)	Based on the underwritten rent roll dated as of August 30, 2023.

The following table presents certain information relating to the lease rollover schedule at the Cipriani NYC Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	2	152,453	100.0	15,000,000	100.0		152,453	100.0%	$15,000,000	100.0%
2034 & Thereafter	0	0	0.0	0	0.0		152,453	100.0%	$15,000,000	100.0%
Total/Wtd. Avg.	2	152,453	100.0%	$15,000,000	100.0%
(1)	Information is based on the underwritten rent roll dated August 30, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 4 – Cipriani NYC Portfolio

The following table presents certain information relating to the Underwritten Net Cash Flow at the Cipriani NYC Portfolio Properties:

Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Base Rent	$15,000,000	$98.39	97.2%
Total Reimbursements	440,041	2.89	2.9
Gross Potential Rent	$15,440,041	$101.28	100.0%
Vacancy & Credit Loss	(772,002)	(5.06)	(5.0)
Effective Gross Income	$14,668,039	$96.21	95.0%
Management Fee	440,041	2.89	3.0
Total Operating Expenses	$440,041	$2.89	3.0%
Net Operating Income	$14,227,998	$93.33	97.0%
Replacement Reserves	62,005	0.41	0.4
Net Cash Flow	$14,165,993	$92.92	96.6%
(1)	Based on the underwritten rent roll dated August 30, 2023.
(2)	Historical financials are unavailable because the single tenants recently signed new 10 year NNN leases.
(3)	% column represents percentage of Gross Potential Rent for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Cipriani NYC Portfolio Properties are located within the borough of Manhattan in New York City. The Cipriani 42nd Street Property is located at 110 and 120 East 42nd Street directly across from Grand Central Terminal. Primary access to the Cipriani 42nd Street Property is provided via the 4, 5, 6, 7 and S subway lines, the Metro-North Railroad, Long Island Rail Road and bus access at Grand Central Terminal. The Cipriani 42nd Street Property is also located five blocks west of FDR Drive, which travels along the East side of Manhattan. The Cipriani Wall Street Property is located at 55 Wall Street in the Financial District of Downtown Manhattan. Primary access to the Cipriani Wall Street Property is provided by 11 subway lines at the Fulton Center: 2, 3, 4, 5, A, C, E, J, M, Z and R.

The table below presents certain information relating to comparable Banquet/Catering facilities pertaining to the Cipriani NYC Portfolio Properties:

Summary of Comparable Banquet/Catering Properties
Name and Location	Ballroom Size (Square Feet)	Reception (Capacity)	Banquet (Capacity)
Cipriani 42nd Street	12,000	1,800	850
Cipriani Wall Street	13,275	2,000	900
The Pierre at 2 East 61st Street	7,508	1,500	800
Plaza Hotel at 768 5th Avenue	4,800	600	500
Capitale at 130 Bowery	15,000	1,500	700
Mandarin Oriental Hotel at 80 Columbus Circle	6,000	750	550
Gotham Hall at 1356 Broadway	9,900	950	575
Pier Sixty at 60 Chelsea Piers	20,000	2,000	1,200
Ziegfeld Ballroom at 141 West 54th Street	9,000	1,300	900

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 4 – Cipriani NYC Portfolio

The Borrowers. The borrowers are New 110 Cipriani Units LLC and GC 55 Ballroom, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Cipriani NYC Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Giuseppe Cipriani, a principal of Cipriani USA. Giuseppe Cipriani is the CEO of Cipriani which was founded in 1931 and is a privately owned corporation that owns and operates luxury event spaces, restaurants and clubs around the world including destinations such as New York, Ibiza, Hong Kong and Dubai.

Property Management. The Cipriani NYC Portfolio Properties are self-managed by the operating tenant.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $1,234,222 into a real estate tax reserve, (ii) $281,047 into an insurance reserve, and (iii) $150,000 into a condo reserve that represents one month of required condominium common charges. In addition, $700,000 was deposited into a reserve that is held by the title company and pledged as part of the Cipriani NYC Portfolio Whole Loan collateral in connection with litigation between one of the borrowers and the Cipriani Wall Street Property condominium board.

Tax Escrows – On each monthly payment date, the borrowers are required to deposit into a real estate tax reserve account 1/12th of the taxes that the lender reasonably estimates will be payable by the borrowers over the next ensuing 12-month period (initially $308,555).

Insurance Escrows – On each monthly payment date, the borrowers are required to deposit into an insurance reserve account 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrowers for the renewal of the coverage afforded by the insurance policies (initially $28,105).

Replacement Reserve – On each monthly due date, the borrowers are required to deposit approximately $5,167 into a replacement reserve subject to a cap of $200,000.

Lockbox / Cash Management. The Cipriani NYC Portfolio Whole Loan is structured with a hard lockbox and in place cash management. At origination of the Cipriani NYC Portfolio Whole Loan, the borrowers were required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. The borrowers are required to immediately deposit, or cause the property manager to immediately deposit, all revenue derived from the Cipriani NYC Portfolio Properties into the lockbox account. All funds deposited into the lockbox are required to be swept each business day to a lender-controlled cash management account, to be applied and disbursed in accordance with the Cipriani NYC Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will (i) to the extent that a Trigger Period (as defined below) has occurred and is continuing, be deposited in the excess cash flow account, and (ii) to the extent no Trigger Period exists, be disbursed to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the occurrence of any individual Cipriani NYC Portfolio Property ceasing to operate as an event center/banquet hall under the name Cipriani (or any similar moniker) (other than for temporary closures, including any permitted renovations and repairs or pursuant to applicable legal requirements (in each case, not to exceed 180 days), and provided each Specified Tenant (as defined below) is paying full, unabated rent notwithstanding such closure), (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) or (iv) the occurrence and continuance of a Financial Hurdle Trigger Period (as defined below), and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) or waiver of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (ii) above, the lender’s receipt of evidence reasonably acceptable to the lender that the applicable individual Cipriani NYC Portfolio Property has re-commenced operating for business as an event center/banquet hall under the name Cipriani (or any similar moniker), (y) with regard to any Trigger Period commenced in connection with clause (iii) above, the Specified Tenant Trigger Period ceasing to exist, and (z) with regards to any Trigger Period commenced in connection with clause (iv) above, a Financial Hurdle Trigger Period ceasing to exist.

A “Financial Hurdle Trigger Period” means a period (A) commencing upon the earliest of (i) Cipriani USA reporting gross revenues for the trailing 12-month period of less than $100,000,000 as of the end of any calendar quarter, (ii) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 4 – Cipriani NYC Portfolio

Operating Tenants (as defined below) reporting aggregate gross revenues (including gross revenues of Star Group) for the trailing 12-month period for the Cipriani NYC Portfolio Properties of less than $50,000,000 as of the end of any calendar quarter, (iii) the Operating Tenants reporting aggregate OpCo EBITDAR (including gross revenues of Star Group) for the trailing 12-month period of less than $18,750,000 as of the end of any calendar quarter, (iv) Cipriani USA reporting EBITDAR of less than $25,000,000 as of the end of any calendar quarter (collectively, clauses (A)(i) through (iv) above, the “Financial Hurdles”), and expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender that all of the Financial Hurdles have been satisfied for at least two consecutive calendar quarters.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof) other than de minimis space that would not reasonably be expected to have a material adverse effect, (iii) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (iv) any bankruptcy or similar insolvency of Specified Tenant, and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will be required to include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Cipriani NYC Portfolio Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (iv) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

A “Specified Tenant” means as applicable, (i) each Operating Tenant, and (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and any guarantor(s) of the applicable related Specified Tenant lease(s) (including Cipriani USA).

A “Operating Tenant” means, collectively or individually as the context may require, (i) 42nd Street Lessee, LLC, a Delaware limited liability company and (ii) GC Ballroom Operator, LLC, a Delaware limited liability company.

License Agreement. Cipriani Group, Inc., the borrowers and operators of the Cipriani NYC Portfolio Properties executed a license agreement granting the lender an exclusive, irrevocable, transferable, and royalty-free right to use the Cipriani trademarks solely in connection with offering services at the Cipriani NYC Portfolio Properties upon the occurrence of an event of default under the Cipriani NYC Portfolio Whole Loan. The license agreement will terminate upon the later of (i) repayment in full of the Cipriani NYC Portfolio Whole Loan and (ii) two years after the date lender takes possession of the Cipriani NYC Portfolio Properties in connection with a foreclosure.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 5 – Rhino Retail Portfolio 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 5 – Rhino Retail Portfolio 2

Everett
Port Ludlow
Lake Stevens
Mukilteo
Puget Sound
Lynnwood
Monroe
Quilcene
Edmonds
Shoreline
Bothell
Kenmore
Poulsbo
Cottage Lake
Silverdale
Inglewood
Redmond
SEATTLE
Kirkland
Seabeck
Bainbridge Island
Bellevue
Sammamish
Bremerton
Manchester
Mercer Island
Issaquah
Newcastle
Port Orchard
Belfair
White Center
Renton
SeaTac
Purdy
Des Moines
East Hill
Hobart
Maple Valley
Kent
Gig Harbor
Federal Way
Black Diamond
Auburn
TACOMA
Longbranch
University Place
Lakewood
Enumclaw

Kewaskum
Belgium
Mayville
West Bend
Horicon
Port Washington
Slinger
Hartford
Grafton
Germantown
Mequon
Richfield
Watertown
Brown Deer
Lake Michigan
Oconomowoc
Menomonee Falls
Delafield
Brookfield
Shorewood
Lake Mills
Jefferson
Waukesha
MILWAUKEE
New Berlin
Fort Atkinson
Franklin
Muskego
Oak Creek
Whitewater
East Troy
Caledonia
Waterford
Racine
Mount Pleasant
Elkhorn
Burlington
Delavan
Darien
Kenosha
Twin Lakes
Bristol
Pleasant Prairie
WISCONSIN
ILLINOIS
Antioch

Five Corners
Hockinson
Orchards
WASHINGTON
Vancouver
Camas
PORTLAND
Fairview
Hillsboro
Forest Grove
Troutdale
Aloha
Gresham
Beaverton
Milwaukie
Happy Valley
OREGON
Tigard
Lake Oswego
Damascus
Tualatin
Gladstone
Sherwood
Oregon City
Newberg
Wilsonville
Estacada
Lafayette
Canby
Beavercreek
Dayton
CASCADE RANGE
Mulino
Woodburn
Molalla

Stockton
Sonora
Manteca
Tracy
Modesto
Yosemite Valley
Lake Don Pedro
SIERRA NEVADA MOUNTAINS
Turlock
Patterson
Mariposa
Merced
Los Banos
Chowchilla
Madera
Hollister
Clovis
Mendota
FRESNO
Reedley
Soledad

Pyramid Lake
Sparks
RENO
Fernley
Fallon
Truckee
Silver Springs
Incline Village
Carson City
Lake Tahoe
South Lake Tahoe
Gardnerville Ranchos
SIERRA NEVADA MTS
NEVADA
CALIFORNIA

Rhino Retail Portfolio 2

1	Monte Vista	Turlock, CA
2	Sherwood	Sherwood, OR
3	Madera Marketplace	Madera, CA
4	Silverdale Village	Silverdale, WA
5	Port Orchard	Port Orchard, WA
6	Grafton	Grafton, WI
7	Fallon	Fallon, NV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 5 – Rhino Retail Portfolio 2
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$55,000,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	8.1%	Net Rentable Area (SF):	827,429
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Sanjiv Chopra	Occupancy:	95.5%
Interest Rate:	6.97500%	Occupancy Date:	7/20/2023
Note Date:	7/28/2023	4th Most Recent NOI (As of)(4):	$4,037,012 (12/31/2020)
Maturity Date:	8/6/2033	3rd Most Recent NOI (As of)(4)(5):	$4,135,747 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$3,867,109 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(4)(6):	$3,670,860 (TTM 5/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$19,233,452
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$5,271,185
Lockbox / Cash Management:	Soft / Springing	UW NOI(6):	$13,962,267
Additional Debt(1):	Yes	UW NCF:	$12,992,206
Additional Debt Balance(1):	$75,500,000	Appraised Value / Per SF:	$198,631,638 / $240
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$158
Taxes:	$785,206	$157,041	N/A	Maturity Date Loan / SF:	$158
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.7%
Replacement Reserve:	$0	$10,343	N/A	Maturity Date LTV:	65.7%
TI/LC:	$0	$51,714	$1,861,715	UW NCF DSCR:	1.41x
Deferred Maintenance:	$47,813	$0	N/A	UW NOI Debt Yield:	10.7%
Free Rent and Gap Rent Reserve:	$2,578,518	$0	N/A
Static Insurance Reserve:	$306,455	$0	N/A
Planet Fitness TI/LC:	$468,576	$100,000	$968,576
Outstanding TI/LC:	$8,513,460	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$130,500,000	99.9%	Loan Payoff	$112,026,380	85.7%
Borrower Sponsor Equity	194,081	0.1	Reserves	12,700,027	9.7
			Closing Costs(7)	5,967,674	4.6
Total Sources	$130,694,081	100.0%	Total Uses	$130,694,081	100.0%
(1)	The Rhino Retail Portfolio 2 Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $130.5 million (the “Rhino Retail Portfolio 2 Whole Loan”). The Financial Information in the chart reflects the Cut-off Date Balance of the Rhino Retail Portfolio 2 Whole Loan.
(2)	The borrowers of the Rhino Retail Portfolio 2 Whole Loan are Rhino Holdings Turlock, LLC, Rhino Holdings Port Orchard, LLC, Rhino Holdings Madera Marketplace, LLC, Rhino Holdings Grafton, LLC, Rhino Holdings Fallon, LLC, Rhino Holdings SV, LLC and Rhino Holdings Sherwood, LLC.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(5)	3rd Most Recent NOI excludes the Silverdale Village mortgaged property, as the mortgaged property was acquired in 2021 and such information is not available.
(6)	The increase from Most Recent NOI to UW NOI is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties (as defined below). Recent leasing includes several major tenants, including Ross Dress for Less ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commenced in August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and TJ Maxx ($236,922 of underwritten base rent; lease commencement date of October 2023).
(7)	Closing Costs include certain tenant improvement draws and construction allowance draws, including $655,217 to TJ Maxx and $558,592 to Smart & Final. Additionally, $879,800 of previous loan exit fees on the Port Orchard mortgaged property as well as a $200,000 origination fee were included in Closing Costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 5 – Rhino Retail Portfolio 2

The Loan. The Rhino Retail Portfolio 2 mortgage loan (the “Rhino Retail Portfolio 2 Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in an 827,429 square foot, seven-property anchored retail portfolio located in California, Oregon, Washington, Wisconsin and Nevada (each, a “Rhino Retail Portfolio 2 Property”, and collectively, the “Rhino Retail Portfolio 2 Properties”). The Rhino Retail Portfolio Whole Loan consists of six pari passu notes and accrues interest at a rate of 6.97500% per annum. The Rhino Retail Portfolio 2 Whole Loan has a ten-year term and is interest-only for the entire term. The Rhino Retail Portfolio 2 Whole Loan was co-originated on July 28, 2023 by Barclays Capital Real Estate Inc. (“Barclays”) and Bank of America, N.A. (“BANA”). The controlling Note A-1 and non-controlling Note A-2, with an aggregate original principal balance and Cut-off Date Balance of $55,000,000, will both be contributed to the BBCMS 2023-C21 securitization trust by Barclays. The remaining notes are currently held by Barclays and BANA or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The Rhino Retail Portfolio 2 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C21 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2023-C21	Yes
A-2	25,000,000	25,000,000	BBCMS 2023-C21	No
A-3(1)	20,000,000	20,000,000	Barclays	No
A-4(1)	15,500,000	15,500,000	Barclays	No
A-5(1)	30,000,000	30,000,000	BANA	No
A-6(1)	10,000,000	10,000,000	BANA	No
Whole Loan	$130,500,000	$130,500,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Rhino Retail Portfolio 2 Properties consist of seven anchored retail centers located in California (59.9% of whole allocated loan amount (“ALA”)), Oregon (18.8% of ALA), Washington (14.8% of ALA), Wisconsin (3.8% of ALA) and Nevada (2.8% of ALA). The Rhino Retail Portfolio 2 Properties were 95.5% occupied by 142 tenants as of July 20, 2023. The Rhino Retail Portfolio 2 Properties include 5,165 parking spaces (approximately 6.2 parking spaces per 1,000 square feet of net rentable area (“NRA”) based on a weighted average of each Rhino Retail Portfolio 2 Property’s NRA).

The following table presents certain information relating to the Rhino Retail Portfolio 2 Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Monte Vista	Turlock, CA	2000 / 2015	275,087	98.7%	$58,000,000	44.4%	$94,943,627	47.8%
Sherwood	Sherwood, OR	1995 / NAP	125,515	99.3%	$24,500,000	18.8%	$35,558,011	17.9%
Madera Marketplace	Madera, CA	1992 / NAP	134,833	85.8%	$20,200,000	15.5%	$28,400,000	14.3%
Silverdale Village	Silverdale, WA	1965 / 2023	73,818	93.8%	$10,300,000	7.9%	$14,390,000	7.2%
Port Orchard	Port Orchard, WA	1995 / 2022	75,349	100.0%	$9,000,000	6.9%	$12,670,000	6.4%
Grafton	Grafton, WI	1989 / 2022	82,374	98.1%	$4,900,000	3.8%	$6,960,000	3.5%
Fallon	Fallon, NV	1990 / NAP	60,453	87.1%	$3,600,000	2.8%	$5,710,000	2.9%
Total			827,429	95.5%	$130,500,000	100.0%	$198,631,638	100.0%
(1)	Occ. % is as of July 20, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Major Tenants.

Harbor Freight Tools (52,829 square feet; 6.4% of portfolio NRA; 4.4% of portfolio underwritten base rent). Harbor Freight Tools was founded in 1977. Harbor Freight Tools (S&P: BB-) now operates over 1,400 stores and has had over 75 million customers in its over 40-year history. Harbor Freight Tools reported revenue of approximately $6.8 billion in 2022, which was approximately a 33.3% increase from 2021. Harbor Freight Tools is a tenant at three of the Rhino Retail Portfolio 2 Properties. Harbor Freight Tools leases 16,310 square feet and has been a tenant at the Fallon mortgaged property since 2020 under a lease that is scheduled to expire in December 2030. Harbor Freight Tools leases 17,500 square feet and has been a tenant at the Grafton mortgaged property since 2022 under a lease that is scheduled to expire in November 2032. Harbor Freight Tools leases 19,019 square feet and has been a tenant at the Silverdale Village mortgaged property since 2022 under a lease that is scheduled to expire in July 2032. Harbor Freight Tools has five, five-year renewal options for its space at the Fallon and Grafton mortgaged properties. Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property. Harbor Freight Tools has the right to terminate its space at the Fallon mortgaged property at any time following the 90-day period from January 1, 2025 through December 31, 2025, with 60 days’ notice, if gross sales do not exceed $4,000,000 during such period. According to a third party provider, Harbor Freight Tools gross sales at the Fallon mortgaged property are currently estimated to be higher than the termination sales threshold. Upon timely delivery of the termination notice, Harbor Freight Tools will be required to pay a termination fee equal to the sum of (i) 50% of the brokerage commission to the extent the same was actually paid by the landlord to the broker and (ii) $50,000 representing 50% of the allowance to the extent the same was actually paid by the landlord to Harbor Freight Tools. Harbor Freight Tools has the right to terminate its space at the Grafton mortgaged property on November 30, 2029, subject to prior written notice provided at any time prior to December 1, 2028. Harbor Freight Tools does not have any termination options at the Silverdale Village mortgaged property.

Hobby Lobby Stores, Inc. (49,793 square feet; 6.0% of portfolio NRA; 2.7% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby has been at the Sherwood mortgaged property since 2020, has a current lease expiration date in February 2030 and has three, five-year lease renewal options remaining. Hobby Lobby has no termination options.

Dick’s Sporting Goods (45,000 square feet; 5.4% of portfolio NRA; 4.9% of portfolio underwritten base rent). Dick’s Sporting Goods (“Dick’s”) is a Fortune 500 company founded in 1948 and headquartered in Pittsburgh, Pennsylvania. Dick’s (Moody’s/S&P: Baa3/BBB) is an omnichannel retailer that serves athletes and outdoor enthusiasts by offering an assortment of sports equipment, apparel, footwear and accessories. Dick’s operates more than 850 Dick’s Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through its mobile app. Dick’s reported net sales of $12.4 billion for the trailing 12-month period through January 28, 2023, which was a 0.6% increase from 2021 and 41% higher than 2019. Dick’s has been at the Monte Vista mortgaged property since 2014, has a current lease expiration in January 2025 and has three, five-year renewal options remaining. Dick’s has no termination options.

Environmental. According to the Phase I environmental reports dated June 19, 2023 and July 7, 2023, a recognized environmental condition (a “REC”) was identified at the Silverdale Village mortgaged property and controlled recognized environmental conditions (each, a “CREC”) were identified at the Port Orchard and Sherwood mortgaged properties.

A dry cleaning business formerly operating at the Silverdale Village mortgaged property used cleaning solvent components (chlorinated compounds including Perchloroethylene (“PCE”)) which have impacted soil and groundwater at the Silverdale Village mortgaged property that exceed their respective Model Toxics Control Act cleanup levels. The extent of the impacted soil and groundwater at the Silverdale Village mortgaged property has been fully delineated and an enhanced bioremediation remedial action, approved by the Washington Department of Ecology (“WDE”), is being implemented to address the impacted soil and groundwater. The cleanup is being conducted under a WDE Voluntary Cleanup Plan (“VCP”) agreement between the Mentor Company (the prior owner of the Silverdale Village mortgaged property and identified responsible party) and WDE. The chlorinated compound impacts to soil and groundwater at the Silverdale Village mortgaged property is identified as a REC; however, since the responsible party has been identified, and remediation is being conducted under the VCP, no further investigation is required at this time. A third-party consultant hired by Mentor Company estimated $86,000 expenses remaining prior to obtaining closure. Mentor Company has a remaining escrow of $118,116 for the remaining remediation work.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Based on the analytical soil and soil vapor data at the Port Orchard mortgaged property, the presence of PCE impacted soil beneath the South Park Cleaners tenant space is classified as a CREC. On March 26, 2020, a Vapor Intrusion Assessment Report was completed at the Port Orchard mortgaged property. Based on the results of the Vapor Intrusion Assessment Report, further assessment of vapor intrusion risk is not recommended.

CRECs were identified at the Sherwood mortgaged property in connection with a gas station and dry cleaning services. With regard to the gas station, benzene in groundwater was found to be above regulatory criteria, however, the contamination has been determined to be localized and not indicative of a significant contamination plume. With regard to the dry cleaning tenant, PCE was detected in excess of the Oregon Department of Environmental Quality Risk Based Concentrations (“RBC”) for urban residential settings and occupational settings. No further action was required given that the vapor intrusion risks were acceptable for commercial occupants, however, the release of PCE represents a CREC.

Environmental insurance was obtained at origination of the Rhino Retail Portfolio 2 Whole Loan for the Port Orchard and Sherwood mortgaged properties with a coverage limit of $4,000,000 and a policy expiration date of July 27, 2026. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2020	2021(2)	2022(2)(3)	Current(3)(4)
NAV	84.5%	84.0%	95.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Includes certain parcels at the Monte Vista mortgaged property that are no longer included in the collateral.
(3)	The increase from 2022 occupancy to current occupancy is attributed to recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross Dress for Less (28,321 SF; lease commencement date of December 2023), Treetop Village Early Learning Center (30,000 SF; lease commenced in August 2023), Big Lots (39,042 SF; lease commencement date of December 2023), Smart & Final (30,161 SF; lease commencement date of December 2023), Planet Fitness (19,910 SF; lease commencement date of June 2024) and TJ Maxx (22,564 SF; lease commencement date of October 2023).
(4)	Current Occupancy is as of July 20, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Ten Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Renewal Options
Harbor Freight Tools	Various(4)	NR / BB- / NR	52,829	6.4%	$12.30	$649,600	4.4%	Various(4)	Various(5)
Hobby Lobby	Sherwood	NR / NR / NR	49,793	6.0	$8.00	398,344	2.7	2/28/2030	3, 5-year
Dick's Sporting Goods	Monte Vista	Baa3 / BBB / NR	45,000	5.4	$16.00	720,000	4.9	1/31/2025	3, 5-year
Big Lots	Grafton	NR / NR / NR	39,042	4.7	$6.40	250,000	1.7	1/31/2034	3, 5-year
Boot Barn	Various(6)	NR / NR / NR	32,040	3.9	$7.69	246,546	1.7	Various(6)	3, 5-year
Smart & Final	Madera Marketplace	NR / NR / NR	30,161	3.6	$20.00	603,220	4.1	11/30/2038	3, 5-year
Treetop Village Early Learning Center	Port Orchard	NR / NR / NR	30,000	3.6	$12.00	360,000	2.4	8/31/2033	2, 5-year
Ross Dress for Less	Madera Marketplace	A2 / BBB+ / NR	28,321	3.4	$12.86	364,078	2.5	1/31/2034	4, 5-year
TJ Maxx	Fallon	A2 / A / NR	22,564	2.7	$10.50	236,922	1.6	9/30/2033	4, 5-year
Planet Fitness	Silverdale Village	NR / NR / NR	19,910	2.4	$18.50	368,335	2.5	5/31/2034	4, 5-year
Top Ten Tenants			349,660	42.3%	$12.00	$4,197,045	28.4%

Remaining Tenants			440,217	53.2%	$24.01	$10,568,722	71.6%

Occupied Collateral Total / Wtd. Avg.			789,877	95.5%	$18.69	$14,765,767	100.0%

Vacant Space			37,552	4.5%

Collateral Total			827,429	100.0%

(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Includes $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.
(4)	Harbor Freight Tools occupies 16,310 SF at the Fallon mortgaged property with a lease expiration date of December 31, 2030, 17,500 SF at the Grafton mortgaged property with a lease expiration date of November 30, 2032 and 19,019 SF at the Silverdale Village mortgaged property with a lease expiration date of July 31, 2032.
(5)	Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property and five, five-year renewal options at the Fallon and Grafton mortgaged properties.
(6)	Boot Barn occupies 13,776 SF at the Fallon property with a lease expiration date of May 31, 2032, and 18,264 SF at the Monte Vista property with a lease expiration date of November 30, 2031. Boot Barn has the option to terminate its space at the Monte Vista property in the event that sales from December 1, 2025 through November 30, 2026 (the Measuring Period”) are less than $2,200,000. If sales are less than $2,200,000 in such period, and if Boot Barn exercises the termination option, Boot Barn must provide termination notice to the lender within 90 days after the Measuring Period. Boot Barn’s lease would then terminate 180 days after the lender’s receipt of the termination notice. Boot Barn reported sales of approximately $7.6 million ($418 per square foot) for the trailing 12-month period ending in June 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	37,552	4.5%	NAP	NA	P	37,552	4.5%	NAP	NAP
2023 & MTM	0	0	0	$0	0.0%		37,552	4.5%	$0	0.0%
2024	14	31,885	3.9	992,540	6.7		69,437	8.4%	$992,540	6.7%
2025	18	103,164	12.5	2,103,466	14.2		172,601	20.9%	$3,096,006	21.0%
2026	19	74,037	8.9	1,489,074	10.1		246,638	29.8%	$4,585,080	31.1%
2027	22	83,373	10.1	1,933,683	13.1		330,011	39.9%	$6,518,763	44.1%
2028	17	64,277	7.8	1,623,342	11.0		394,288	47.7%	$8,142,105	55.1%
2029	7	17,366	2.1	477,654	3.2		411,654	49.8%	$8,619,759	58.4%
2030	12	92,732	11.2	1,225,317	8.3		504,386	61.0%	$9,845,076	66.7%
2031	6	29,437	3.6	379,825	2.6		533,823	64.5%	$10,224,901	69.2%
2032	11	74,113	9.0	1,176,023	8.0		607,936	73.5%	$11,400,923	77.2%
2033	10	71,027	8.6	1,216,079	8.2		678,963	82.1%	$12,617,002	85.4%
2034 & Beyond	12	148,466	17.9	2,148,765	14.6		827,429	100.0%	$14,765,767	100.0%
Total	148	827,429	100.0%	$14,765,767	100.0%
(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.

Operating History and Underwritten Net Cash Flow(1)
	2020(2)	2021(2)(3)	2022(2)	TTM(2)(4)(5)	Underwritten(5)	Per SF	%(6)
Base Rent	$4,765,307	$4,643,279	$4,867,367	$4,715,375	$14,381,488	$17.38	70.5%
Vacancy Gross Up	0	0	0	0	761,094	0.92	3.7
Percentage Rent(7)	12,993	6,671	0	0	384,278	0.46	1.9
Gross Potential Income	$4,778,300	$4,649,950	$4,867,367	$4,715,375	$15,526,860	$18.77	76.1%
Reimbursements	1,577,271	1,500,131	1,531,526	1,362,892	4,717,952	5.70	23.1
Other Income	31,823	65,058	32,347	39,084	146,357	0.18	0.7
Net Rental Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$20,391,169	$24.64	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,157,716)	(1.40)	(5.7)
Effective Gross Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$19,233,452	$23.24	94.3%
Total Expenses	$2,350,382	$2,079,392	$2,564,132	$2,446,492	$5,271,185	$6.37	27.4%
Net Operating Income	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$13,962,267	$16.87	72.6%
TI/LC	0	0	0	0	845,946	1.02	4.4
Cap Ex	0	0	0	0	124,114	0.15	0.6
Net Cash Flow	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$12,992,206	$15.70	67.6%
(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(3)	2021 cash flows exclude the Silverdale Village mortgaged property, as it was acquired in 2021 and such information is not available.
(4)	TTM reflects the trailing 12 months ending May 31, 2023.
(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows, which has an Underwritten Net Operating Income of $6,327,824 and an Underwritten Net Cash Flow of $5,901,878. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commenced in August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and TJ Maxx ($236,922 of underwritten base rent; lease commencement date of October 2023).
(6)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(7)	Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The Rhino Retail Portfolio 2 Properties consist of seven properties located across five different states. The Rhino Retail Portfolio 2 Properties are located in submarkets with vacancy rates ranging from 1.10% to 6.40% and average market asking rents PSF ranging from $14.74 to $21.32.

The following table presents certain market information relating to the Rhino Retail Portfolio 2 Properties:

Market Summary(1)
Property Name	Location	Market	Submarket	UW Rental Rate PSF(2)	Market Rent Rate PSF	Average Submarket Vacancy
Monte Vista	Turlock, CA	Stockton Modesto	Turlock SW Stanislaus	$24.43	$25.90	3.10%
Sherwood	Sherwood, OR	Portland MSA	I-5 Corridor	$20.84	$22.39	2.70%
Madera Marketplace	Madera, CA	Fresno	Suburban Madera	$18.20	$18.22	3.10%
Silverdale Village	Silverdale, WA	Kitsap County	3 Mile	$17.17	$17.20	2.30%
Port Orchard	Port Orchard, WA	Kitsap County	3 Mile	$14.32	$15.10	6.40%
Grafton	Grafton, WI	Milwaukee	North Ozaukee	$8.34	$9.01	1.10%
Fallon	Fallon, NV	Reno/Sparks	Fallon	$9.25	$11.89	1.10%
(1)	Source: Appraisals dated from June 7, 2023 through June 10, 2023.
(2)	Based on the underwritten rent roll dated July 20, 2023 and includes $384,278 of percentage rent.

The Borrowers. The borrowers are Rhino Holdings Turlock, LLC, Rhino Holdings Port Orchard, LLC, Rhino Holdings Madera Marketplace, LLC, Rhino Holdings Grafton, LLC, Rhino Holdings Fallon, LLC, Rhino Holdings SV, LLC and Rhino Holdings Sherwood, LLC, all Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Rhino Retail Portfolio 2 Whole Loan.

The Borrower Sponsor. The non-recourse carve-out guarantor and borrower sponsor of the Rhino Retail Portfolio 2 Whole Loan is Sanjiv Chopra. Sanjiv Chopra is founder and chief executive officer of Rhino Investment Group, a real estate acquisition and development firm with a portfolio of over 5 million square feet located on over 60 sites throughout the United States. The borrower sponsor previously owned and controlled an entity that filed for Chapter 11 bankruptcy in 2019 (later converted to Chapter 7 proceedings) related to certain fitness centers operated by such entity, and the borrower sponsor filed for a personal bankruptcy in 2011 that was resolved in 2015. See “—Litigation and Other Considerations” and “—Loan Purpose: Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Rhino Retail Portfolio 2 Properties are managed by various third-party management companies that are not affiliated with the borrower sponsor, apart from the Fallon mortgaged property. The Fallon mortgaged property is self-managed.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $8,513,460 for upfront TI/LCs, (ii) approximately $2,578,518 for free rent and gap rent, (iii) $785,206 for taxes, (iv) $468,576 related to a Planet Fitness TI/LC reserve for upfront TI/LCs, (v) $306,455 as a static upfront insurance payment and (vi) $47,813 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $157,041.

Insurance Escrows – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $10,343 ($0.15 PSF annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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TI/LC – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $51,714 ($0.75 PSF annually) subject to a cap of $1,861,715 (3 years of collections).

Planet Fitness Reserve – Planet Fitness is expected to open for business in February 2024 at the Silverdale Village mortgaged property and will be due a $968,576 tenant improvement reimbursement in accordance with its lease. The borrower deposited $468,576 at origination and on a monthly basis, the borrowers are required to escrow $100,000 until $968,576 is reserved.

Lockbox / Cash Management. The Rhino Retail Portfolio 2 Whole Loan documents require a soft, springing hard lockbox, with springing cash management. Prior to a Trigger Period (as defined below), all rents received by the borrower or property manager will be deposited into the lockbox account within one business day of receipt. Commencing at the first Trigger Period, the borrower is required to instruct all tenants to deposit rent directly to the lockbox account. So long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Rhino Retail Portfolio 2 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Rhino Retail Portfolio 2 Whole Loan documents. If the DSCR is less than 1.10x for two consecutive calendar quarters, all excess cash flow will be reserved with the lender.

A “Trigger Period” will commence upon the earliest of (i) an event of default or (ii) the DSCR being less than 1.10x, based on a 30 year amortization schedule, and will expire upon (x) with regard to clause (i), the cure of such event of default, and (y) with regard to clause (ii), the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, based on a 30 year amortization schedule.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. From and after the date that is two years following the date on which a securitization has occurred, a mezzanine loan is permitted provided that each of the following conditions, among others as described in the Rhino Retail Portfolio 2 Whole Loan documents, are satisfied: (i) no event of default has occurred or is continuing; (ii) the combined loan to value ratio is less than or equal to 65.7%; (iii) the net cash flow debt yield as of the date of closing of the proposed permitted mezzanine loan (without giving effect to the permitted mezzanine loan) is equal to or greater than 9.96%; and (iv) the combined debt service coverage ratio is equal to or greater than 1.25x based on a 30 year amortization schedule.

Partial Release. Provided that no event of default exists, after September 5, 2025, the borrowers may obtain the release of the Fallon mortgaged property, the Grafton mortgaged property and/or the Port Orchard mortgaged property, upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 115% of the ALA of the property being released and (b) net proceeds received in connection with the sale of the individual mortgaged property; (ii) if such partial release occurs prior to the open date, which is the payment date occurring in February 2033, payment of the yield maintenance premium; (iii) the debt service coverage ratio is equal to or greater than (a) 1.25x based on a 30 year amortization schedule and (b) the debt service coverage ratio for the remaining mortgaged properties for the 12 months immediately preceding the release; (iv) the loan-to-value ratio for the remaining mortgaged properties is no greater than the lesser of (a) 65.7% and (b) the loan-to-value ratio for the remaining mortgaged properties immediately preceding the release; (v) the net cash flow debt yield is equal to the greater of (a) 9.96% and (b) the net cash flow debt yield for the remaining mortgaged properties for the 12 months immediately preceding the release; and (vi) satisfaction of all REMIC requirements.

Additionally, provided that no event of default exists, the borrowers may obtain a release of the designated outparcel consisting of unproved land located at the Sherwood mortgaged property upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 100% of the appraised value of the designated outparcel and (b) 100% of the net sales proceeds of the designated parcel, provided that in each case, if such release occurs prior to the open date, together with the payment of the applicable yield maintenance premium; and (ii) net cash flow debt yield and debt service coverage ratio is greater than or equal to, and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Structural and Collateral Term Sheet	BBCMS 2022-C21
No. 5 – Rhino Retail Portfolio 2

loan to value ratio is less than or equal to, 9.96%, 1.41x and 65.7%, respectively, and such ratios immediately prior to the release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 6 – CX - 250 Water Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 6 – CX - 250 Water Street

CX-250 Water Street
250 Water Street
Cambridge, MA 02141
Medford
Meadow Glen
Mystic River
Northern Expwy
Magoun Square
Somerville
Foss Park
Assembly Row
MIDDLESEX COUNTY
Charlestown
Bunker Hill
Bunker Hill Community College
Hood Business Park
Cambridge College
USS Constitution Museum
Tobin Bridge
American Academy of Arts and Sciences
Harvard Museum of Natural History
Sanders Theatre
Harvard University
Spaulding Hospital Cambridge
Cambridge Health Alliance
War Memorial Recreation Center
Twin City Plaza
Philips Research
Sanofi
CAMBRIDGE
EF Education First
CambridgeSide
Museum of Science
Inman Square
Momenta Pharmaceuticals
Biogen
Draper Laboratory
Moderna
MIT Museum
MIT Plasma Science and Fusion Ctr.
Great Dome
MIT Wong Auditorium
Massachusetts Institute of Technology
Gallery 263
Memorial Plaza
Briggs Field
Charles River
HARVARD BRIDGE
CHARLESTOWN BRIDGE
Boston Harbor
Logan Intl. Airport 1 mile
North End
TD Garden
Mass. General Hospital
JFK Federal Building
Faneuil Hall
State House
New England Aquarium
Beacon Hill
Downtown Boston
100 Federal St.
Sumner Tunnel
Callahan Tunnel
Fisher College
Boston Common
Back Bay
BOSTON
Emerson College
Tufts Univ. School of Medicine
Prudential Center
Boston University
Mass Turnpike
Mass Pike
NORFOLK COUNTY
Brookline
Fenway Park
Hynes Conv. Ctr.
111 Huntington Ave
Wheelock College
South End
SUFFOLK COUNTY
Boston Convention & Exhibition Ctr.
South Boston
Harvard St
Main St
Broadway
Medford St
Cedar St
Lowell St
Highland Ave
Pearl St
Summer St
Beacon St
Somerville Ave
Washington St
Cambridge St
Western Ave
River St
Magazine St
Brookline St
Albany St
Vassar St
Binney St
Storrow Dr
Commonwealth Ave
Alford St
Bunker Hill St
High St
GREEN LINE
RED LINE
BLUE LINE
ORANGE LINE
MBTA FITCHBURG MAIN LINE
Atlantic Ocean
Burlington
Wakefield
Peabody
Salem
Lynn
Swampscott
Woburn
Stoneham
Saugus
Winchester
Melrose
Lexington
Malden
Arlington
Revere
Lincoln
Belmont
Everett
Waltham
Chelsea
Watertown
Winthrop
Newton
Brookline
Wellesley
Needham
Milton
Quincy
Dedham
Dover
Westwood
Weymouth
Braintree
Norwood
Randolph
Medfield
Hingham

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 6 – CX - 250 Water Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$53,150,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,150,000	Property Type – Subtype:	Mixed Use – Lab / Office
% of IPB:	7.8%	Net Rentable Area (SF):	479,004
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrower:	DW Propco EF, LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsors(2):	Various	Occupancy:	98.7%
Interest Rate(3):	5.50950%	Occupancy Date:	10/10/2023
Note Date:	1/27/2023	4th Most Recent NOI (As of)(7):	NAV
Anticipated Repayment Date(3):	2/10/2033	3rd Most Recent NOI (As of)(7):	NAV
Interest-only Period(3):	120 months	2nd Most Recent NOI (As of)(7):	NAV
Original Term(3):	120 months	Most Recent NOI (As of)(7):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	99.0%
Amortization Type(3):	Interest Only – ARD	UW Revenues:	$62,561,733
Call Protection(4):	L(24),YM1(7),DorYM1(82),O(7)	UW Expenses:	$13,277,931
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$49,283,802
Additional Debt(1):	Yes	UW NCF:	$49,164,051
Additional Debt Balance(1):	$478,350,000	Appraised Value / Per SF(8):	$1,090,000,000 / $2,276
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/1/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,110
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,110
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	48.8%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(3)(8):	48.8%
Other Reserves(6):	$17,593,844	$0	N/A	UW NCF DSCR:	1.66x
				UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$531,500,000	98.6%	Loan Payoff	$473,876,626	87.9%
Cash Equity Contribution	7,497,903	1.4	Outstanding TI Payment(9)	44,192,678	8.2
			Upfront Reserves	17,593,844	3.3
			Closing Costs	3,334,755	0.6
Total Sources	$538,997,903	100.0%	Total Uses	$538,997,903	100.0%
(1)	The CX - 250 Water Street Mortgage Loan (as defined below) is part of a whole loan evidenced by 21 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $531.5 million (the “CX - 250 Water Street Whole Loan”). The Financial Information in the chart above reflects the CX - 250 Water Street Whole Loan.
(2)	The borrower sponsors are DivcoWest Real Estate Services, LLC, California State Teachers’ Retirement System and Teacher Retirement System of Texas.
(3)	The CX – 250 Water Street Whole Loan is structured with an anticipated repayment date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.50950% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000%. The metrics presented above are calculated based on the ARD.
(4)	The CX - 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the CX - 250 Water Street Whole Loan to be securitized. The assumed defeasance lockout period is based on the BBCMS 2023-C21 closing date in October 2023. The actual defeasance lockout period may be longer.
(5)	For a full description of Escrows and Reserves, see “—Escrows and Reserves” below.
(6)	The Other Reserves represent a base building work reserve ($5,932,952), an outstanding TI/LC reserve ($7,160,274) and an outstanding linkage fees reserve ($4,500,617). See “—Escrows and Reserves” below.
(7)	Historical financial information is not available because the CX - 250 Water Street Property (as defined below) was built in 2022.
(8)	Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization”, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 57.8% for the CX - 250 Water Street Whole Loan.
(9)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsors at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 6 – CX - 250 Water Street

The Loan. The CX - 250 Water Street mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a fixed rate whole loan that is evidenced by 21 pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by the borrower’s fee interest in a 479,004 square foot mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Square Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, N.A. (“BANA”), Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank USA and 3650 Real Estate Investment Trust 2 LLC. The non-controlling Notes A-19 and A-20, with an aggregate original principal balance and Cut-off Date Balance of $53,150,000, will be included in the BBCMS 2023-C21 securitization trust. The remaining notes are summarized in the table below. Notes A-1, A-3 and A-7 are expected to be contributed to one or more future securitization trust(s). The CX - 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 trust until the securitization of the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at a rate of 5.50950% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “—Lockbox / Cash Management.”

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1(1)	$56,250,000	$56,250,000	BANA	Yes
A-2, A-6, A-8	75,125,000	75,125,000	BBCMS 2023-C20	No
A-3, A-7(1)	55,000,000	55,000,000	BANA	No
A-5, A-9-1	72,000,000	72,000,000	BANK 2023-BNK46	No
A-4, A-12	55,000,000	55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	65,625,000	65,625,000	MSWF 2023-1	No
A-9-2, A-13, A-15, A-16	46,200,000	46,200,000	BMO 2023-C6	No
A-17, A-18	53,150,000	53,150,000	Benchmark 2023-B38	No
A-19, A-20	53,150,000	53,150,000	BBCMS 2023-C21	No
Whole Loan	$531,500,000	$531,500,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The CX - 250 Water Street Property is a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was developed in 2022 by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco (as defined below), which owns 17 out of 21 parcels. Cambridge Crossing broke ground in May 2017 and upon completion is expected to include over 16 buildings, 2.1 million square feet of science and technology space, 2.4 million square feet of residential space, 100,000 square feet of dining and retail space and 11 acres of green and open space. Over 2.1 million square feet of space has already started construction or been completed and major tenants include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle and dedicated bike lanes throughout. Cambridge Crossing is located approximately 3.5 miles from Boston Logan International Airport.

The CX – 250 Water Street Property was designed by Jacobs and Ennead and construction was completed in 2022. The CX – 250 Water Street Property is a nine-story building with post-COVID design features and includes laboratory space (approximately 60.0% NRA), office space (approximately 40.0% NRA), ground floor retail (6,424 square feet), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 spaces per 1,000 SF), bike storage, a fitness center and an indoor solarium. The CX – 250 Water Street Property has 15’ – 20’ ceiling heights and six passenger elevators. Adjacent to the building is open green space with a playing field and a plaza to host food trucks.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 6 – CX - 250 Water Street

Major Tenant.

E.R. Squibb & Sons LLC (472,580 square feet, 98.7% of NRA, 100.0% of underwritten base rent): E.R. Squibb & Sons LLC is a wholly-owned subsidiary of Bristol Myers Squibb (“BMY”) (rated A+/A2 by S&P/Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology and cardiovascular disease, among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.2 billion in 2022.

The CX – 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the origination date and was fully reserved by the lender. In addition to such tenant improvement allowance, according to the borrower sponsors, BMY is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. The tenant is currently completing its work and has taken initial occupancy as of the third quarter of 2023.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through October 31, 2037, with two, 10-year renewal options and no termination options. E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 square feet on floor 9. The rent commencement dates of the BMY leases at the CX – 250 Water Street Property were July 1, 2022 and November 1, 2022. The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX – 250 Water Street Property is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the floor 9 leased premises, which, if exercised, would be effective on October 31, 2032 upon 18-30 months’ notice and payment of a contraction fee equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is coterminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option effective in July 2028 and has one, five-year extension option.

Environmental. The Phase I environmental assessment (“ESA”) dated May 24, 2022 identified a controlled recognized environmental condition at the CX – 250 Water Street Property resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston according to the ESA. Remedial actions are anticipated to be completed in connection with the completion of construction at the CX – 250 Water Street Property, and when completed, are expected to result in regulatory closure for the CX – 250 Water Street Property, according to the ESA. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 6 – CX - 250 Water Street
Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
N/A	N/A	N/A	98.7%
(1)	Historical occupancies are not applicable because the CX – 250 Water Street Property was built in 2022.
(2)	Current occupancy is as of October 10, 2023.

Top Tenant Summary(1)
Tenant	Suite	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
E.R. Squibb & Sons LLC	100 – 800	A2/A+/NR	415,900	86.8%	$88.50	$36,807,150	86.1%	10/31/2037
E.R. Squibb & Sons LLC(3)	900	A2/A+/NR	56,680	11.8	$105.00	5,951,400	13.9	10/31/2037
Occupied Collateral Total / Wtd. Avg.			472,580	98.7%	$90.48	$42,758,550	100.0%

Vacant Space			6,424	1.3%

Collateral Total			479,004	100.0%

(1)	Based on underwritten rent roll dated October 10, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the space on floor 9 effective on the last day of the 10th lease year (October 31, 2032) upon 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option effective in July 2028 and has one five-year extension option.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,424	1.3%	NAP	NA	P	6,424	1.3%	NAP	NA	P
MTM	0	0	0.0	$0	0.0%		6,424	1.3%	$0	0.0%
2023	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2024	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2025	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2026	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2027	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2028	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2029	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2030	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2031	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2032	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2033	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2034 & Thereafter	2	472,580	98.7	42,758,550	100.0		479,004	100.0%	$42,758,550	100.0%
Total	2	479,004	100.0%	$42,758,550	100.0%
(1)	Based on the underwritten rent roll dated October 10, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 6 – CX - 250 Water Street
Underwritten Net Cash Flow(1)
	Underwritten	Per SF	%(2)
Base Rent(3)	$43,079,750	$89.94	68.2%
Straight Line Rent(4)	5,689,409	11.88	9.0%
Total Reimbursements	12,827,911	26.78	20.3%
Parking Income	1,596,600	3.33	2.5%
Net Rental Income	$63,193,670	$131.93	100.0%
Vacancy/Credit Loss	(631,937)	(1.32)	(1.0%)
Effective Gross Income	$62,561,733	$130.61	99.0%
Total Expenses	13,277,931	27.72	21.2%
Net Operating Income	$49,283,802	$102.89	78.8%
Capital Expenditures	119,751	0.25	0.2%
TI/LC	0	0.00	0.0%
Net Cash Flow	$49,164,051	$102.64	78.6%
(1)	Historical financial information is not available because the CX – 250 Water Street Property was built in 2022.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Based on the in-place rent roll dated October 10, 2023 for contractual leases. The rent commencement dates for the CX – 250 Water Street Property were in July 2022 and November 2022.
(4)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.

The Market. The CX – 250 Water Street Property is located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub for the Northeast and for the entire United States. Eighteen of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology. There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

Submarket Statistics for Lab Space(1)
Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Summary of Comparable Leases(1)(2)
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX – 250 Water Street(2)(3) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines, Inc.	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average(4)				10.0		218,180	$103.26		$150.00
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated October 10, 2023.
(3)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent PSF of $105.00 with 2.75% annual increases.
(4)	Average excludes the CX – 250 Water Street Property.

The Borrower. The borrower is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CX – 250 Water Street Whole Loan.

The Borrower Sponsors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX – 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of September 30, 2022, Divco had over $17.7 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million square feet.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $311.1 billion as of April 30, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.31% (approximately $50.7 billion as of April 30, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, TRS was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

Property Management. The CX – 250 Water Street Property is managed by Divco West Real Estate Services, Inc., an affiliate of the borrower and of one of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $7,160,274 for outstanding tenant improvement allowances and leasing commissions, (ii) $5,932,952 for base building work with respect to construction of the CX - 250 Water Street Property, and (iii) $4,500,617 for outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to a Project Mitigation Agreement between the City of Somerville and the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the borrower is required to deposit 1/12th of the estimated annual real estate taxes into a real estate tax reserve.

Insurance Escrows – On a monthly basis during a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit 1/12th of estimated annual insurance premiums into an insurance reserve.

Rollover Reserves – During a Lease Sweep Period (as defined below), all excess cash will be swept into a rollover reserve.

A “Trigger Period” will occur:

(i) upon the ARD (with no cure or end date);

(ii) upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;

(iii) on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) the date on which funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equal or exceed $23,950,200; or

(iv) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i) the earliest to occur of:

(a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);

(b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or

(c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lender reasonably determines that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);

(ii) the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date;

(iii) solely with respect to any Lease Sweep Lease under which neither the applicable tenant, nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the property and the same has not been subleased in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;

(iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or

(v) the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A) if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;

(B) if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Lease space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;

(C) if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(D) if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;

(E) if triggered in the case of clause (iv) above, the date on which the subject default has been cured;

(F) if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender;

(G) if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or

(H) if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the BMY leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox / Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

On and after the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Whittier College
Hacienda Heights
N8
Puente Hills
Friendly Hills Country Club
72
Whittier
Colima Rd.
Whittier Blvd.
Mills Ave.
Whittwood Town Center
La Habra Towne Center
Sycamore Plaza
South Whittier
Leffingwell Rd.
La Habra Blvd.
Central Ave.
S. Beach Blvd
La Habra Circle
La Habra
Harbor Blvd.
Brea
Lambert Rd.
Los Angeles County
East La Mirada
La Habra Marketplace
1641 West Imperial Highway
La Habra, CA 90631
Imperial Hwy.
Brea Gateway
90
Westridge Plaza
Imperial Promenade
39
Westridge Golf Club
La Mirada Blvd.
Barbour Field
Biola University
La Mirada Park
La Mirada Golf Club
Brea Creek Golf Course
Euclid St.
Brea Blvd.
Orange County
West Coyote Hills Nature Park
Fullerton Golf Course
Morningside Plaza
La Mirada
Rosecrans Ave.
Metrolink
Ralph B. Clark Park
Camino Del Sol Shopping Center
Bastanchury Rd.
Providence St. Jude Medical Center
Coyote Hills Golf Course
S. Beach Blvd.
N. Gilbert St.
Valencia Mesa Dr.
Brea Dam Park
Los Coyotes Country Club
Los Angeles 20 miles
Hillcrest Office Park
Hillcrest Park
Santa Ana Fwy
Amerige Heights Town Center
Fullerton
Malvern Ave.
Fullerton College
Raymer Business Park
Artesia Blvd.
Buena Park
Downtown Plaza
Chapman Ave.
5
91 - OC Lines
Downtown Fullerton
Commonwealth Ave.
Fullerton Municipal Airport
Fullerton
Knott Ave.
Buena Park
Magnolia Ave.
Brookhurst St.
Euclid St.
Fullerton Town Center
Orangethorpe Ave.
Orangethorpe Ave.
Albertsons Co. SoCal Division Office
Artesia Fwy
Fullerton Metro Ctr.
Orangefair Marketplace
91
Riverside Fwy
LA Intl. Airport 28 miles
Amazon Distribution Center
Northwest Anaheim
AHMC Anaheim Regional Med. Cntr.
Glover Stadium
La Palma Ave.
La Palma Ave.
Knott's Berry Farm
Knott's Soak City
Buena Park Place
Anaheim
East St.
San Gabriel Mts
Burbank
Glendale
Pasadena
Rancho Cucamonga
Los Angeles
Santa Monica
Pomona
Ontario
Chino
Torrance
Anaheim
Long Beach
Santa Ana
Irvine
Orange
Huntington Beach
Corona
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	5.2%	Net Rentable Area (SF):	372,476
Loan Purpose:	Refinance	Location:	La Habra, CA
Borrower:	La Habra Associates, LLC	Year Built / Renovated:	1968-2002 / 2005-2019
Borrower Sponsor:	Eric Sahn	Occupancy:	94.9%
Interest Rate:	3.70000%	Occupancy Date:	5/1/2023
Note Date:	12/3/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/5/2031	3rd Most Recent NOI (As of):	$7,571,315 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	$7,814,362 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(3):	$8,633,861 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	93.1%
Amortization Type:	Interest Only	UW Revenues:	$10,107,736
Call Protection(2):	L(46),D(70),O(4)	UW Expenses:	$2,690,970
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$7,416,765
Additional Debt(1):	Yes	UW NCF:	$7,294,794
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF:	$153,000,000 / $411
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/10/2021

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$255
Taxes:	$0	$111,540	N/A	Maturity Date Loan / SF:	$255
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.1%
Replacement Reserves:	$0	$5,983	$1,250,000	Maturity Date LTV:	62.1%
TI / LC:	$3,250,000	$29,917	$1,250,000	UW NCF DSCR:	2.05x
Environmental Reserve(5):	$550,000	$0	N/A	UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$95,000,000	93.5%	Loan Payoff	$96,536,855	95.0%
Borrower Equity	6,633,789	6.5	Upfront Reserves	3,800,000	3.7
			Closing Costs	1,296,934	1.3
Total Sources	$101,633,789	100.0%	Total Uses	$101,633,789	100.0%
(1)	The La Habra Marketplace Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $95.0 million (the “La Habra Marketplace Whole Loan”). The financial information in the chart above reflects the La Habra Marketplace Whole Loan.
(2)	Defeasance of the La Habra Marketplace Whole Loan is permitted at any time after the later of (i) December 3, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the La Habra Marketplace Whole Loan to be securitized. The assumed lockout period of 46 payments is based on the expected BBCMS 2023-C21 securitization closing date in October 2023. The actual lockout period may be longer.
(3)	The increase in NOI from 12/31/2021 to 12/31/2022 was primarily attributed to recent leasing related to the borrower sponsor’s recent redevelopment of one of the vacant buildings previously occupied by Hometown Buffett into a multi-tenant building containing four shop spaces leased to Starbucks, See’s Candies, Crumbl Cookies, and Board & Brew.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The Initial Environmental Reserve deposit of $550,000 relates to the La Habra Remedial Work (as defined below) described under “Environmental” below.

The Loan. The La Habra Marketplace mortgage loan (the “La Habra Marketplace Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a grocery-anchored retail center with an aggregate of 372,476 square feet located in La Habra, California (the “La Habra Marketplace Property”). The La Habra Marketplace Whole Loan is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $95,000,000 and accrues interest at a rate of 3.70000% per annum. The La Habra Marketplace Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1-B and non-controlling Note A-3-C, with an aggregate original principal balance and Cut-off Date Balance of $35,000,000, will be included in the BBCMS 2023-C21 securitization trust. Non-controlling Notes A-1-A and A-2-B were contributed to the BMO 2022-C3

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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securitization trust. Non-controlling Note A-2-C was contributed to the BMO 2023-C5 securitization trust. The remaining non-controlling Notes A-2-A, A-3-A and A-3-B are expected to be contributed to one or more future securitization trust(s) or may otherwise be transferred at any time. The La Habra Marketplace Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$10,000,000	$10,000,000	BMO 2022-C3	No
A-1-B	20,000,000	20,000,000	BBCMS 2023-C21	Yes
A-2-A(1)	7,650,000	7,650,000	3650 REIT or an affiliate	No
A-2-B	10,000,000	10,000,000	BMO 2022-C3	No
A-2-C	15,000,000	15,000,000	BMO 2023-C5	No
A-3-A(1)	5,000,000	5,000,000	3650 REIT or an affiliate	No
A-3-B(1)	12,350,000	12,350,000	3650 REIT or an affiliate	No
A-3-C	15,000,000	15,000,000	BBCMS 2023-C21	No
Whole Loan	$95,000,000	$95,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The La Habra Marketplace Property is a 372,476 square foot double grocery anchored retail center located on a 36.055-acre site at the northeast corner of Imperial Highway and Beach Boulevard in the City of La Habra, Orange County, California. The La Habra Marketplace Property features 17 single-story buildings built in various stages between 1968 and 2002, with the majority of the center developed between 1992 and 1996 and the most recent renovations performed between 2005 and 2019. The La Habra Marketplace Property is anchored by Regal Cinemas, LA Fitness, Hobby Lobby, Ross Dress For Less, Sprouts, and Smart & Final. The La Habra Marketplace Property has an I-shaped configuration comprised of anchor/in-line shop space, three multi-tenant pad buildings, and 10 single tenant pad buildings.

As of the May 2023 rent roll, the La Habra Marketplace Property is 94.9% occupied by 39 tenants. The borrower sponsor recently redeveloped one of the vacant pad buildings previously occupied by Hometown Buffet into a multi-tenant retail building containing four shop spaces leased to Starbucks, See’s Candies, Crumbl Cookies, and Board & Brew in 2021 and 2022. The improvements include a three tenant subanchor building located just west of the primary anchor shop building and a freestanding multiplex theater building (Regal Cinemas). The improvements include 12 outparcel pad buildings, three of which consist of multi-tenant pad shop buildings, with the remaining buildings consisting of single tenant freestanding buildings (bank branches, sit-down/fast food restaurants, etc.). The La Habra Marketplace Property is served by 1,860 surface parking spaces at a parking ratio of 4.99 space per 1,000 square feet of net rentable area.

Major Tenants.

Regal Entertainment Group (59,800 square feet, 16.1% of NRA, 6.9% of underwritten base rent): Regal Entertainment Group, together with its subsidiaries, operates as a motion picture exhibitor in the United States. The company develops, acquires, and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets. It operates a theatre circuit under the brands of Regal Cinemas, United Artists, Edwards, Great Escape Theatres, and Hollywood Theaters. Regal Entertainment Group was founded in 2002 and is based in Knoxville, Tennessee. As of February 2018, Regal Entertainment Group operates as a subsidiary of Cineworld Group plc (“Cineworld”). Cineworld reportedly filed for Chapter 11 bankruptcy on September 7, 2022 in the United States Bankruptcy Court and on July 31, 2023, Cineworld and certain of its subsidiaries successfully completed their financial restructuring process and emerged from their Chapter 11 cases. As part of the restructuring, the Regal Entertainment Group lease at the La Habra Marketplace Property was affirmed. Regal Entertainment Group has four, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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LA Fitness (50,322 square feet, 13.5% of NRA, 11.1% of underwritten base rent): Fitness International, LLC operates a health club chain in various locations in the United States and Canada. It offers group fitness classes that offer training on aerobic basics, aqua fitness, body works plus abs, boot camp conditioning, cardio jam, club boxing circuit, cycling, kickbox cardio, Pilates, senior fitness workouts, Yoga, Tai Chi and Zumba, and personal training services. LA Fitness has 550 locations nationwide as of April 2023. The company also sells apparel for men and ladies, headgear, bags, and other merchandise through its online store. Fitness International, LLC was formerly known as LA Fitness International, LLC. The company was founded in 1984 and is based in Irvine, California. LA Fitness has three, five-year renewal options and no termination options.

Hobby Lobby Stores, Inc. (44,060 square feet, 11.8% of NRA, 6.1% of underwritten base rent): Hobby Lobby Stores, Inc. (“Hobby Lobby”) owns and operates over 900 arts and craft stores in the United States. The company provides products under various categories that include home décors and frames, crafts and hobbies, scrapbook and paper crafts, fabric and sewing products, yarn and needle art products, beads and jewelry, baking and party supplies, floral and wedding supplies, wearable arts, seasonal and novelty products, and gift cards. It also sells products online. Hobby Lobby was founded in 1972 in Oklahoma City, Oklahoma. Hobby Lobby has three, five-year renewal options and no termination options.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
91.2%	92.5%	95.2%	94.9%
(1)	Historical occupancies are as of December 31 of each respective year. The borrower sponsor was able to backfill some smaller tenants with various new leases before the major tenants vacated their spaces. The borrower sponsor has since shifted its leasing strategy to focus on smaller tenants.
(2)	Current occupancy is based on the underwritten rent roll as of May 1, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Anchor Tenants
Regal Entertainment Group	NR/NR/NR	59,800	16.1%	$9.03	$540,000	6.9%	4/30/2029
LA Fitness	NR/NR/NR	50,322	13.5	17.40	875,603	11.1	6/30/2034
Hobby Lobby	NR/NR/NR	44,060	11.8	10.84	477,610	6.1	6/30/2028
Anchor Tenants Subtotal / Wtd. Avg.		154,182	41.4%	$12.28	$1,893,213	24.1%

Ross Dress For Less	A2/BBB+/NR	25,920	7.0%	$15.10	$391,392	5.0%	1/31/2028
Sprouts	NR/NR/NR	25,252	6.8	23.65	597,210	7.6	9/30/2024
Smart & Final	NR/NR/NR	25,000	6.7	21.00	525,000	6.7	3/31/2032
Ulta	NR/NR/NR	10,940	2.9	26.95	294,833	3.7	9/30/2025
Party City	NR/NR/NR	10,749	2.9	28.00	300,972	3.8	7/18/2025
PETCO	B2/B+/NR	9,000	2.4	36.72	330,480	4.2	1/31/2028
Denny's	NR/NR/NR	7,396	2.0	27.58	204,000	2.6	11/30/2039
Major Tenants		268,439	72.1%	$16.90	$4,537,100	57.6%
Other Tenants		85,165	22.9%	$39.15	$3,333,834	42.4%
Occupied Collateral Total		353,604	94.9%	$22.26	$7,870,934	100.0%
Vacant Space		18,872	5.1%
Collateral Total		372,476	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2023 and rent steps through May 1, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,872	5.1%	NAP	NAP	18,872	5.1%	NAP	NAP
2023 & MTM	2	9,765	2.6	$294,935	3.7%	28,637	7.7%	$294,935	3.7%
2024	4	32,012	8.6	796,157	10.1	60,649	16.3%	$1,091,092	13.9%
2025	6	31,610	8.5	1,104,816	14.0	92,259	24.8%	$2,195,907	27.9%
2026	6	16,365	4.4	696,374	8.8	108,624	29.2%	$2,892,281	36.7%
2027	7	21,707	5.8	616,880	7.8	130,331	35.0%	$3,509,161	44.6%
2028	4	82,630	22.2	1,391,655	17.7	212,961	57.2%	$4,900,816	62.3%
2029	1	59,800	16.1	540,000	6.9	272,761	73.2%	$5,440,816	69.1%
2030	2	3,600	1.0	273,100	3.5	276,361	74.2%	$5,713,916	72.6%
2031	3	10,397	2.8	404,095	5.1	286,758	77.0%	$6,118,011	77.7%
2032	2	28,000	7.5	673,320	8.6	314,758	84.5%	$6,791,331	86.3%
2033	0	0	0.0	0	0.0	314,758	84.5%	$6,791,331	86.3%
2034 & Beyond	2	57,718	15.5	1,079,603	13.7	372,476	100.0%	$7,870,934	100.0%
Total	39	372,476	100.0%	$7,870,934	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2023 and rent steps through May 1, 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Environmental. The Phase I environmental assessment dated September 15, 2021 identified certain recognized environmental conditions (each, a “REC”) at the La Habra Marketplace Property in connection with potential vapor intrusion risks from concentrations of tetrachloroethylene (PCE) in soil vapor related to the prior operation of dry cleaners at the La Habra Marketplace Property. The La Habra Marketplace Whole Loan documents require the borrower to, among other things, (i) complete certain vapor intrusion investigations recommended by the environmental consultant, (ii) complete any remedial actions recommended by the environmental consultant as a result of such investigations including, without limitation, sealing any vapor intrusion pathways and installing sub-slab depressurization systems (collectively, the “La Habra Remedial Work”) and (iii) for the entirety of the term of the La Habra Marketplace Whole Loan, comply with and perform any post mitigation sampling, monitoring or other actions recommended by the environmental consultant in connection with the RECs. At origination, the borrower deposited $550,000 with the lender in a vapor intrusion reserve in connection with the La Habra Remedial Work. Two rounds of indoor air sampling were completed at the La Habra Marketplace Property in January 2022 and June 2022 in the spaces formerly occupied by dry cleaners, as well as certain adjacent spaces, to evaluate if PCE and its breakdown products were present in indoor air at concentrations exceeding applicable regulatory criteria. According to the related environmental consultant’s report, dated July 7, 2022, no such exceedances were detected and the environmental consultant therefore concluded that volatile organic compounds in soil vapor were not migrating to indoor air. Although the environmental consultant did not recommend any additional indoor air sampling or assessment in the applicable portions of the La Habra Marketplace Property, it did recommend (i) that if future tenant improvements penetrate or alter the building slab, the slab be sealed to prevent vapor intrusion and (ii) if the building conditions at the applicable tenant spaces are significantly altered, further assessment of the potential for vapor intrusion be evaluated.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	Underwritten	Per Square Foot	%(2)
In-Place Rent	$8,012,131	$7,965,095	$9,244,284	$7,865,350	$21.12	72.4%
Rent Steps(3)	0	0	0	5,585	0.01	0.1
Rent Abatement	(31,512)	0	0	0	0.00	0.0
Percentage Rent	22,899	87,795	0	0	0.00	0.0
Gross-Up Vacant Rent	0	0	0	753,370	2.02	6.9
Expense Recoveries	1,948,279	2,500,334	2,236,194	2,236,801	6.01	20.6
Gross Potential Rent	$9,951,797	$10,553,224	$11,480,478	$10,861,106	$29.16	100.0%
Other Income	28,793	11,068	0	0	0.00	0.0
Net Rental Income	$9,980,591	$10,564,292	$11,480,478	$10,861,106	$29.16	100.0%
(Vacancy/Credit Loss)	0	0	0	-753,370	(2.02)	(6.9)
Effective Gross Income	$9,980,591	$10,564,292	$11,480,478	$10,107,736	$27.14	93.1

Total Expenses	$2,409,275	$2,749,929	$2,846,617	$2,690,970	$7.22	26.6%

Net Operating Income(4)	$7,571,315	$7,814,362	$8,633,861	$7,416,765	$19.91	73.4%

Capital Expenditures	0	0	0	74,495	0.20	0.7
TI/LC	0	0	0	47,476	0.13	0.5

Net Cash Flow	$7,571,315	$7,814,362	$8,633,861	$7,294,794	$19.58	72.2%
(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Includes contractual rent steps taken through May 1, 2024.
(4)	The decrease in Net Operating Income from 2022 to Underwritten was largely due to the decreased rental rate for Regal Entertainment Group, whose base rent per square foot decreased from $20.00 per square foot to $9.03 per square foot in connection with the Cineworld financial restructuring described above under “—Major Tenants”.

The Market. The La Habra Marketplace Property is located in La Habra, California within Orange County. Per the appraisal, Orange County has a population of 3,195,159 as of year-end 2022, which is an increase of 184,927 since 2010, reflecting an annual increase of 0.5%. According to the appraisal, the area features an average household income of $130,171 and a median household income of $97,972 as of year-end 2022. Over the next five years, median household income is expected to increase by 10.3%, or $2,018 per annum. The area includes a total of 4,524,415 employees and has a 10.5% unemployment rate as of year-end 2022. The top three industries within the area are Health Care/Social Assistance, Retail Trade and Prof/Scientific/Tech Services, which represent a combined total of 33% of the population.

The La Habra Marketplace Property is located at the northeast corner of Imperial Highway and Beach Boulevard in the southwestern region of the city of La Habra. Located at Orange County's northernmost corner, La Habra is 7.3 square miles with a population of 62,730 and approximately 19,883 households. La Habra is approximately 20 miles from downtown Los Angeles and 95 miles from San Diego. It is bordered by the city of La Habra Heights in Los Angeles County to the north, Brea and Fullerton to the east, Fullerton to the south and Whittier, La Mirada and unincorporated Los Angeles County to the west. Within La Habra are three school districts that together operate eight elementary schools, three middle schools, and two public high schools. A number of private and specialty schools include preschools and those for the developmentally challenged. La Habra also offers civic, recreational, social and cultural services to its residents, including 20 parks, a children's museum, community theater, tennis center, and diverse community center.

La Habra is accessible to Los Angeles, San Bernardino and Riverside Counties via the Interstate Freeway system. The 91 Riverside Freeway, which is approximately 4.5 miles south of the La Habra Marketplace Property, provides access to Los Angeles to the west and Riverside to the east. Route 57 (The Orange Freeway), which is approximately 4.5 miles east, provides access to Los Angeles and San Bernardino Counties to the north. The Santa Ana Freeway is located approximately 6.75 miles to the west and approximately 5.0 miles to the south. The Los Angeles International Airport is located approximately 45 miles west. In addition, the Fullerton, the Ontario, and John Wayne County airports are within a 25-mile radius of the city. The principal employers for the city of La Habra include CVS Pharmacy (969 employees), Wal-Mart/Sams Stores Inc. (740 employees), the City of La Habra (330 employees), Costco (321 employees) and Technical Safety Services, Inc. (240 employees).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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An OCTA bus stop is on the La Habra Marketplace Property’s side of Harbor Boulevard about 100 feet south, in front of the former Paul’s TV building. A neighborhood shopping center anchored by Rite Aid and Stater Bros. is on the northwest corner of Harbor and Whittier Boulevards less than a quarter mile north. Big box community-drawing retailers including Dollar Tree, Home Depot, and Best Buy are a quarter-mile to three-quarters of a mile south of the La Habra Marketplace Property along Harbor Boulevard. The Brea Mall is 2.8 miles southeast in the vicinity of the 57 Orange Freeway and Imperial Highway. The La Habra Marketplace Property is primarily accessed via Imperial Highway and Beach Boulevard, two of the city’s primary connector arterials. Other primary connector streets include Lambert Road, La Habra Boulevard, Santa Getrudes Avenue, and Whittier Boulevard. Primary freeway access is provided to/from Interstate 5 and State Highway 91 within approximately 4 miles west of the subject with access via Valley View Avenue, Beach Boulevard and Rosecrans Avenue.

According to a third-party market report, the La Habra Marketplace Property is located in the Brea/La Habra retail submarket within the Orange County - CA retail market. As of August 2023, the Orange County - CA retail market had an inventory of 143.3 million square feet, with 137.2 million square feet of occupied space indicating an occupancy rate of 95.7%. The market experienced a negative net absorption of 4,894 square feet as of August 2023. The area achieved an average asking rent of $36.89 per square foot as of August 2023, an increase from the previous quarter’s asking rent of $35.96 per square foot.

As of August 2023, the Brea/La Habra retail submarket had an inventory of 9.2 million square feet, with 8.74 million square feet of occupied space indicating an occupancy rate of 94.9%. The submarket experienced a negative net absorption of 30,298 square feet as of August 2023. The area achieved an average asking rent of $34.21 per square foot as of August 2023, an increase from the previous quarter’s asking rent of $33.25 per square foot.

The following table presents certain information relating to comparable retail centers for the La Habra Marketplace Property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject (Miles)	Major Tenants	Lease Area (SF)	Lease Date	Lease Term	Base Rent
La Habra Marketplace	1968-2002 /	372,476(2)	94.9%(2)	NAP	Regal Entertainment Group	59,800	May-99	30.0	9.03
	2005–2019				LA Fitness	50,322	Sep-99	34.8	17.40
					Hobby Lobby	44,060	Jun-18	10.0	10.84
					Ross Dress For Less	25,920	Oct-90	37.3	15.10
La Habra Towne Center	1997 / 2017	75,808	99.0%	1.5	Smoke & Fire	2,357	Mar-20	5	$36.00
La Habra Imperial Promenade	1995 / 2008	230,263	99.0%	0.5	Pearle Vision	2,061	Aug-20	10	$41.40
					FULA Noodle & Grill	1,900	Apr-19	5	$59.40
La Habra Palm Court	1997 / 2004	138,000	99.0%	0.2	Retail Tenant	1,400	Jul-21	5	$29.40
					Retail Tenant	2,450	Feb-21	5	$23.40
					Soboro Cuisine	1,200	Mar-18	5	$39.00
La Habra Westridge Plaza	2001 / N/A	640,580	99.0%	0.6	Paris Baguette	2,482	Sep-17	10	$51.60
					Nekter Juice Bar	1,225	Jan-17	10	$46.20
Orangefair Marketplace	1958 / 2004	403,648	95.0%	4.7	Happy Jewelers	1,515	Aug-20	5	$34.92
College Plaza	1952 / 1982	99,082	85.0%	5.4	Lee's Sandwiches	1,256	Jun-20	5	$42.00
Amerige Heights Town Center	2001 / N/A	416,908	95.0%	2.8	Mountain Mike's Pizza	2,000	Jun-20	5	$42.00
Gordon Square	1968 / 2000	117,581	100.0%	3.59	Best Care Pharmacy	1,200	Sep-19	5	$53.42
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2023.

The Borrower. The borrower is La Habra Associates, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the La Habra Marketplace Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Eric Sahn. Eric Sahn is the founder and CEO of Real Property Venture Capital, which he founded in 2018, following 15 years as the chief financial officer of DJM Capital Partners. DJM principals, Lindsay Parton and DJ Miller, are also part of the ownership structure of the borrower. DJM Capital is a developer, investor, owner and operator of retail properties in Southern California with over 4.0 million square feet of managed and owned retail properties and more than $2.0 billion in assets under management.

Property Management. The La Habra Marketplace Property is managed by Jones Lang LaSalle Americas, Inc., a third- party property manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Escrows and Reserves. At origination, the borrower deposited (i) $3,250,000 for outstanding tenant improvement allowances and outstanding leasing commissions, and (ii) $550,000 for an environmental reserve related to the La Habra Remedial Work described under “—Environmental” above.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $111,540.06.

Insurance Escrows – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of the estimated annual insurance premiums into an insurance reserve account, provided that such requirement will be waived if (i) no event of default under the La Habra Marketplace Whole Loan documents has occurred and is continuing, (ii) the insurance policies maintained by the borrower covering the La Habra Marketplace Property are part of a blanket or umbrella policy approved by the lender, (iii) the borrower provides the lender evidence of renewal of such insurance policies, (iv) the borrower provides the lender paid receipts for the payment of the related insurance premiums by no later than ten business days prior to the expiration dates of the insurance policies, and (v) if law & ordinance coverage is not maintained as part of the blanket or umbrella policy approved by the lender, the borrower is required to (x) maintain a separate law & ordinance policy for the La Habra Marketplace Property as required by the lender, (y) provide the lender with paid receipts for the payment of the insurance premiums for such insurance policy by no later than ten business days prior to the expiration date of such insurance policy, and (z) provide the lender with evidence of renewal of such insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to escrow an amount equal to $5,983.30 for replacements into a replacement reserve account (the “Replacement Reserve Monthly Deposit”). Provided that no event of default under the La Habra Marketplace Whole Loan documents is continuing, in the event the balance of funds contained in the replacement reserve account (less any disbursements therefrom) together with the balance of funds contained in the leasing reserve account (less any disbursements therefrom and excluding any amounts deposited on account of lease termination payments), in the aggregate, is equal to or greater than $1,250,000.00 (the “La Habra Reserve Cap”), the borrower will not be required to pay to the lender the Replacement Reserve Monthly Deposit. The borrower is required to recommence paying to the lender the Replacement Reserve Monthly Deposit until such time as the balance of funds then contained in the replacement reserve account together with the balance of funds contained in the leasing reserve account, in the aggregate, is equal to or greater than the La Habra Reserve Cap.

Leasing Reserves – On a monthly basis, the borrower is required to escrow an amount equal to $29,916.50 (the “Leasing Reserve Monthly Deposit”) for tenant improvements and leasing commissions at the La Habra Marketplace Property. Provided that no event of default under the La Habra Marketplace Whole Loan documents is continuing, in the event the balance of funds contained in the leasing reserve account together with the balance of funds contained in the replacement reserve account, in the aggregate, is equal to or greater than the La Habra Reserve Cap, the borrower will not be required to pay to the lender the Leasing Reserve Monthly Deposit; provided, however, that upon such time as the balance of funds then contained in the leasing reserve account together with the balance of funds contained in the replacement reserve account, in the aggregate, has been reduced to an amount less than the La Habra Reserve Cap, the borrower is required to recommence paying to the lender the Leasing Reserve Monthly Deposit until such time as the balance of funds then contained in the leasing reserve account together with the balance of funds contained in the replacement reserve account, in the aggregate, is equal to or greater than the La Habra Reserve Cap.

Lockbox / Cash Management. The La Habra Marketplace Whole Loan documents require a soft lockbox with springing cash management. Until the first occurrence of a Cash Trap Event Period (as defined below), the borrower is required to collect all rents and to cause all rents to be to be deposited into a lender-controlled lockbox account maintained within one business day of receipt. Upon the first occurrence of a Cash Trap Event Period and at all times thereafter, (x) the borrower is required to cause all rents to be transmitted directly by tenants of the La Habra Marketplace Property into such lockbox account and (y) deliver a tenant direction letter to each existing tenant at the La Habra Marketplace Property directing each such tenant to remit its rent checks directly into the lockbox account. During any Cash Trap Event Period, funds deposited into the lockbox account will be swept on a daily basis into the cash management account and applied and disbursed in accordance with the La Habra Marketplace Whole Loan documents.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default under the La Habra Marketplace Whole Loan documents, (ii) the debt yield being less than 6.75%, (iii) if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the borrower fails to timely comply with the covenants related to the lender’s mezzanine loan option under the La Habra Marketplace Whole Loan documents or (iv) the commencement of a Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (x) six months prior to the earliest stated expiration (including the stated expiration of any renewal term) of such Lease Sweep Lease; (y) upon the date required under such Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder; and (z) the date that any tenant under such Lease Sweep Lease gives notice of its intention not to renew or extend its Lease Sweep Lease; (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease; (d) the date that any tenant under a Lease Sweep Lease discontinues its business or goes dark in its Lease Sweep Space (as defined below) at the La Habra Marketplace Property or vacates or ceases to occupy its Lease Sweep Space at the La Habra Marketplace Property or gives notice that it intends to do any of the foregoing; (e) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of certain bankruptcy related events with respect to a tenant under a Lease Sweep Lease set forth in the La Habra Whole Loan documents.

A “Lease Sweep Lease” means (i) each of (a) the Hobby Lobby lease, (b) the LA Fitness lease, (c) the Regal Cinemas lease, (d) the Smart & Final lease and (e) the Sprouts lease or (ii) any renewal or replacement lease of any of the foregoing with respect to all or a portion of the applicable space that constitutes a qualified lease under La Habra Marketplace Whole Loan documents.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. At any time after the later to occur of (i) December 3, 2024 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the La Habra Marketplace Whole Loan to be securitized and prior to the open period start date, the La Habra Marketplace Whole Loan documents permit the borrower to obtain the release of the portion of the La Habra Marketplace Property occupied by Regal Entertainment Group (the “Regal Entertainment Release Parcel”), provided that, among other conditions, (i) certain events have occurred in relation to Regal Entertainment Group such as, among things, (x) the lender providing its written consent to the surrender, cancellation or termination of the Regal Entertainment Group lease (which consent is subject to the lender’s reasonable discretion, not to be unreasonably withheld, conditioned or delayed), (y) Regal Entertainment Group discontinuing its business or vacating its space (or giving notice of an intent to do so) or (z) the Regal Entertainment Group lease being rejected in connection with an insolvency or bankruptcy action, (ii) the borrower prepays the La Habra Marketplace Whole Loan in an amount equal to the greater of (x) an amount that, after giving effect to such release, would result in the debt yield for the remaining portion of the La Habra Marketplace Property being no less than the greater of (1) the debt yield immediately preceding such release and (2) 8.2% and (y) an amount that, after giving effect to such release, would result in the loan-to-value ratio for the remaining portion of the La Habra Marketplace Property being no more than the lesser of (1) the loan-to-value ratio immediately preceding such release (inclusive of the Regal Entertainment Release Parcel) and (2) 65%, in each instance together with any applicable yield maintenance premium, and (ii) the borrower satisfies customary REMIC requirements. Notwithstanding anything to the contrary in the foregoing, the La Habra Marketplace Whole Loan documents permit the special servicer of the securitization in which the lead note of the La Habra Marketplace Whole Loan is included to waive the requirement for the payment of any yield maintenance premium in connection with the release of the Regal Entertainment Release Parcel. In the event of such a waiver, the Regal Entertainment release amount may be no less than $5,000,000 or greater than $9,000,000.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Soho Beach House Miami
4385 Collins Avenue
Miami Beach, FL 33140
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
THE EVERGLADES
Pembroke Pines
Hollywood
Miramar
Hallandale
Aventura
Miami Gardens
North Miami Beach
North Miami
Medley
Hialeah
Miami Beach
MIAMI-DADE COUNTY
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
The Hammocks
Kendall
South Miami
Pinecrest
Biscayne Bay
Richmond Hts.
Palmetto Bay
Cutler Bay
Princeton
Naranja
Leisure City
Homestead
Alton Rd.
La Gorce Country Club
A1A
Pine Tree Dr.
Collins Ave.
907
Grand Beach
Eden Roc Miami Beach
Fontainebleau Miami Beach Hotel
MIAMI-DADE COUNTY
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Julia Tuttle Causeway
195
Talmudic University
MIAMI BEACH
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION
Biscayne Bay
Miami Beach Golf Club
Sunset Islands
Alton Rd.
W South Beach
The Bass
Atlantic Ocean
Miami Beach Botanical Garden
Miami Beach Convention Center
Collins Park
The Setai Miami Beach
Holocaust Memorial Miami Beach
Venetian Island
Belle Isle
Dade Blvd.
City Hall
The Fillmore Miami Beach
The Raleigh, Marseilles Beachfront Hotel
17th St.
Delano Beach Club
Venetian Causeway
National Hotel, Sagamore Hotel, Ritz-Carlton
Miami Intl. Airport 8 miles
LINCOLN ROAD MALL
New World Center
Loews Miami Beach
Colony Theatre
15th St.
Royal Palm South Beach Miami
City Center
Mac's Club Deuce
Hotel Clifton
Watson Island
Hibiscus Island
Flamingo Park
Lummus Park
Mondrian South Beach Miami
11th St.
The Wolfsonian-Florida Intl. University
Congress Hotel
Palace Bar, Social
Palm Island
South Beach
PORT OF MIAMI TUNNEL
MacArthur Causeway
Oceans Ten, Mango's Tropical Cafe
Star Island
PORT OF MIAMI
Fifth and Alton
5th St.
Jewish Museum of Florida
Bentley Hotel South Beach
Port Blvd.
The Savoy Hotel & Beach Club
Dodge Island
Sams Island
Alton Rd.
Forte dei Marmi
US Coast Guard Base Miami Beach
Miami Beach Marina
1st St.
Marriott Stanton South Beach
S. Pointe Dr.
Yacht Club at Portofino
Jetty Lifeguard Tower
South Pointe Pier
Fisher Island
Fisher Island Club
Virginia Key

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,900,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,900,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	4.4%	Net Rentable Area (Rooms):	50
Loan Purpose:	Refinance	Location:	Miami Beach, FL
Borrower:	Beach House Owner, LLC	Year Built / Renovated:	1940 / 2010
Borrower Sponsor:	Soho House & Co Inc.	Occupancy / ADR / RevPAR:	77.4% / $896.30 / $693.40
Interest Rate:	6.99000%	Occupancy / ADR / RevPAR Date:	3/31/2023
Note Date:	5/11/2023	4th Most Recent NOI (As of):	$12,198,737 (12/31/2020)
Maturity Date:	6/1/2033	3rd Most Recent NOI (As of):	$20,130,829 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$25,824,147 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$26,973,815 (TTM 3/31/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	77.4% / $896.30 / $693.40
Amortization Type:	Interest Only	UW Revenues:	$65,813,641
Call Protection:	L(24),YM1(4),DorYM1(85),O(7)	UW Expenses:	$40,907,280
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$24,906,361
Additional Debt(1):	Yes	UW NCF:	$23,178,956
Additional Debt Balance(1):	$110,100,000	Appraised Value / Per Room:	$276,000,000 / $5,520,000
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/23/2023

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$2,800,000
Taxes:	$336,184	$48,026	N/A	Maturity Date Loan / Room:	$2,800,000
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.7%
FF&E Reserves:	$164,894	1/12th of 4% of Revenues	N/A	Maturity Date LTV:	50.7%
Other Reserves(3):	$40,859,366	Springing(4)	N/A	UW NCF DSCR:	2.34x
				UW NOI Debt Yield:	17.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$140,000,000	86.0%	Loan Payoff	$118,685,973	72.9%
Borrower Equity	22,868,433	14.0	Upfront Reserves	41,360,444	25.4
			Closing Costs	2,822,016	1.7
Total Sources	$162,868,433	100.0%	Total Uses	$162,868,433	100.0%
(1)	The Soho Beach House Miami Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu notes with an aggregate outstanding principal balance of $140,000,000 (the “Soho Beach House Miami Whole Loan”). The Financial Information in the chart above reflects the Soho Beach House Miami Whole Loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Other Reserves (Initial) includes a $40,439,366 named storm coverage reserve to be used to provide named storm insurance coverage and a $420,000 seasonality reserve, as described in “Escrows and Reserves” below.
(4)	Other Reserves (Monthly) includes a seasonality reserve, as described in “Escrows and Reserves” below.

The Loan. The Soho Beach House Miami mortgage loan (the “Soho Beach House Miami Mortgage Loan”) is secured by the borrower’s fee interest in a full service hospitality property comprised of 50 luxury hotel guest rooms, five food and beverage outlets, event space, a 570-seat private beach club and two outdoor pools, located in Miami Beach, Florida (the “Soho Beach House Miami Property”). The Soho Beach House Miami Whole Loan consists of nine pari passu notes and accrues interest at a rate of 6.99000% per annum. The Soho Beach House Miami Whole Loan has a ten-year term and is interest only for the entire term. The Soho Beach House Miami Mortgage Loan is evidenced by the non-controlling notes A-5-2, A-6 and A-7 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $29,900,000. The Soho Beach House Miami Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. (“CREFI”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The relationship between the holders of the Soho Beach House Miami Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The Soho Beach House Miami Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B39 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	BANK 2023-BNK46	No
A-2	$24,500,000	$24,500,000	Benchmark 2023-B39	Yes
A-3-1	$8,900,000	$8,900,000	Benchmark 2023-B39	No
A-3-2	$11,100,000	$11,100,000	BANK 2023-BNK46	No
A-4	$14,000,000	$14,000,000	BANK 2023-BNK46	No
A-5-1	$16,600,000	$16,600,000	Benchmark 2023-B39	No
A-5-2	$4,900,000	$4,900,000	BBCMS 2023-C21	No
A-6	$15,000,000	$15,000,000	BBCMS 2023-C21	No
A-7	$10,000,000	$10,000,000	BBCMS 2023-C21	No
Whole Loan	$140,000,000	$140,000,000

The Property. The Soho Beach House Miami Property is a hospitality property comprised of 50 luxury hotel guest rooms, five food and beverage outlets, event space, a 570-seat private beach club and two outdoor pools, located in Miami Beach, Florida. The Soho Beach House Miami Property consists of two buildings: (i) a seven-story main building, which was built in 1940 as an Art Deco hotel and fully renovated in 2010, and (ii) a 16-story tower, developed in 2010 with 14 full-floor guest suites. The 50 individually-designed guest suites are fitted with antique pieces, colorful textiles and a mirrored Art Deco-style drinks bar. Additionally, the Soho Beach House Miami Property offers five food and beverage outlets: Cecconi’s (the main restaurant located in the courtyard on the ground floor), Club Bar (design inspired by 1940s Cuba), Ocho (located on the rooftop of the 8th floor featuring a plunge pool and views of the ocean and Miami skyline), Beach Bar (an outdoor bar located at the end of the pool) and Pool & Beach Club (offering lounge beds and waiter service that serves food and drinks to the pool area). In addition to operating as a hotel, the Soho Beach House Miami Property caters to an exclusive membership base, generating significant revenues through annual membership fees as described below. Cecconi’s is open to the public, whereas the remaining food and beverage outlets are restricted to members and guests of the Soho Beach House Miami Property.

As of March 31, 2023, the Soho Beach House Miami Property had 7,208 members each paying an annual membership fee for access to the Soho Beach House Miami Property’s various amenities. Additionally, as of March 31, 2023, there were 3,928 people on the Soho Beach House Miami Property’s membership waitlist (representing 54.5% of March 31, 2023 total members). Members of the Soho Beach House Miami Property have exclusive access to the 570-seat private beach club that spans the width of the Soho Beach House Miami Property. Additional amenities offered to members include access to all five food and beverage outlets, two outdoor pools with waiter service, multiple meeting space areas, a full-service spa, a fully equipped fitness center, a library, a screening room and a private dining room.

Since acquisition of the Soho Beach House Miami Property in 2008, the borrower sponsor has invested approximately $88.0 million in capital expenditures, including approximately $23.4 million invested between 2018 and 2022. Recent capital expenditures include a refreshed Cecconi’s restaurant, upgraded furniture, upgraded case goods and soft goods to both the public spaces and guest rooms, HVAC replacements and a full door replacement. Furthermore, the borrower sponsor anticipates spending an additional approximately $3.2 million (approximately $64,000 per room) by year end 2024 for routine repairs (approximately $550,000) along with kitchen refreshes and hotel shower upgrades (approximately $2.6 million). We cannot assure you whether such repairs and upgrades will be completed as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Total revenue at the Soho Beach House Miami Property consists of five main components: food and beverage revenue (46.4% of underwritten revenue), membership fees (24.8% of underwritten revenue), room revenue (19.2% of underwritten revenue), other sales (6.9% of underwritten revenue) and Cowshed spa sales (2.6% of underwritten revenue). Membership fees have been steady at the Soho Beach House Miami Property, as highlighted by its 7,208 active members along with its membership waitlist which has grown from 1,254 in 2019 to 3,928 as of March 31, 2023, representing an approximately 213.2% increase. Given the consistent membership revenue stream, the Soho Beach House Miami Property has the flexibility to adjust transient room pricing with market rates while maintaining revenue streams from food and beverage and membership fees (collectively accounting for 71.3% of underwritten revenue).

As of March 31, 2023, the Soho Beach House Miami Property had a 77.4% average occupancy rate, $896.30 ADR and $693.40 RevPAR. According to the appraisal, the estimated 2022 demand segmentation for the Soho Beach House Miami Property consisted of 80% leisure, 15% meeting and group and 5.0% commercial.

Environmental. According to the Phase I environmental site assessment dated March 24, 2023, there was no evidence of any recognized environmental conditions at the Soho Beach House Miami Property.

The following table presents certain information relating to the performance of the Soho Beach House Miami Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)(2)			Soho Beach House Miami(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	62.5%	$732.24	$457.73	81.1%	$731.82	$593.50	129.7%	99.9%	129.7%
2022	68.2%	$825.66	$563.00	78.6%	$868.31	$682.39	115.3%	105.2%	121.2%
TTM(4)	67.2%	$810.04	$544.05	77.4%	$896.30	$693.40	115.2%	110.6%	127.5%
(1)	Data obtained from a third-party hotel trend report, utilizing a competitive set in line with the appraisal.
(2)	The competitive set consists of the following hotels: The Setai, W South Beach, Eden Roc Miami Beach, The Miami Beach EDITION, Faena Hotel Miami Beach and Nobu Hotel Miami Beach.
(3)	Data obtained from the operating statements provided by the borrower sponsor.
(4)	TTM represents the trailing 12-month period ending March 31, 2023.

The Membership Fees. All Soho House membership contracts are 12-month contracts with renewals available at the discretion of the membership committee and are billed annually or quarterly. Soho House currently offers four different types of membership contracts: (a) access to every Soho House globally (“Every House”) ($4,815 annual fee), (b) local Soho House access only (“Local House”) ($2,622 annual fee), (c) Every House access for members under the age of 27 ($2,408 annual fee) and (d) Local House access for members under the age of 27 ($1,311 annual fee). The Every House membership contract provides access to all Soho House clubs around the world with the exception of Little Beach House Malibu, which requires an additional Malibu Plus membership. The Local House membership contract allows access only to the Soho House club where the membership application was submitted. There is no corporate allocation of membership revenue to other Soho Houses. All of the fees from members who applied to and joined Soho House via the Soho Beach House Miami Property flow through the Soho Beach House Miami Property’s operating statements, regardless of whether the membership is Every House or Local House. As of March 31, 2023, the Soho Beach House Miami Property had 7,208 members, of which 37.8% were Local House members and 62.2% were Every House members.

The following table presents certain information relating to the membership at the Soho Beach House Miami Property:

Soho Beach House Miami Membership(1)
Year	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Q1 2023
Total Members	2,293	2,506	2,919	3,297	3,943	4,600	6,236	5,246	5,745	7,011	7,208
% Change	NAP	9.3%	16.5%	12.9%	19.6%	16.7%	35.6%	(15.9%)	9.5%	22.0%	2.8%
Total Membership Waitlist	NAV	NAV	NAV	NAV	NAV	NAV	1,254	2,182	2,620	3,642	3,928
% Change	NAV	NAV	NAV	NAV	NAV	NAV	NAP	74.0%	20.1%	39.0%	7.9%
(1)	Based on information provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The Soho Beach House Miami Property is located in Miami Beach, Florida, within greater Miami-Dade County. According to the appraisal, Miami-Dade County had a year-end 2022 population of approximately 2.7 million. Between 2011 and 2019, Miami-Dade County recorded a record number of overnight visitors each year, peaking at approximately 16.3 million in 2019. While the number of overnight visitors fell in 2020 due to the COVID-19 pandemic, it quickly recovered in 2021 with approximately 15.9 million overnight visitors. With its combination of beaches, nightlife, restaurants, shopping, golf, tennis and national parks, Miami is one of the nation’s premier tourist destinations and is the center of the worldwide cruise industry. Miami is also a favored location for business meetings, sales events, trade shows and high-profile diplomatic events. According to the appraisal, Miami has consistently ranked as one of the top five lodging markets in the country.

The Soho Beach House Miami Property is located approximately 11.6 miles east of the Miami International Airport. In 2022, the Miami International Airport served a record-breaking 50.6 million passengers and added 15 new international routes to areas such as the Caribbean, South America, Europe and Canada. There are over 80 airlines serving Miami International Airport to approximately 150 destinations around the globe, and the airport is also the top United States airport for international freight. Miami International Airport is the leading economic engine for Miami-Dade County and the state of Florida, generating business revenue of approximately $33.7 billion annually and welcoming 70% of all international visitors to Florida.

According to the appraisal, the Soho Beach House Miami Property is located within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (the “Miami MSA”). The Miami MSA is home to approximately 5.6 million people, making it the fourth largest metropolitan statistical area in the United States behind New York, Los Angeles and Chicago. The Miami MSA is home to the headquarters or regional offices of national companies such as Carnival Cruise Lines, Royal Caribbean International, Bank of America, Burger King Corporation, Citibank and American Airlines.

The appraisal noted there are no proposed hotels anticipated to enter the immediate area in the near future that are considered to be directly competitive with the Soho Beach House Miami Property.

The following table presents certain information relating to the primary hotel competition for the Soho Beach House Miami Property:

Competitive Set(1)
Property	Year Built / Renovated	Number of Rooms	Occupancy	ADR	RevPAR
Soho Beach House Miami(2)	1940 / 2010	50	77.4%	$896.30	$693.40
The Setai Miami Beach	2004 / 2013	137	60% - 65%	$1,230 - $1,270	$730 - $770
W South Beach	2009 / 2020	352	75% - 80%	$1,080 - $1,120	$815 - $855
Eden Roc Miami Beach	1955 / 2018	415	65% - 70%	$380 - $420	$240 - $280
The Miami Beach EDITION	1957 / 2014	294	75% - 80%	$965 - $1,005	$750 - $790
Faena Hotel Miami Beach	2015 / NAP	179	60% - 65%	$1,330 - $1,370	$790 - $830
Nobu Hotel Miami Beach	2018 / NAP	206	70% - 75%	$480 - $520	$340 - $380
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2022 values.
(2)	Soho Beach House Miami Property metrics are as of March 31, 2023 per the operating statements provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	59.0%	81.1%	78.6%	77.4%	77.4%
ADR	$616.33	$731.82	$868.31	$896.30	$896.30
RevPAR	$363.41	$593.50	$682.39	$693.40	$693.40

Room Revenue	$5,110,615	$10,801,620	$12,419,461	$12,619,929	$12,619,929	$252,399	19.2%
Food and Beverage Revenue	11,555,133	22,150,546	29,209,905	30,565,191	30,565,191	611,304	46.4
Membership Sales	12,311,234	12,045,186	15,379,084	16,345,343	16,345,343	326,907	24.8
Other Departmental Revenue(5)	2,194,126	3,812,415	6,218,106	6,283,178	6,283,178	125,664	9.5
Total Revenue	$31,171,108	$48,809,766	$63,226,557	$65,813,641	$65,813,641	$1,316,273	100.0%
Room Expense	$1,845,751	$3,552,941	$4,180,698	$4,020,961	$4,020,961	$80,419	31.9%
Food and Beverage Expense	7,953,356	12,465,915	16,048,084	16,899,196	16,899,196	337,984	55.3
Other Departmental Expenses	1,637,675	2,596,506	3,497,454	3,735,469	3,735,469	74,709	59.5
Departmental Expenses	$11,436,782	$18,615,361	$23,726,236	$24,655,625	$24,655,625	$493,113	37.5%
Departmental Profit	$19,734,326	$30,194,405	$39,500,321	$41,158,015	$41,158,015	$823,160	62.5%
Operating Expenses	$6,100,035	$8,496,753	$12,120,091	$12,522,721	$12,522,721	$250,454	19.0%
Gross Operating Profit	$13,634,291	$21,697,652	$27,380,230	$28,635,294	$28,635,294	$572,706	43.5%
Management Fees(6)	$0	$0	$0	$0	$1,974,409	$39,488	3.0%
Property Taxes(7)	497,182	564,252	585,401	647,624	576,315	11,526	0.9
Property Insurance(8)	938,372	1,002,572	970,682	1,013,855	1,178,209	23,564	1.8
Total Other Expenses	$1,435,554	$1,566,824	$1,556,083	$1,661,480	$3,728,934	$74,579	5.7%
Net Operating Income	$12,198,737	$20,130,829	$25,824,147	$26,973,815	$24,906,361	$498,127	37.8%
FF&E	666,630	1,318,087	1,665,175	1,727,405	1,727,405	34,548	2.6
Net Cash Flow	$11,532,107	$18,812,742	$24,158,972	$25,246,410	$23,178,956	$463,579	35.2%
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not included in the underwritten cash flow.
(2)	TTM column reflects the trailing 12 months ending March 31, 2023.
(3)	Per Room values are based on 50 rooms.
(4)	% of Total Revenue for Room Expense and Food & Beverage Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(5)	Other Departmental Revenue is comprised of event space rentals, other income, valet parking and other accommodation sales.
(6)	The Soho Beach House Miami Property is self-managed and therefore no historical management fee has been applied. Underwritten management fee is set at 3.0% of total revenue.
(7)	Property Taxes were adjusted historically from the borrower sponsor’s financial statements to reflect the actual real estate tax bills in each given year. Adjustments include excluding the sales tax paid on the operating lease (which in the event of a foreclosure would no longer be applicable) from the historical financials.
(8)	Underwritten Property Insurance reflects borrower's purchase, subsequent to the origination date, of a newly obtained Qualified Named Storm Policy (according to the borrower sponsor and subject to lender review). See "Escrows and Reserves" below.

The Borrower. The borrowing entity for the Soho Beach House Miami Whole Loan is Beach House Owner, LLC, a single-purpose Delaware limited liability company structured to be a bankruptcy-remote entity with at least two independent directors. Legal counsel to the Soho Beach House Miami borrower delivered a non-consolidation opinion in connection with the origination of the Soho Beach House Miami Whole Loan.

The Borrower Sponsor. The borrower sponsor under the Soho Beach House Miami Whole Loan is Soho House & Co Inc. (NYSE: SHCO) (“Soho House”) and the non-recourse carveout guarantor is US AcquireCo, Inc., a wholly-owned subsidiary of Soho House (“Guarantor”). Soho House is majority-owned and controlled by the private equity group The Yucaipa Companies. As of 2022, Soho House has a current membership base of over 210,000 members world-wide across 38 houses (1,122 keys). Soho House also operates 14 restaurants, 9 Soho Works, The Ned London, The Ned New York, Scorpios Beach Club and Soho Home. As of the first quarter 2023, Soho House reported a total revenue of approximately $255.2 million, representing an approximately 33.0% increase over the first quarter 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Property Management. The Soho Beach House Miami Property is self-managed by Soho House Beach House, LLC (an affiliate of the borrower and the Operating Tenant (as defined below)).

Escrows and Reserves. At origination, the borrower deposited (i) $336,184 into a tax reserve, (ii) $164,894 into a FF&E reserve, (iii) $40,439,366 into a named storm coverage reserve (the “Named Storm Coverage Amount”), which amount (less any premiums paid to the borrower in accordance with the Soho Beach House Miami Whole Loan documents) is required to be released to the borrower in the event that the borrower provides evidence to the lender of a fully bound Qualified Named Storm Policy (as defined below) with respect to the Soho Beach House Miami Property, and (iv) $420,000 into a seasonality reserve.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount which the lenders estimate would be sufficient to pay taxes for the next ensuing 12 months (currently estimated to be $48,026).

Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lenders estimate will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Soho Beach House Miami Whole Loan documents; provided, however, that in the event any such blanket insurance policy covers more than one location within a 1,000-foot radius of the Soho Beach House Miami Property (the “Radius”), the limits of such blanket insurance policy must be sufficient to maintain the coverage required under the Soho Beach House Miami Whole Loan documents for the Soho Beach House Miami Property and any and all other locations combined within the Radius that are covered by such blanket policy insurance policy calculated on a total insured value basis.

FF&E Reserve – The borrower is required to deposit monthly into the replacement reserve account, an amount equal to the greater of (i) 1/12th of 4% of the total revenue generated (excluding membership fees) during the 12-month period ending on the last day of the most recent calendar quarter and (ii) the then-current amount (if any) required by the management agreement or the license agreement for replacements or FF&E work (estimated to be approximately $164,894).

Seasonality Reserve – Prior to January 1, 2024 and January 1 of each calendar year thereafter during the term of the Soho Beach House Miami Whole Loan, the lenders are required to reassess the amount necessary to be held in the seasonality reserve and to require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate gross income from operations anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Soho Beach House Miami Property has a debt service coverage ratio of at least equal to 1.25x for the immediately preceding 12-month period.

Named Storm Coverage Reserve – The borrower is required under the Soho Beach House Miami Whole Loan documents to obtain on or prior to April 1, 2024, a policy for losses caused by any type of named storm for the borrower and the Soho Beach House Miami Property, which policy must (i) comply with the insurance provisions of the Soho Beach House Miami Whole Loan documents, (ii) insure the Soho Beach House Miami Property in an amount, that when added to the balance of the Named Storm Coverage Amount is equal to $90,439,366 (the “Total Insured Value”), (iii) provide for a premium of not more than $1,500,000 (the “Named Storm Coverage Premium Cap”) and (iv) provide for an allocation to the Soho Beach House Miami Property of not more than $180,000 (any such policy, a “Qualified Named Storm Policy”). The lender is required, upon receipt of an invoice for the same, to disburse to the borrower the amount of the premium payable, in an amount not to exceed the Named Storm Coverage Premium Cap, on any Qualified Named Storm Policy. In the event that the borrower elects to purchase a policy for named storm coverage in an amount less than the Named Storm Coverage Amount on or before April 1, 2024, the Named Storm Coverage Amount will be reduced by the positive difference between (x) the Total Insured Value and (y) the amount of the coverage purchased, and the remainder will continue to constitute the Named Storm Coverage Amount for the remainder of the term of the Soho Beach House Miami Whole Loan. In the event that the borrower does not purchase a Qualified Named Storm Policy or to the extent the Named Storm Coverage Amount is reduced in accordance with the preceding sentence, the Named Storm Coverage Amount will not be released to the borrower and will remain collateral for the Soho Beach House Miami Whole Loan. As of the Cut-off Date, the borrower has purchased, and delivered evidence of, a fully bound Qualified Named Storm Policy, and has otherwise obtained all necessary approvals with respect to the release of the Named Storm Coverage Amount in accordance with the requirements set forth in the Soho Beach House Miami Whole Loan documents as described herein and in accordance with any lender approval processes as governed by the terms of the pooling and servicing agreement for the Benchmark 2023-B39 trust. The Named Storm Coverage Amount has been released.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lockbox / Cash Management. The Soho Beach House Miami Whole Loan is structured with a hard lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lenders, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lenders as additional security for the Soho Beach House Miami Whole Loan and disbursed in accordance with the terms of the Soho Beach House Miami Whole Loan documents.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the Soho Beach House Miami Whole Loan documents; (b) any bankruptcy action or insolvency of the borrower, the Operating Tenant or a property manager or (c) the debt service coverage ratio for the Soho Beach House Miami Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.30x.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lenders of a cure of such event of default in accordance with the Soho Beach House Miami Whole Loan documents (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion); (ii) with respect to clause (b) above solely with respect to the property manager, if borrower replaces the property manager with a “Qualified Manager” (as defined in the Soho Beach House Miami Whole Loan documents) under a replacement management agreement within 60 days of such bankruptcy event and (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the Soho Beach House Miami Whole Loan of 1.35x or greater for one quarter based upon the trailing 12-month period immediately preceding the date of determination; provided, however, that any such Cash Sweep Event cure is subject to the following conditions: (A) no event of default has occurred and is continuing under the Soho Beach House Miami Whole Loan documents, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure, including reasonable attorney’s fees and expenses, and (C) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy action of the borrower or the Operating Tenant.

The Operating Lease. The Soho Beach House Miami Property is managed pursuant to a triple-net operating lease with Soho House Beach House, LLC, an affiliate of the borrower, as operating tenant (the “Operating Tenant”), that expires in May 2036, subject to two, five-year renewal options exercisable by the Operating Tenant. The lenders received an equity pledge by the Operating Tenant’s sole member of all the membership interests in the Operating Tenant, and upon the occurrence and existence of an event of default, the lenders have the right to foreclose on that pledge and control the Operating Tenant. Pursuant to the operating lease, the Operating Tenant is required to pay the borrower $6,791,909 annually in equal monthly installments (the underwritten NCF for the Soho Beach House Miami Property is based on the underlying revenues and not on the operating lease payment) into a restricted account in the borrower’s name and controlled by the lenders. The Operating Tenant is required to deposit all revenue generated by the Soho Beach House Miami Property into the lender-controlled restricted account. In connection with the operating lease, Soho House & Co Limited and US AcquireCo, Inc. (affiliates of the Operating Tenant) delivered guaranties to the borrower for the payment of all sums due by Operating Tenant and performance of all obligations of the Operating Tenant under the operating lease. The operating lease guaranties are part of the collateral for the Soho Beach House Miami Whole Loan. The Operating Tenant and the guarantors entered into a subordination agreement with the lenders pursuant to which (i) the operating lease is subordinated to the Soho Beach House Miami Whole Loan and (ii) the operating lease guarantors acknowledged that the lenders may exercise all of the borrower’s rights and remedies under the operating lease guaranties after an event of default under the Soho Beach House Miami Whole Loan documents, transfer the Soho Beach House Miami Property or foreclose on the Operating Tenant’s equity pledge. The borrower, Operating Tenant, Soho House & Co Limited, Guarantor, and certain other parties thereto (collectively, the “Borrower Parties”) and lenders entered into a transition services agreement (“Transition Services Agreement”) pursuant to which the parties agreed that in the event of an acceleration of the Soho Beach House Miami Whole Loan or the exercise of remedies following an event of default, the Borrower Parties will be required to, among other things, take all steps reasonably necessary to continue the uninterrupted operation of the Soho Beach House Miami Property (including all Soho Club membership operations).

The Soho Beach House Miami Property is not currently subject to a franchise agreement, and it is a restricted transfer for the borrower, the Operating Tenant, the guarantor, the Operating Tenant’s sole member, any affiliated manager or their

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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respective affiliates to subject the Soho Beach House Miami Property to a franchise agreement without the lenders’ consent. The Operating Tenant has licensed from certain of its affiliates the right to use certain registered marks related to the Cowshed brand and the Soho House Beach House brand (excluding the Soho House Miami and Cecconi’s marks, which the lender has no right to use) under the respective license agreements (collectively, the “License Agreements”). At origination of the Soho Beach House Miami Whole Loan, the Operating Tenant pledged its interest in the License Agreements to the borrower under a security agreement and such rights have been sublicensed (in accordance with the terms of each License Agreement) to the lenders, which sublicenses allow the lenders to, among other things, use the marks during a transition period. The Transition Services Agreement obligates the Borrower Parties and their respective affiliates and successors and assigns to continue the uninterrupted operation of the Soho House Beach House Miami Property for a period of two years following the date that the lender obtains title to the Soho Beach House Miami Property following an event of default under the Soho Beach House Miami Whole Loan documents. In connection with such transition services, the lenders are required to pay a management fee of 3% of gross revenue from the Soho Beach House Miami Property and reimburse the Borrower Parties for certain costs and operating expenses set forth in the annual budget, subject to a 5% variance. Additionally, under the Transition Services Agreement, during any transition period, the Borrower Parties and their respective affiliates and successors and assigns are prohibited from opening any “Soho House” within Miami Beach, Florida (such restricted area, the “Restricted Area”); provided, however, that the foregoing does not restrict the Borrower Parties or their respective affiliates and successors and assigns from (i) acquiring, opening, owning or operating any property in the Restricted Area that was acquired or under binding contract by any of the Borrower Parties prior to the commencement of such transition period, (ii) acquiring, opening, owning or operating any “Soho Works” solely related to office use, or (iii) except for any Soho House, acquiring, owning or operating any property within the Restricted Area. See “Description of the Mortgage Pool—Tenant Issues— Affiliated Leases” and “Description of the Mortgage Pool—Mortgage Loan Characteristics—Property Types—Hospitality Properties” for additional information.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Novolex Portfolio
1 2000 Commerce Center Drive Franklin, OH
2 3400 Bagcraft Boulevard Baxter Springs, KS
3 3100 East Richmond Street Shawano, WI
4 1001 North Madison Avenue North Vernon, IN
5 4255 Thunderbird Lane West Chester, OH
6 800 Unisia Drive Monroe, GA
7 800 Koomey Road Brookshire, TX
8 3900 West 43rd Street Chicago, IL
9 1200 Northrop Road Meriden, CT
10 999 North Madison Avenue North Vernon, IN
11 407 Sagamore Road Bremen, GA
12 17153 Industrial Highway Caldwell, OH
13 540 West Nez Perce Jerome, ID
14 620 Hardin Street Coldwater, OH
15 80 Nesbitt Drive Holley, NY
16 101 Commerce Drive Mount Vernon, OH
17 310 Hartmann Drive Lebanon, TN
CHICAGO
MILWAUKEE
DETROIT
CLEVELAND
COLUMBUS
INDIANAPOLIS
CINCINNATI
LOUISVILLE
Lake Michigan
Lake Huron
Lake Erie
ONTARIO
MICHIGAN
INDIANA
OHIO
ILLINOIS
WEST VIRGINIA
KENTUCKY
OTTAWA
Lake Ontario
BUFFALO
Rochester
NEW YORK
PENNSYLVANIA
PHILADELPHIA
BALTIMORE
BOSTON
Atlantic Ocean
WASH
MONTANA
IDAHO
OREGON
BOISE
WYOMING
NEVADA
UTAH
SALT LAKE CITY
ROCKY MOUNTAINS
KANSAS CITY
ST. LOUIS
KANSAS
MISSOURI
OKLAHOMA
OKLAHOMA CITY
ARKANSAS
MEMPHIS
TEXAS
FORT WORTH
DALLAS
AUSTIN
HOUSTON
SAN ANTONIO
LOUISIANA
NEW ORLEANS
Gulf of Mexico
NASHVILLE
TENNESSEE
CHARLOTTE
ATLANTA
ALABAMA
GEORGIA
FLORIDA
JACKSONVILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype(2):	Industrial – Various
% of IPB:	3.7%	Net Rentable Area (SF):	2,516,274
Loan Purpose:	Recapitalization	Location(2):	Various
Borrower:	NM NVLX, L.P.	Year Built / Renovated(2):	Various / Various
Borrower Sponsor:	New Mountain Net Lease Partners II Corporation	Occupancy:	100.0%
Interest Rate:	6.22650%	Occupancy Date:	5/19/2023
Note Date:	5/19/2023	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	6/6/2033	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,224,795
Call Protection:	L(23),YM1(4),DorYM1(86),O(7)	UW Expenses:	$456,744
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$14,768,052
Additional Debt(1):	Yes	UW NCF:	$14,315,122
Additional Debt Balance(1):	$100,000,000	Appraised Value / Per SF:	$207,300,000 / $82
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$50
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$50
Replacement Reserve:	$0	Springing	$22,673,820	Cut-off Date LTV:	60.3%
TI / LC:	$0	Springing	$22,673,820	Maturity Date LTV:	60.3%
EIL Policy Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.81x
				UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	100.0%	Return of Equity(5)	$120,571,062	96.5%
			Closing Costs(6)	4,428,938	3.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%
(1)	The Novolex Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance of $125.0 million (the “Novolex Portfolio Whole Loan”). Financial Information in the chart above reflects the Novolex Portfolio Whole Loan.
(2)	See the "Portfolio Summary" chart below for the Location, Property Subtype, Year Built / Renovated and Appraised Value of each individual Novolex Portfolio Property (as defined below).
(3)	Historical cash flows are unavailable due to the recent acquisition of the Novolex Portfolio in a sale-leaseback transaction.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The borrower sponsor closed on the acquisition of 16 properties in February 2023 for $191.2 million and one property in March 2023 for $13.0 million. When combined with closing costs of approximately $4.4 million, the borrower sponsor’s remaining cash equity is $83.6 million.
(6)	There was a $2,500,000 loan rate buy down at closing included in Closing Costs.

The Loan. The Novolex Portfolio mortgage loan (the “Novolex Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by first mortgage liens encumbering the borrower’s fee interests in a portfolio of 17 industrial properties totaling 2,516,274 square feet located in 11 states (each a “Novolex Portfolio Property,” and collectively the “Novolex Portfolio” or the “Novolex Portfolio Properties”). The Novolex Portfolio Whole Loan was co-originated by DBR Investments Co. Limited and Goldman Sachs Bank USA on May 19, 2023. The Novolex Portfolio Whole Loan requires interest-only payments during its entire term and accrues interest at a rate of 6.22650% per annum. The Novolex Portfolio Whole Loan has a 10-year term and accrues interest on an Actual/360 basis. The Novolex Portfolio Mortgage Loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $25,000,000. The Novolex Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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B39 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Novolex Portfolio Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-B39	Yes
A-2	25,000,000	25,000,000	BBCMS 2023-C21	No
A-3	15,000,000	15,000,000	Benchmark 2023-B39	No
A-4	10,000,000	10,000,000	Benchmark 2023-B39	No
A-5	7,500,000	7,500,000	Benchmark 2023-B39	No
A-6	27,000,000	27,000,000	Benchmark 2023-B39	No
A-7	10,500,000	10,500,000	BMO 2023-C6	No
Total	$125,000,000	$125,000,000

The Properties. The Novolex Portfolio Properties consists of 17 industrial manufacturing, warehouse and distribution properties that total 2,516,274 square feet located in Ohio (five properties / 29.8% of NRA), Georgia (two properties / 12.1% of NRA), Indiana (two properties / 11.2% of NRA), Kansas (one property / 10.8% of NRA), Idaho (one property / 7.5% of NRA), Texas (one property / 6.0% of NRA), Illinois (one property / 5.8% of NRA), Connecticut (one property / 5.8% of NRA), New York (one property / 4.8% of NRA), Tennessee (one property / 3.3% of NRA), and Wisconsin (one property / 2.8% of NRA). The Novolex Portfolio Properties are 100% occupied by subsidiaries of Novolex Holdings LLC (“Novolex”). Novolex (Moody’s: Caa2 S&P: B) is a North American manufacturer of high-volume packaging solutions. Novolex holds a top three market position across approximately 75% of product lines. Product line categories include paper bags (approximately 21% of revenues) folding cartons (approximately 17% of revenues), plastic food packaging (approximately 15% of revenues), plastic bags (approximately 15% of revenues) and compostable packaging items (approximately 9% of revenues).

The following table presents certain information relating to the individual Novolex Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Sub-Type	Year Built / Renovated	SF(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW Base Rent(1)	% of UW Base Rent(1)
2000 Commerce Center Drive	Franklin, OH	Manufacturing/Warehouse	2003 / NAP	275,345	$14,893,874	11.9%	$24,700,000	11.9%	$1,796,626	11.9%
1200 Northrop Road	Meriden, CT	Warehouse/Distribution	1987 / 2021-2022	145,819	11,034,732	8.8	18,300,000	8.8	1,137,388	7.5%
3400 Bagcraft Boulevard	Baxter Springs, KS	Manufacturing	1994 / NAP	272,330	10,100,097	8.1	16,750,000	8.1	1,487,306	9.8%
690 Unisia Drive	Monroe, GA	Manufacturing	2001 / NAP	160,925	9,828,751	7.9	16,300,000	7.9	1,126,475	7.5%
800 Koomey Road	Brookshire, TX	Manufacturing	1983 / 2023	151,748	9,346,358	7.5	15,500,000	7.5	1,166,153	7.7%
3900 West 43rd Street	Chicago, IL	Manufacturing	1956 / 1967	147,117	8,863,965	7.1	14,700,000	7.1	1,029,819	6.8%
540 West Nez Perce	Jerome, ID	Manufacturing/Warehouse	1973, 2004 / NAP	187,617	8,260,974	6.6	13,700,000	6.6	945,121	6.3%
4255 Thunderbird Lane	West Chester, OH	Manufacturing	1991, 2000, 2013 / NAP	195,280	8,049,928	6.4	13,350,000	6.4	870,000	5.8%
1001 North Madison Avenue	North Vernon, IN	Manufacturing	1959 / 1999	167,926	7,507,236	6.0	12,450,000	6.0	930,390	6.2%
17153 Industrial Highway	Caldwell, OH	Manufacturing	1958, 1995, 2002 / 2001	123,120	6,813,796	5.5	11,300,000	5.5	883,805	5.8%
999 North Madison Avenue	North Vernon, IN	Manufacturing	2005 / NAP	114,509	5,276,170	4.2	8,750,000	4.2	652,347	4.3%
407 Sangamore Road	Bremen, GA	Manufacturing	1975-2000 / NAP	144,060	5,125,422	4.1	8,500,000	4.1	637,380	4.2%
88 Nesbitt Drive	Holley, NY	Manufacturing	2002 / 2003, 2006, 2010	120,101	5,125,422	4.1	8,500,000	4.1	632,897	4.2%
310 Hartmann Drive	Lebanon, TN	Warehouse/Distribution	1968 / 1986, 1999	84,221	4,160,637	3.3	6,900,000	3.3	473,743	3.1%
101 Commerce Drive	Mount Vernon, OH	Manufacturing	1972, 1991 / NAP	82,103	4,130,487	3.3	6,850,000	3.3	523,560	3.5%
620 Hardin Street	Coldwater, OH	Manufacturing	1997 / NAP	74,369	3,678,244	2.9	6,100,000	2.9	474,102	3.1%
3100 East Richmond Street	Shawano, WI	Manufacturing	1983 / 1993, 2013	69,684	2,803,907	2.2	4,650,000	2.2	348,768	2.3%
Total				2,516,274	$125,000,000	100.0%	$207,300,000	100.0%	$15,115,880	100.0%
(1)	Based on the underwritten rent roll as of May 19, 2023.

The Novolex Portfolio Properties are responsible for approximately 25% of Novolex’s annual production volume and generate approximately $1.2 billion of annual revenue for Novolex. A majority of the Novolex Portfolio Properties serve Novolex’s largest customers, running seven days per week and employing over 1,000 people. On average, Novolex has been a tenant at the Novolex Portfolio Properties for approximately 25 years. In connection with a sale-leaseback transaction in February 2023, certain subsidiaries of Novolex (collectively, the “Novolex Tenant”) executed a 20-year, triple net master lease with the borrower expiring February 14, 2043 (the “Novolex Lease”). The lease is guaranteed by Clydesdale Acquisition Holdings, Inc, the parent company of Novolex. In April 2022, funds managed by Apollo Global Management, an alternative asset management firm with approximately $598 billion in assets under management (as of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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March 31, 2023), acquired an 86% majority stake in Novolex from The Carlyle Group, injecting $1.3 billion of new cash equity in Novolex.

Sole Tenant. Novolex (2,516,274 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Novolex produces flexible packaging with differentiated scale and breadth of product offerings. Novolex produces approximately 25,000 SKUs across paper and plastic products. Currently, the company has over 80 new projects in its innovation pipeline. Approximately 75% of the company’s products are sold to food and delivery users with a focus on quick service restaurant and fast-food operators. Novolex operates 57 manufacturing facilities in North America and Europe, including two recycling facilities.

Novolex maintains a diversified customer base with long tenured relationships. Novolex has direct relationships with its largest accounts, with the top 10 customers comprising approximately 32% of revenue. The average tenure of the company’s largest customers (including BUNZL, McDonald’s, Sysco and Kroger) is over 20 years. Novolex’s customers typically buy from multiple product lines (across both food and delivery and commercial/industrial product lines), making the company a “one-stop-shop” for flexible packaging.

The following table presents certain information relating to the historical occupancy of the Novolex Portfolio Properties:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise. The Novolex Portfolio was 100% owner occupied prior to the borrower sponsor’s acquisition in February 2023.
(2)	Based on the underwritten rent roll as of May 19, 2023.

The following table presents certain information relating to the sole tenant based on square footage of the Novolex Portfolio:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Novolex Tenant	Caa2/B/NR	2,516,274	100.0%	$6.01	$15,115,880	100.0%	2/14/2043
Occupied Collateral Total / Wtd. Avg.		2,516,274	100.0%	$6.01	$15,115,880	100.0%

Vacant Space		0	0.0%

Collateral Total		2,516,274	100.0%
(1)	Based on the underwritten rent roll as of May 19, 2023.
(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The Novolex Lease permits the tenant to assign or transfer its lease or sublet is space at one or more of the Novolex Portfolio Properties leased under the Novolex Lease to a Credit Entity (as defined below) that acquires all or substantially all of the assets (either directly or through the acquisition of equity interests) of a divisional business unit that operates at the premises leased under the Novolex Lease (such sale, a “Divisional Sale”). If the leased premises at a Novolex Portfolio Mortgaged Property becomes subject to a Divisional Sale, the borrower may be permitted to release such Mortgaged Property as described under “—Releases; Partial Releases” in the Preliminary Prospectus and “Partial Release” below.

A “Credit Entity” means any third party entity which is not an affiliate of Novolex or its lease guarantor that, on a proforma basis, after giving effect to the applicable transaction, (a) has a minimum EBITDA (as defined in any Senior Credit Facility (as defined below)) of 35 multiplied by the then-current annual base rent under the Novolex Lease, combined with a maximum Total Net Leverage Ratio (as defined in any Senior Credit Facility) of 6.5x; (b) has a credit rating of B or better from Standard and Poor's (or the equivalent rating from Moody's Investors Services, Fitch Group or any other nationally recognized rating agency); (c) has a minimum net worth of 80 multiplied by the then current annual base rent under the Novolex Lease; or (d) has posted a letter of credit in an amount equal to 12 months of the then current base rent,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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provided, however, that in any such case such entity has the expertise to operate the facility (either directly or through the engagement of a manager).

“Senior Credit Facility” means a credit facility secured by all or substantially all of the assets of Novolex and/or its lease guarantor and/or their affiliates then in effect, or if none is in effect, most recently in effect.

In connection with a Divisional Sale, the Novolex Lease may be split into more than one lease (any such additional lease, a “Separate Lease”), which leases will not be cross-defaulted. The Novolex Lease provides that no more than one such Separate Lease may be entered into during any 10-year period during the term of the Novolex Lease, and any such Separate Lease may not include more than five individual leased premises or leased premises for which the base rent exceeds 25% of the aggregate base rent under the Novolex Lease.

The following table presents certain information relating to the tenant lease expirations of the Novolex Portfolio:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2024	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2025	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2026	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2027	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2028	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2029	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2030	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2031	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2032	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2033	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2034 & Thereafter	1	2,516,274	100.0	15,115,880	100.0	2,516,274	100.0%	$15,115,880	100.0%
Total	1	2,516,274	100.0%	15,115,880	100.0%
(1)	Based on the underwritten rent roll as of May 19, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the underwritten cash flows of the Novolex Portfolio:

Operating History and Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Base Rent	$15,115,880	$6.01	94.3%
Rent Steps	453,476	0.18	2.8
Value of Vacant Space	0	0.00	0.0
Gross Potential Rent	$15,569,357	$6.19	97.2%
Total Reimbursements	456,744	0.18	2.9
Net Rental Income	$16,026,100	$6.37	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(801,305)	(0.32)	(5.0)
Effective Gross Income	$15,224,795	$6.05	95.0%
Total Expenses	$456,744	$0.18	3.0%
Net Operating Income	$14,768,052	$5.87	97. %
Total TI/LC, Capex/RR	452,929	0.18	3.0
Net Cash Flow	$14,315,122	$5.69	94.0%
(1)	Based on the underwritten rent roll as of May 19, 2023.
(2)	Historical cash flows are unavailable due to the recent acquisition of the Novolex Portfolio in a sale-leaseback transaction.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental reports dated December 12, 2022 through February 16, 2023, the environmental consultant identified recognized environmental conditions at the following Novolex Portfolio Properties: 3400 Bagcraft Boulevard, 3100 East Richmond Street, 800 Koomey Road, 3900 West 43rd Street, 17153 Industrial Highway and 101 Commerce Drive, and also identified controlled recognized environmental conditions and/or business environmental risks at the 1001 North Madison Avenue, 3900 West 43rd Street and 540 West Nez Perce properties. The borrower has obtained a premises environmental liability insurance policy from Great American E&S Insurance Company with respect to certain of the Novolex Portfolio Properties (the “EIL Policy”), which expires February 14, 2033 (prior to the maturity date of the Novolex Portfolio Whole Loan). See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus and “Escrows and Reserves—EIL Policy Reserve” below.

The Market. The Novolex Portfolio Properties are located across thirteen different markets in the United States with the largest markets by square foot being Cincinnati (18.7%), Atlanta (12.1%) and Indianapolis (11.2%). The portfolio markets are outlined below:

Market Overview(1)
Market	# of Properties	SF	Market Vacancy	Market Availability	Market Rent
Cincinnati – OH	2	470,625	3.0%	6.2%	$6.87
Atlanta – GA	2	304,985	4.3%	7.8%	$8.53
Indianapolis – IN	2	282,435	5.9%	9.4%	$7.11
Joplin – MO	1	272,330	1.8%	1.3%	$5.12
Columbus – OH	2	205,223	5.0%	8.5%	$7.55
Idaho Falls – ID	1	187,617	2.3%	3.0%	$9.25
Houston – TX	1	151,748	5.6%	10.5%	$8.63
Chicago – IL	1	147,117	3.9%	7.4%	$9.00
New Haven – CT	1	145,819	4.1%	5.6%	$9.09
Rochester – NY	1	120,101	5.1%	5.2%	$7.67
Nashville – TN	1	84,221	3.3%	5.4%	$10.40
Lima – OH	1	74,369	1.7%	3.0%	$4.89
Green Bay – WI	1	69,684	1.5%	3.1%	$5.88
Total / Wtd. Avg.	17	2,516,274	3.8%	6.2%	$7.57
(1)	Source: Third-party market research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrower. The borrower is NM NVLX, L.P., a newly formed special purpose, bankruptcy-remote, single member Delaware limited partnership with two independent directors at the general partnership level. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Novolex Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is New Mountain Net Lease Partners II Corporation, which is a subsidiary of New Mountain Capital, LLC. New Mountain Capital, LLC is a New York, New York based alternative investment firm. As of January 2023, the firm managed private equity, public equity, credit, and real estate funds with $37 billion and approximately 17 million square feet in assets under management. New Mountain Net Lease uses a private markets strategy that seeks to create a diversified portfolio of cash flowing, long-term leased real estate assets. New Mountain Net Lease closed its first net lease real estate fund, New Mountain Net Lease Partners, L.P. (“NMNLP”), with $533 million of equity capital commitments in April 2019. NMNLP’s investors include pension funds, insurance companies, asset managers, family offices, high net worth individuals and endowments. Since 2016, NMNLP has completed 46 net lease transactions representing more than $1.7 billion in acquisition value across NMNLP and New Mountain Net Lease Corporation. The borrower sponsor for the Novolex Portfolio Whole Loan is New Mountain’s second net lease real estate fund, which had raised approximately $800 million of commitments as of March 2023.

Property Management. The Novolex Portfolio is currently self-managed by the Novolex Tenant.

Escrows and Reserves. The borrower was not required to deposit any upfront reserves.

Tax Escrows – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the estimated annual real estate taxes into the tax reserve account; provided that such deposits are waived so long as the Reserve Waiver Conditions (as defined below) are satisfied.

Insurance Escrows – On each monthly payment date, the borrower is required to deposit 1/12th of estimated insurance premiums, unless an event of default has occurred; provided that such deposits are waived so long as the Tenant Insurance Conditions (as defined below) are satisfied.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit $209,689.50 into a TI/LC reserve, subject to a cap of $22,673,820; provided that such deposits are waived so long as the Reserve Waiver Conditions are satisfied.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit $37,744.11 into a replacement reserve, subject to a cap of approximately $22,673,820; provided that such deposits are waived so long as the Reserve Waiver Conditions are satisfied.

EIL Policy Reserve – On each monthly payment date during the existence of an EIL Policy Trigger Period (defined below), the borrower is required to deposit all available cash into the EIL policy reserve for the purpose of purchasing a renewal or replacement of the EIL Policy that was in effect at origination.

An “EIL Policy Trigger Period” will commence nine months prior to the expiration of the current EIL Policy and will end on the earlier of (i) the date the borrower obtains an additional environmental liability insurance that satisfies the conditions set forth in the Novolex Portfolio Whole Loan documents or (ii) the date on which an amount equal to the cost of an additional environmental liability insurance policy has accumulated in the EIL policy reserve account.

“Tenant Insurance Conditions” means collectively, (i) no event of default has occurred and is continuing, and (ii) an insurance policy that satisfies the insurance requirements in the Novolex Portfolio Whole Loan documents is in effect with respect to all of the insurance policies required by the Novolex Portfolio Whole Loan documents.

“Reserve Waiver Conditions” mean, collectively, (i) the Novolex Lease (or (1) any separate lease entered into in connection with a Divisional Sale or (2) a replacement of the Novolex Lease which is entered into in accordance with the terms of the Novolex Portfolio Whole Loan documents) is in full force and effect, the entirety of each of the Novolex Portfolio Properties is demised pursuant to said lease, and the applicable lease is a “triple net” lease, (ii) no Trigger Period (as defined below) has occurred and is then continuing, (iii) the tenant under the Novolex Lease (or a replacement lease which is entered into in accordance with the terms of the Novolex Portfolio Whole Loan documents) is obligated, pursuant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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to its lease, to (w) pay all taxes, other charges, and any other assessments (if any), directly to the applicable governmental authority, (x) maintain insurance on all of the Novolex Portfolio Properties under an acceptable tenant policy, (y) perform and pay for all capital expenditures at the Novolex Portfolio Properties and (z) perform and pay for all other ongoing recurring property related operating expenses, (iv) such tenant performs all of such obligations in a timely manner (which, with respect to the obligations described in clause (iii)(w) means prior to the date that either such obligations become delinquent or any interest or penalties are incurred thereon, with respect to the obligations in clause (iii)(x) means in accordance with the timeframes set forth in the Novolex Whole Loan documents and with respect to the obligations described in clauses (iii)(y) and (iii)(z) means in accordance with the timeframes set forth in the Novolex Lease (or the applicable replacement lease)), and (v) upon the lender’s request, the borrower provides evidence of such timely performance by such tenant to the lender in a form acceptable to the lender in its reasonable discretion.

Lockbox / Cash Management. The Novolex Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts are required to be swept on a daily basis to an account designated by the borrower, unless a Trigger Period is continuing, in which case such funds are required to be swept on a daily basis into a cash management account controlled by the lender, and, provided no event of default is continuing under the Novolex Portfolio Whole Loan, applied to make required deposits (if any) to the tax and insurance reserves, pay debt service on the Novolex Portfolio Whole Loan, make required deposits (if any) to the replacement and TI/LC reserves, pay operating expenses and extraordinary operating expenses, and then to deposit excess cash flow (i) if an EIL Policy Trigger Period exists and no other Trigger Period, then exists, into the EIL policy reserve, (ii) if a Lease Sweep Period (as defined below) exists, into a lease sweep reserve, and (iii) during any other Trigger Period, into an excess cash flow reserve.

A “Trigger Period” will commence upon the occurrence of (a) an event of default, (b) if the debt service coverage ratio of the Novolex Portfolio Whole Loan falls below 1.20x, (c) the commencement of a Lease Sweep Period or (d) the commencement of an EIL Policy Trigger Period and will end if, (i) with respect to a Trigger Period continuing pursuant to clause (a), the event of default commencing the Trigger Period has been cured, (ii) with respect to a Trigger Period continuing due to clause (b), the debt service coverage ratio is at least 1.25x for two consecutive quarters, (iii) with respect to a Trigger Period continuing due to clause (c), such Lease Sweep Period has ended or (iv) with respect to a Trigger Period continuing due to clause (d), such EIL Policy Trigger Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (i) upon the date required under a Lease Sweep Lease (as defined below) by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate such Lease Sweep Lease, (iii) the date that any tenant under a Lease Sweep Lease “goes dark” or gives notice that it intends to discontinue its business (other than (i) a temporary discontinuance of business for a commercially reasonable time as the result of the performance of standard and customary alterations at the applicable Novolex Portfolio Property, (ii) any temporary discontinuance of business relating to an ongoing restoration at the applicable Novolex Portfolio Property pursuant to the terms of the loan agreement, or (iii) any temporary discontinuance of business as a result of (or in order to comply with) governmental restrictions on the use or occupancy of any Novolex Portfolio Property as a result of, or otherwise in connection with, any declared state of emergencies or any other pandemic or epidemic (including the COVID-19 pandemic) or any other government mandated quarantines, closures or disruptions, provided that the tenant resumes operations in its leased space within a reasonable period of time relative to other similarly situated tenants in the geographic area where the applicable Novolex Portfolio Property is located after such government restrictions are lifted) at an aggregate portion of the Novolex Portfolio Properties exceeding the lesser of (A) three individual Novolex Portfolio Properties or (B) one or more Novolex Portfolio Properties (or portions of Novolex Portfolio Properties on a pro rata basis) that, in the aggregate, account for 25% or more of the base rent under the applicable Lease Sweep Leases of the Novolex Portfolio Properties (provided that, from and after the occurrence of a Divisional Sale, the foregoing clause (A) will be deemed not to apply), (iv) upon a default in (x) payment of monthly base rent or (y) any other material monetary default (which continues for 60 days beyond any applicable notice and cure period) under a Lease Sweep Lease by the tenant thereunder; (v) the occurrence of a bankruptcy or insolvency of any tenant or its direct or indirect parent company (if any) under a Lease Sweep Lease, (vi) to the extent the applicable Lease Sweep Lease is set to expire on or before the date that is three years following the stated maturity date, a Lease Sweep Period will commence on the date that is 12 months prior to the stated maturity date or (vii) upon a decline in the credit rating of the tenant under a Lease Sweep Lease at or below “CCC-” or equivalent by any rating agency.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A Lease Sweep Period will end if: (a) in the case of all clauses above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more replacement leases acceptable to the lender, as more fully described in the Novolex Portfolio Whole Loan documents (the “Acceptable Replacement Leases”) and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved Lease Sweep Lease space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Acceptable Replacement Leases and any shortfalls in required payments under the Novolex Portfolio Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Acceptable Replacement Leases; (b) in the case of clause (i) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Lease space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated Lease Sweep Space leasing expenses approved by the lender, free rent periods and/or rent abatement periods in connection with such renewal or extension; (c) in the case of clause (ii) above, the tenant irrevocably rescinds its notice to surrender, cancel or terminate the Lease Sweep Lease, (d), in the case of clause (iii) above, the tenant reopens for business in the entirety of the Lease Sweep Lease space (or a portion thereof sufficient to avoid the trigger thresholds set forth in such clause (iii)), or rescinds its notice to discontinue its business, as applicable and continuously operates thereafter for at least 30 days; (e) in the case of clause (iv) above, the date on which (x) with respect to a default in the payment of base rent, the subject default has been cured, all arrearages in rent have been brought current and the applicable tenant has timely made the rental payment due for the calendar month immediately following the date of such cure and (y) with respect to any other material monetary default, the date on which the subject default has been cured, and no other monetary default under such Lease Sweep Lease occurs for a period of 30 days following such cure; (f) in the case of clause (v) above, either (x) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (y) the applicable Lease Sweep Lease space has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender, (g) in the case of clauses (iii) or (vii) above, the date that an amount equal to 18 months’ rent (in the case of clause (iii), for the applicable Lease Sweep Lease space that has gone dark) is deposited into the lease sweep reserve; (h) in the case of clause (vii) above, if the credit rating of the tenant (or its parent entity) has been restored to at least “CCC” or its equivalent by the relevant rating agencies, the date on which each of the following conditions is satisfied: (a) less than the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases and paying full, unabated rent (which allows the Novolex Portfolio Properties to achieve a debt service coverage ratio of 1.20x) (such space, the “Tenanted Space”), (b) sufficient funds have been accumulated in the lease sweep reserve account to cover all anticipated approved leasing expenses, free rent periods, and/or rent abatement periods in the Tenanted Space, and (c) the funds in the lease sweep reserve are equal to 18 months’ rent applicable to the Untenanted Space (for purposes hereof, “Untenanted Space” means any portion of the applicable Lease Sweep Space which does not qualify as the Tenanted Space); and (j) with respect to any Lease Sweep Period commencing with respect to any Divisional Sweep Lease (as defined below within the definition of “Lease Sweep Lease”), the date on which the lease sweep funds in the lease sweep reserve collected with respect to the Divisional Sweep Lease (including any lease termination payments with respect to such Divisional Sweep Lease deposited into the lease sweep reserve) is equal to 18 months of rent under such Lease Sweep Lease, unless the applicable Lease Sweep Lease space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed an amount equal to 18 months of rent under such lease (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (A) above).

A “Lease Sweep Lease” means (i) the Novolex lease, (ii) any separate lease created pursuant to a Divisional Sale, provided that the Novolex Portfolio Properties subject to such separate lease comprise 15% or more of the aggregate base rent under all leases at the Novolex Portfolio Properties (any such separate lease, a “Divisional Sweep Lease”), and (iii) any replacement lease covering the lesser of (A) five or more individual Novolex Portfolio Properties or (B) one or more Novolex Portfolio Properties that, in the aggregate, exceed 15% of the base rent of the Novolex Portfolio Properties.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Partial Release. The borrower may obtain the release of any Lease Sweep Defaulted Property (as defined below), Defaulted Individual Property (as defined below) and/or (subject to the lender's prior written consent) Divisional Sale Property (as defined below) upon satisfaction of the following conditions, among others: (i) either defeasance (if the release is on or after the defeasance lockout expiration date) or prepayment of a release amount equal to 110% of the allocated loan amount of such Novolex Portfolio Property, together with, in the case of a prepayment, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium, (ii) the sale of such Novolex Portfolio Property is (x) related to a default by the tenant under a Lease Sweep Lease, which default relates solely to the Novolex Portfolio Property being released (the “Lease Sweep Defaulted Property”) and after giving effect to the applicable release, no default will be ongoing with respect to any Lease Sweep Lease which demises any portion of the remaining Novolex Portfolio Properties (in which case, said sale may be either to a third party or to an affiliate of the borrower) or (y) pursuant to an arm’s-length agreement to a bona fide third party or (z) with respect to release of a Divisional Sale Property, a Divisional Sale has occurred and all Divisional Sale Properties are being released in connection therewith, (iii) the debt service coverage ratio of the remaining Novolex Portfolio Properties after such release is no less than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.81x, (iv) the loan-to-value ratio of the remaining Novolex Portfolio Properties after such release is no more than the lesser of (x) the loan-to-value ratio immediately prior to such release and (y) 60.3%, (v) the Novolex Portfolio Property being released is removed from the Novolex Lease, (vi) no event of default exists, except in connection with the release of a Defaulted Individual Property as to which the Defaulted Individual Property Conditions (as defined below) are satisfied, (vii) satisfaction of REMIC related conditions and (viii) with respect to a release of either (but not both) Novolex Portfolio Property located in Indiana (each an “Indiana Novolex Portfolio Property”), which are adjacent to each other, the released Novolex Portfolio Property is legally subdivided and on a separate tax lot from the remaining Indiana Novolex Portfolio Property, and satisfaction of conditions related to the remaining Indiana Novolex Portfolio Property's compliance with zoning and the execution of easements allowing for the continued use of any shared facilities, access or parking.

"Defaulted Individual Property Conditions" will be deemed to exist with respect to an individual Novolex Portfolio Property securing the Novolex Portfolio Mortgage Loan (the "Defaulted Individual Property") to the extent that: (i) an event of default exists with respect to the related individual Novolex Portfolio Property that relates solely to the Defaulted Individual Property and would not exist but for such Defaulted Individual Property being an individual Novolex Portfolio Property under the Novolex Portfolio Whole Loan documents; (ii) either the lender has delivered notice to the borrower with respect to such event of default or has commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender's reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default; (iv) the borrower has been unable to effect a cure of such default; (v) after giving effect to a defeasance or prepayment in connection with the release of such Novolex Portfolio Property no event of default or material default will thereafter be continuing and (vi) after the release of such Novolex Portfolio Property, the borrower will not be subject to any material contingent liabilities relating to such Novolex Portfolio Property.

"Divisional Sale Property" means any Novolex Portfolio Novolex Portfolio Property subject to a Divisional Sale.

In addition, the Novolex Lease allows the Novolex Tenant, following the end of the third lease year (or, if permitted by the borrower’s mortgagee, following the end of the second lease year), and for each ten lease year period thereafter during the term of the Novolex Lease, to substitute one or more of the leased premises for which the base rent allocated to such leased premises does not exceed 10% of the aggregate base rent of all leased premises under the Novolex Lease at the time the substitution request is made. The Novolex Lease provides that the tenant’s right to effect such a substitution is conditioned on, among other things, (i) the substitute property must be a property as to which the landlord will hold fee title and be of “like kind and quality” as the relinquished property, as reasonably determined by the landlord, (ii) the substitute property must have a fair market value equal to or greater than that of the relinquished property, based on appraisals prepared by an independent MAI professional appraiser reasonably acceptable to both the landlord and Novolex Tenant (and the landlord will not be required to accept the substitute property unless its appraised value is equal to the greater of the allocated purchase price of the relinquished property and the appraised value of the relinquished property as of the date of substitution), (iii) upon the substitution, the relinquished property will be removed from the Novolex Lease and the substitute property will be added to the Novolex Lease, and the rent allocation for the substitute property cannot be less than that of the relinquished property and (iv) any customer and commercially reasonable requirements of the landlord’s mortgagee (i.e. the lender) must be satisfied in all respects.

In connection with such substitution rights under the Novolex Lease, the borrower may obtain the release of any one or more Novolex Portfolio Properties (each a “Novolex Release Property”) that do not represent more than 10% in the aggregate of the base rent of all of the Novolex Portfolio Properties, by substituting therefor another property as to which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the fee interest is acquired by the borrower (each, a “Novolex Substitute Property”), provided that the following conditions, among others, are satisfied: (i) the lender is satisfied that the Novolex Substitute Property is of like kind and quality with the Novolex Release Property, including, without limitation, with respect to the age of the improvements, location and use, (ii) the number of Novolex Portfolio Properties remains the same after the substitution, (iii) the sale of the Novolex Release Property is (x) pursuant to an arm’s-length agreement to a third party not affiliated with the borrower or (y) to an affiliate of the borrower pursuant to terms and conditions that would be set forth in a bona fide arm’s-length third-party transaction, (iv) after the substitution, each remaining borrower will be a special purpose bankruptcy remote entity, (v) the lender receives a current appraisal of the Novolex Substitute Property, in form and substance reasonably acceptable to it, showing a fair market value no less than the fair market value of the Novolex Release Property as of such date, (vi) the underwritten net cash flow of the Novolex Substitute Property is no less than the greater of (x) the underwritten net cash flow of the Novolex Release Property immediately preceding such substitution and (y) the underwritten net cash flow attributable to the Novolex Release Property as of the origination date of the Novolex Portfolio Whole Loan (as determined by the lender in its sole discretion); (vii) the debt service coverage ratio of the remaining Novolex Portfolio Properties (including the Novolex Substitute Property) after such substitution is no less than the greater of (x) the debt service coverage ratio immediately prior to such substitution and (y) 1.81x, (viii) the loan-to-value ratio of the remaining Novolex Portfolio Properties (including the Novolex Substitute Property) after such substitution is no more than the lesser of (x) the loan-to-value ratio immediately prior to such substitution and (y) 60.3%, (ix) the Novolex Release Property is removed from, and the Novolex Substitute Property is added to, the Lease Sweep Lease, on the same terms and conditions, except as required by the following clause (x), and the tenant of the Novolex Substitute Property is in possession of, and open and operating in the entirety of such Novolex Portfolio Property, (x) the rent payable under the lease at the Novolex Substitute Property is not materially greater than the rent for comparable space in the market in which such Novolex Substitute Property is located, (xi) no event of default exists, except in connection with the substitution of a Novolex Release Property that is a Defaulted Individual Property as to which the Defaulted Individual Property Conditions are satisfied, (xii) satisfaction of REMIC related conditions, (xiii) a rating agency confirmation is obtained, and (xiv) the borrower has executed and delivered to the lender all additional information and documentation as would be reasonably acceptable to a reasonably prudent lender contemplating such a property release and substitution.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Residence Inn Austin Northwest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Residence Inn Austin Northwest

Residence Inn Austin Northwest
11301 Burnet Road
Austin, TX 78758
AUSTIN
Duval Springs
Austin Hills
Great Hills
Balcones Woods
Walnut Crossing
Champions Forest Park
Hubert C. Schroeder Park
Hyde Park Quarry Lake
Quarries Park
Balcones District Park
North Loop Business Park
National Instruments Corporation
Walnut Creek
North Austin Medical Center
Medical Oaks Pavilion I
Walnut Creek Greenbelt
Austin Comm. Coll. Northridge Campus
Bull Creek Greenbelt
Ascension Seton Northwest Hospital
Quarry Lake Medical Park
Quarry Lake Business Ctr.
Quarry Lake
Forcepoint Corp. Office
Microsoft
Domain Northside
IBM
Charles Schwab Corporate Office
North Hills
Braker Lane Crossing
Arboretum Market
Great Hills Station
West Pickle Research Building
The Domain
IBM
Gracywoods
KRAMER
The Arboretum
AT&T Labs
Arboretum Plaza
The Shops at Arbor Walk
Univ. of TX J.J. Pickle Research Ctr.
Q2 Stadium
North Burnet
TRAVIS COUNTY
Gateway Shopping Center
Commons Conference Center
Applied Research Laboratories
Northwest Estates
Arboretum Crossing
Baker Distributing Company
Oskar Blues Brewery Austin
Coca-Cola Distributor
Austin-Bergstrom Intl. Airport 17 miles
Crossroads Shopping Ctr.
Spicewood Forest
North Shoal Creek
Downtown Austin 8 miles
Jollyville Rd
Duval Rd
Angus Rd
Wind River Rd
Taylor Draper Ln
Balcones Woods Dr
W. Braker Ln
Great Hills Trl
Stonelake Blvd
MoPac Service Rd
Capital of Texas Hwy
Mesa Dr
Tallwood Dr
Hyridge Dr
Cima Serena Dr
Steck Ave
MoPac Expwy
Shoal Creek Blvd
Crosscreek Dr
Burnet Rd
Wycliff Ln
Cabana Ln
Amherst Dr
Scribe Dr
Adelphi Ln
Gault Ln
Domain Dr
Alterra Pkwy
Esperanza Crossing
Gracy Farms Ln
Metric Blvd
Kramer Ln
AMTRAK
MetroRail
183
1
325
Georgetown
Leander
WILLIAMSON COUNTY
Cedar Park
Round Rock
Hutto
Pflugerville
TRAVIS COUNTY
Lakeway
AUSTIN
Manor
Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Residence Inn Austin Northwest
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,850,000	Title:	Fee
Cut-off Date Principal Balance:	$20,850,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	3.1%	Net Rentable Area (Rooms):	132
Loan Purpose:	Recapitalization	Location:	Austin, TX
Borrower:	Chatham Austin RI LLC	Year Built / Renovated:	2016 / NAP
Borrower Sponsor:	Chatham Lodging Trust	Occupancy / ADR / RevPAR:	82.9% / $167.88 / $139.12
Interest Rate:	7.41900%	Occupancy / ADR / RevPAR Date:	6/30/2023
Note Date:	8/16/2023	4th Most Recent NOI (As of)(1):	$572,132 (12/31/2020)
Maturity Date:	9/6/2033	3rd Most Recent NOI (As of)(1):	$2,787,075 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,358,719 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$3,244,399 (TTM 6/30/2023)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	82.0% / $167.88 / $137.67
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$6,761,833
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$3,545,251
Lockbox / Cash Management:	Springing	UW NOI:	$3,216,581
Additional Debt:	No	UW NCF:	$2,946,108
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$40,000,000 / $303,030
Additional Debt Type:	N/A	Appraisal Date:	7/13/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$157,955
Taxes:	$369,534	$41,059	N/A	Maturity Date Loan / Room:	$150,321
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.1%
FF&E Reserves:	$0	$22,539	N/A	Maturity Date LTV:	49.6%
PIP Reserve:	$2,495,000	Springing	N/A	UW NCF DSCR:	1.70x
				UW NOI Debt Yield:	15.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,850,000	100.0%	Return of Equity	$17,638,136	84.6%
			Upfront Reserves	2,864,534	13.7
			Closing Costs	347,331	1.7
Total Sources	$20,850,000	100.0%	Total Uses	$20,850,000	100.0%
(1)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is due to the impact of the COVID-19 pandemic on the hospitality sector and the Residence Inn Austin Northwest Property (as defined below) in 2020. The main driver was occupancy increasing from 46.3% in 2020 to 88.8% in 2021.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Residence Inn Austin Northwest mortgage loan (the “Residence Inn Austin Northwest Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,850,000 and is secured by the borrower’s fee interest in a 132-room, extended stay hotel located in Austin, Texas (the “Residence Inn Austin Northwest Property”). The Residence Inn Austin Northwest Mortgage Loan has a ten-year term and is interest-only for the first 60 months of the term, followed by monthly debt service payments based on a fixed 30-year amortization schedule.

The Property. The Residence Inn Austin Northwest Property is a 132-room, extended stay hotel located in the Domain Area of Austin, Texas. According to the borrower sponsor, they originally acquired the Residence Inn Austin Northwest Property in 2021 for approximately $37.0 million in an all-cash transaction. Constructed in 2016, the Residence Inn Austin Northwest Property is situated on a 2.29-acre site. The Residence Inn Austin Northwest Property features a breakfast dining area, 641 square feet of meeting space, an outdoor pool, a fitness room, a business center, a market pantry, a guest laundry room, and an outdoor patio and barbecue area. All of the guestrooms have suite-style configurations and come with flat-screen TVs and a kitchen. At loan origination, the borrower reserved $2.495 million

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(approximately $18,902 per room) to be used for property improvements that are expected to be completed by February 2025. Based on the borrower’s budgets, the majority of costs will be dedicated to FF&E.

The Residence Inn Austin Northwest Property is subject to a 15-year franchise agreement with Marriott International, Inc. which is scheduled to expire on July 20, 2036.

According to a third-party market research provider, the primary competitive set for the Residence Inn Austin Northwest Property consists of several hotels, which range in size from 80 to 135 rooms and collectively contain an aggregate of 661 rooms.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Residence Inn Austin Northwest			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2020	51.3%	$97.73	$50.18	55.5%	$115.22	$63.93	108.1%	117.9%	127.4%
2021	79.6%	$112.63	$89.66	88.8%	$124.19	$110.29	111.6%	110.3%	123.0%
2022	82.0%	$143.49	$117.72	83.2%	$165.32	$137.53	101.4%	115.2%	116.8%
TTM(2)	81.0%	$148.53	$120.36	83.7%	$167.88	$140.44	103.2%	113.0%	116.7%
(1)	Data provided by a third-party market research report.
(2)	TTM represents the trailing 12-month period ending May 31, 2023.

Environmental. According to the Phase I environmental assessment dated July 18, 2023, there was no evidence of any recognized environmental conditions or recommendations at the Residence Inn Austin Northwest Property.

The Market. The Residence Inn Austin Northwest Property is located in northwest Austin, Texas, which is located within the Austin-Round Rock-Georgetown, TX metropolitan statistical area. The area is characterized by restaurants, office buildings, and retail shopping centers along the primary thoroughfares. The Residence Inn Austin Northwest Property is located approximately 1.4 miles from the University of Texas at Austin campus, which has over 51,000 students. Austin features a diverse combination of businesses, government agencies, entertainment venues, historical attractions and universities. Additionally, several technology and multimedia platforms have moved to Austin in recent years. Meta, Amazon and eBay all have regional headquarter offices in Austin. Apple opened a 1.1 million square foot operations center in 2016 with 6,200 employees, and then added to its presence in 2019 with a second campus. Apple’s second campus in Austin is an approximately $1 billion development, which, as announced by Apple, is expected to create 5,000 new jobs. Tesla moved its headquarters to Austin in 2021, which is a 2,100-acre campus. Tesla also opened its fourth US factory in Austin. Tesla announced that it plans to invest $10 billion into the factory and it is expected to eventually employ 20,000 people.

The appraisal selected competitive properties based on occupancy, market orientation, chain affiliation, location, facilities, amenities, reputation, and quality of each hotel, as well as conversations with management representatives. Among the properties in the competitive set, the Residence Inn Austin Northwest Property demonstrated penetration factors of 107.8%, 110.5% and 119.1% for occupancy, ADR and RevPAR, respectively, in 2022. According to the appraisal, there were no proposed hotels or properties under development that would be directly competitive with the Residence Inn Austin Northwest Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable hotel operating performance for the Residence Inn Austin Northwest Property:

Comparable Hotel Operating Performance(1)
Property / Location	No. of Rooms	Year Built	Occupancy(2)	ADR(2)	RevPAR(2)	RevPAR Yield Penetration
Residence Inn Austin Northwest Austin, TX	132	2016	83.2%	$165.32	$137.53	119.1%
Homewood Suites by Hilton Austin Northwest Austin, TX	97	1997	85 - 90%	$160 – $170	$140 - $150	120 – 130%
TownePlace Suites by Marriott Austin Northwest / The Domain Austin, TX	137	2021	75 - 80%	$140 - $150	$115 - $120	95 - 100%
Home2 Suites by Hilton Austin North/Near the Domain Austin, TX	135	2015	75 - 80%	$150 - $160	$120 - $125	100 – 110%
Element Austin at The Domain Austin, TX	155	2022	65 - 70%	$140 - $150	$90 - $95	80 – 85%
Sonesta ES Suites Austin The Domain Austin, TX	121	2000	75 – 80%	$140 - $150	$105 - $110	90 – 95%
(1)	Source: Appraisal.
(2)	Based on year-end 2022 figures.

The following table presents certain information relating to comparable hotel sales for the Residence Inn Austin Northwest Property:

Comparable Hotel Sales(1)
Property / Location	Year Opened	Rooms	RevPAR	Sale Date	Price	Price per Room
Residence Inn Austin Northwest Austin, TX	2016	132	$137.53	Aug-21	$36,960,000	$280,000
Residence Inn Austin Southwest Austin, TX	2017	108	$135	Apr-22	$32,000,000	$296,296
Hyatt House Austin Downtown Austin, TX	2017	190	$123	Mar-22	$67,100,000	$355,026
Springhill Suites by Marriott Austin West Lakeway Lakeway, TX	2020	88	$103	Jan-22	$18,500,000	$210,227
Residence Inn by Marriott Fort Worth Cultural District Fort Worth, TX	2005	149	$128	Feb-20	$38,000,000	$255,034
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	46.3%	88.8%	83.2%	82.9%	82.0%
ADR	$115.86	$124.41	$165.32	$167.88	$167.88
RevPAR	$127.78	$110.42	$137.53	$139.12	$137.67
Room Revenue	$2,591,400	$5,319,848	$6,626,416	$6,702,940	$6,632,729	$50,248	98.1%
Food & Beverage Revenue	0	6,340	31,899	18,865	18,865	143	0.3
Other Departmental Revenue	21,707	45,210	77,731	110,239	110,239	835	1.6
Total Revenue	$2,613,107	$5,371,398	$6,736,046	$6,832,044	$6,761,833	$51,226	100.0%
Room Expense	$480,221	$670,834	$1,159,092	$1,229,689	$1,216,808	$9,218	18.3%
Food & Beverage Expense	0	0	187	187	187	1	1.0%
Departmental Expenses	$480,221	$670,834	$1,159,279	$1,229,876	$1,216,995	$9,220	18.0%
Departmental Profit	$2,132,886	$4,700,564	$5,576,767	$5,602,168	$5,544,837	$42,006	82.0%
Operating Expenses	$956,339	$1,315,664	$1,512,115	$1,599,875	$1,595,544	$12,087	23.6%
Gross Operating Profit	$1,176,547	$3,384,900	$4,064,652	$4,002,293	$3,949,294	$29,919	58.4%
Management Fees	$78,393	$161,142	$202,081	$204,961	$202,855	$1,537	3.0%
Property Taxes	452,564	373,492	407,823	447,643	420,056	3,182	6.2
Property Insurance	64,721	55,315	96,029	105,290	109,801	832	1.6
Other Expenses	8,737	7,876	0	0	0	0	0.0
Net Operating Income	$572,132	$2,787,075	$3,358,719	$3,244,399	$3,216,581	$24,368	47.6%
FF&E	0	0	0	0	270,473	2,049	4.0
Net Cash Flow	$572,132	$2,787,075	$3,358,719	$3,244,399	$2,946,108	$22,319	43.6%
(1)	TTM column reflects the trailing 12 months ending June 30, 2023.
(2)	Per Room values are based on 132 rooms.
(3)	% of Total Revenue for Room Expense and Food & Beverage Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.

The Borrower. The borrowing entity for the Residence Inn Austin Northwest Mortgage Loan is Chatham Austin RI LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn Austin Northwest Mortgage Loan.

The Borrower Sponsor. The borrower sponsor for the Residence Inn Austin Northwest Mortgage Loan is Chatham Lodging Trust (“Chatham”). Chatham is a self-advised, publicly traded hotel real estate investment trust (NYSE: CLDT) that focuses on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. Chatham currently has approximately $273 million of liquidity and a portfolio of 39 hotels, totaling 5,915 rooms/suites, located in 15 different states and the District of Columbia. In the second quarter of 2023, Chatham reported a 5% year-over-year increase in RevPAR from $138 to $144. Occupancy increased 2% year-over-year to approximately 79% across its 39-property portfolio of hotels.

Property Management. The Residence Inn Austin Northwest Property is managed by Island Hospitality Management III, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow $369,534 for tax reserves and $2,495,000 for PIP reserves.

Tax Escrows – On each payment date the borrower is required to deposit $41,059 into escrow for tax reserves.

Insurance Escrows – The requirements for the borrower to make monthly deposits to the insurance escrow is waived so long as the Residence Inn Austin Northwest Property is insured under a blanket insurance policy in accordance with the Residence Inn Austin Northwest Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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FF&E Reserves – On each payment date, the borrower is required to escrow an amount equal to 1/12th of the greater of (x) 4% of the gross annual operating and (y) the aggregate amount, if any, required to be reserved under the franchise agreement, which currently equates to approximately $22,539.

PIP Reserves – On each payment date, the borrower is required to deposit the PIP Monthly Deposit (as defined below), which is currently $0.

The “PIP Monthly Deposit” means monthly installments in an amount reasonably estimated by the lender to provide for adequate funds to complete a future property improvement plan in connection with a franchise agreement.

Lockbox / Cash Management. The Residence Inn Austin Northwest Mortgage Loan is structured with a springing lockbox and springing cash management. Following the first occurrence of a Trigger Period (as defined below), the borrower will be required to, or cause the operating lessee or manager to (i) deposit all gross income from operations, all forfeited security deposits and all other revenue of any kind from the Residence Inn Austin Northwest Property received by borrower or manager into the lockbox within two business days after receipt, and (ii) send, tenant direction letters to all tenants (and credit card companies) directing them to pay all rents and all other sums due under the lease to which they are a party to directly into the lockbox account. The borrower, or the lender on behalf of the borrower, will direct the lockbox bank to transfer on each business day all funds on deposit in the lockbox account to (i) during any time other than a Trigger Period, such account as will be specified by the borrower in writing to the lender and lockbox bank, and (ii) during the continuance of a Trigger Period, the cash management account.

“Trigger Period” means a period of time commencing upon (i) an event of default, (ii) a DSCR Trigger Event (as defined below), (iii) the borrower’s and/or the operating lessee’s, as applicable, failure to substantially complete any property improvement plan imposed pursuant to the terms of the franchise agreement and such failure constitutes a default under the franchise agreement or (iv) the franchise agreement expires or is terminated at any time while the Residence Inn Austin Northwest Mortgage Loan is outstanding. A Trigger Period will expire upon, with respect to clause (i), the cure of such event of default, with respect to clause (ii), a DSCR Trigger Period Cure (as defined below), with respect to clause (iii), the cure of such default to the satisfaction of the franchisor, and with respect to clause (iv), the borrower or the operating lessee, as applicable enters into a replacement franchise agreement reasonably acceptable to the lender.

“DSCR Trigger Event” means any time the net cash flow debt service coverage ratio is less than 1.30x based on a 30-year amortization schedule.

“DSCR Trigger Period Cure” means the period ending on the last day of any two consecutive calendar quarters during which the net cash flow debt service coverage ratio, based on a 30-year amortization schedule, is greater than or equal to 1.35x.

Subordinate and Mezzanine Debt. Not permitted.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype(3):	Various – Various
% of IPB:	2.9%	Net Rentable Area (SF)(3):	806,752
Loan Purpose:	Refinance	Location(3):	Various
Borrowers(2):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Bryan L. Norton	Occupancy:	100.0%
Interest Rate:	5.00000%	Occupancy Date:	12/31/2022
Note Date:	7/29/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	8/5/2032	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	$8,216,311 (TTM 6/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,494,129
Call Protection:	L(35),D(81),O(4)	UW Expenses:	$276,786
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$8,217,343
Additional Debt(1):	Yes	UW NCF:	$8,214,980
Additional Debt Balance(1):	$73,500,000	Appraised Value / Per SF(5):	$152,000,000 / $188
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/1/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$116
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$116
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	61.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(5):	61.5%
TI/LC Reserve:	$4,000,000	Springing	$500,000	UW NCF DSCR:	1.73x
				UW NOI Debt Yield:	8.8%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$93,500,000	100.0%	Loan Payoff	$59,739,986	63.9%
			Principal Equity Distribution	27,367,341	29.3
			Upfront Reserves	4,000,000	4.3
			Closing Costs	2,392,673	2.6
Total Sources	$93,500,000	100.0%	Total Uses(6)	$93,500,000	100.0%
(1)	The Triple Net Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $93.5 million (the “Triple Net Portfolio Whole Loan”). The Financial Information in the chart above reflects the Triple Net Portfolio Whole Loan.
(2)	The borrowers of the Triple Net Portfolio Whole Loan are Aldo Ave Santa Clara CA, LLC, Patterson Drive Garden Grove CA, LLC, Triple Net Portfolio I Gardena CA, LLC, Triple Net Portfolio I Carson CA, LLC, Earl Rudder Freeway Bryan TX, LLC, Kingston Ave Chester VA, LLC, Townline Road Peoria IL, LLC, Fishkill Avenue Beacon NY, LLC, Utah Valley Drive American Fork UT, LLC, Industrial Parkway Ithaca MI, LLC, Maitlen Drive Cushing OK, LLC, 126th Street North Collinsville OK, LLC, State Route 307 West Geneva OH, LLC, Bishop Road Geneva OH I, LLC and Bishop Road Geneva OH II, LLC.
(3)	See “The Properties” herein.
(4)	Historical financial information is not available due to the Triple Net Portfolio Properties (as defined below) being acquired from 2014 to 2021 and being single tenant properties subject to triple net leases. The borrower provided a partial operating statement for the period from August 2022 through December 2022, which reflects an annualized NOI for year-end 2022 of $8,392,898.
(5)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are based on the “Portfolio Value Assuming Reserves” appraised value, which includes a portfolio premium of 6.562% over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis and assumes a holdback TI/LC reserve of $4,000,000. The aggregate of the “as-is” appraised values without the holdback TI/LC reserve on a stand-alone basis is $142,640,000. Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV, based on the aggregate portfolio “as is” appraised value of $142,640,000 as of May and June 2022 are $177, 65.5% and 65.5%, respectively.
(6)	Total Uses include an interest rate buy down of $2,535,000.

The Loan. The Triple Net Portfolio mortgage loan (the “Triple Net Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in an 806,752 square foot portfolio comprised of 13 industrial properties and one office property located across nine states (the “Triple Net Portfolio Properties”). The Triple Net Portfolio Whole Loan was originated by 3650 Real Estate Investment Trust 2 LLC, is evidenced by five pari passu notes and accrues interest at a rate of 5.00000% per annum. The Triple Net Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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loan and accrues interest on an Actual/360 basis. The non-controlling Note A-1, with an original principal balance of $20,000,000, will be included in the BBCMS 2023-C21 securitization trust. The Triple Net Portfolio Whole Loan is being serviced pursuant to the pooling and servicing agreement for the 3650R 2022-PF2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$20,000,000	$20,000,000	BBCMS 2023-C21	No
A-2	38,500,000	38,500,000	3650R 2022-PF2	Yes
A-3	15,000,000	15,000,000	3650R 2022-PF2	No
A-4	10,000,000	10,000,000	BMO 2023-C4	No
A-5	10,000,000	10,000,000	BMO 2023-C4	No
Whole Loan	$93,500,000	$93,500,000

The Properties. The Triple Net Portfolio Properties consist of 13 industrial properties totaling 753,272 square feet and one office property totaling 53,480 square feet. The Triple Net Portfolio Properties are located across nine states: California, Texas, Virginia, New York, Illinois, Oklahoma, Ohio, Michigan and Utah.

The Triple Net Portfolio – 417 & 433 West 164th Street property (the “417 & 433 West 164th Street Property”) is a single-story industrial building with a total of 29,500 square feet in Carson, California. The 417 & 433 West 164th Street Property was built in 1967, with an addition in 2015 and is situated on a 2.03-acre site. Valence Surface Technologies (“Valence”) occupies 100.0% of the 417 & 433 West 164th Street Property on a triple-net basis. Valence is paying a current rental rate of $33.59 per square foot and has a lease expiration of October 6, 2029, with two, five-year renewal options and one, four-year and 11-month renewal option. The 417 & 433 West 164th Street Property is currently undergoing environmental remediation and the removal of all hexavalent chromium tanks from the 417 & 433 West 164th Street Property. Valence has ceased operations at the 417 & 433 West 164th Street Property until the completion of such renovations related to the environmental remediations associated with hexavalent chromium. Although Valence is currently dark, it is still paying rent. Once the remediation is complete, it is expected that Valence will recommence operations at the 417 & 433 West 164th Street Property as an aerospace metal finishing facility. We cannot assure you that the remediation will be completed or that Valence will resume operations at the 417 & 433 West 164th Street Property as expected or at all. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus. In addition, Valence has a right of first refusal to purchase the 417 & 433 West 164th Street Property in the event the borrower receives any offer from a third party. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

The Triple Net Portfolio – 5455 State Route 307 West property (the “5455 State Route 307 West Property”) is comprised of three single-story industrial buildings totaling 212,382 square feet located in Geneva, Ohio. The 5455 State Route 307 West Property was built in 1979 and was renovated and expanded in 2008. The buildings sit on a 9.8-acre site. The clear height of the building ranges from 18 feet to 24 feet. Hunter Defense Technologies ("HDT") occupies 100% of the 5455 State Route 307 West Property on a triple-net basis. HDT pays a base rental rate of $6.74 per square foot for the 5455 State Route 307 West Property and has a lease expiration on February 15, 2025, with five successive one-year automatic renewal options.

The Triple Net Portfolio – 508 Fishkill Avenue property (the “508 Fishkill Avenue Property”) is a single-story industrial building totaling 56,125 square feet located in Beacon, New York. The 508 Fishkill Avenue Property was constructed in 2012 and sits on a 15.4-acre site. The sole tenant, Recommunity, executed a 13-year lease on a triple-net basis in May 2014, pays a rental rate of $21.57 per square foot and has a lease expiration of May 31, 2027, with two, five-year renewal options.

The Triple Net Portfolio – 10701 East 126th Street North property (the “10701 East 126th Street North Property”) is comprised of four, single-story buildings totaling 138,431 square feet on a 29.95-acre site located in Collinsville, Oklahoma. The 10701 East 126th Street North Property was constructed in 2004 and renovated in 2015. Victory Energy has been a tenant at the 10701 East 126th Street North Property since October 2015, pays a rental rate of $6.05 per square foot on a triple-net basis and has a lease expiration of September 30, 2035, with three, five-year lease renewal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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options. Victory Energy has a right of first refusal to purchase the 10701 East 126th Street North Property in the event the borrower receives any offer from a third party. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

The Triple Net Portfolio – 120-150 West 154th Street property (the “120-150 West 154th Street Property”) consists of five free standing, single-story industrial buildings totaling 27,620 square feet in Gardena, California. The buildings were constructed in 1955, renovated in 1983, and are situated on a 1.00-acre site. Valence occupies 100.0% of the 120-150 West 154th Street Property on a triple-net basis. Valence has been a tenant at the 120-150 West 154th Street Property since October 2014, pays a current rental rate of $23.76 per square foot and has a lease expiration of October 6, 2029, with two, five-year renewal options and one, four-year and 11-month renewal option. The 120-150 West 154th Street Property is currently under remediation as hexavalent chromium is being phased out of aerospace manufacturing. Valence has ceased operations at the 120-150 West 154th Street Property until the completion of such remediations associated with hexavalent chromium. Once the remediation is complete, it is expected that Valence will recommence operations at 120-150 West 154th Street Property as an aerospace metal finishing facility. Although Valence is currently dark, it is still paying rent. We cannot assure you that the remediation will be completed or that Valence will resume operations at the 120-150 West 154th Street Property as expected or at all. In addition, Valence has a right of first refusal to purchase the 120-150 West 154th Street Property in the event the borrower receives any offer from a third party. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

The following table presents detailed information with respect to each of the Triple Net Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Type	Year Built / Renovated	Sq. Ft.	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value		% of Appraised Value
417 & 433 West 164th Street	Carson, CA	Industrial	1967, 2015 / NAP	29,500	$13,755,408	14.7%	$21,000,000		14.7%
5455 State Route 307 West	Geneva, OH	Industrial	1979 / 2008	212,382	13,427,900	14.4%	20,500,000		14.4%
508 Fishkill Avenue	Beacon, NY	Industrial	2012 / NAP	56,125	12,895,475	13.8%	19,700,000		13.8%
10701 East 126th Street North	Collinsville, OK	Industrial	2004 / 2015	138,431	8,515,253	9.1%	13,000,000		9.1%
120-150 West 154th Street	Gardena, CA	Industrial	1955 / 1983	27,620	8,207,742	8.8%	12,500,000		8.8%
529 Aldo Avenue	Santa Clara, CA	Industrial	1973 / 2003	15,744	7,732,637	8.3%	11,400,000		8.0%
758 East Utah Valley Drive	American Fork, UT	Office	1996 / 2015	53,480	7,706,686	8.2%	12,400,000		8.7%
7051 Patterson Drive	Garden Grove, CA	Industrial	1979 / NAP	18,600	5,765,833	6.2%	8,500,000		6.0%
255 Industrial Parkway	Ithaca, MI	Industrial	1983 / 1999	60,500	3,938,525	4.2%	6,100,000		4.3%
2801 North Earl Rudder Freeway	Bryan, TX	Industrial	2007 / 2010	26,156	3,930,117	4.2%	6,000,000		4.2%
1200 North Maitlen Drive	Cushing, OK	Industrial	1984 / 2007	73,397	2,882,085	3.1%	4,400,000		3.1%
2022 West Townline Road	Peoria, IL	Industrial	1969 / 1985	56,000	1,899,555	2.0%	2,900,000		2.0%
5450 Bishop Road	Geneva, OH	Industrial	1965 / 2008	27,072	1,853,705	2.0%	2,700,000		1.9%
13210 Kingston Avenue	Chester, VA	Industrial	1973 / 1982	11,745	989,079	1.1%	1,540,000		1.1%
Total				806,752	$93,500,000	100.0%	$152,000,000	(1)	100.0%
(1)	The Total Appraised Value represents the “Portfolio Value Assuming Reserves” appraised value, which includes a portfolio premium of 6.562% over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis and assumes a holdback TI/LC reserve of $4,000,000. The aggregate of the “as-is” appraised values without the holdback TI/LC reserve on a stand-alone basis is $142,640,000.

Major Tenants.

Hunter Defense Technologies (239,454 square feet; 29.7% of Portfolio NRA; 18.7% of underwritten base rent). Hunter Defense Technologies (“HDT”) was founded in 1937 and is headquartered in Solon, Ohio. HDT is an industry leader in engineering, designing, and manufacturing military expeditionary products, rugged industrial/commercial products, and products for medical rehabilitation. HDT’s product lines include shelters, heaters, environmental control units, power generators, chemical/biological/radiological/nuclear air filtration and collective protection systems, military vehicles, perimeter protection systems, and robotics including manipulator arms, vehicles, and healthcare solutions. HDT is known for its deployable solutions to meet critical military and emergency needs. HDT’s engineering services range from proof-of concept product validation and testing to final build and test. Each of HDT’s leases are on a triple net basis with five, one-year extensions which renew automatically.

Victory Energy (211,828 square feet; 26.3% of Portfolio NRA; 12.8% of underwritten base rent). Victory Energy was founded in 1999 as a single source supplier and service solution of steam generating equipment to various industries providing an array of customized boilers, burners, and heat transfer solutions and services. Victory Energy employs approximately 200 people between the 10701 East 126th Street North Property and the 1200 North Maitlen Drive property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(the “1200 North Maitlen Drive Property”). Operations at the 10701 East 126th Street North Property focus largely on boilers and boiler parts while operations at the 1200 North Maitlen Drive Property, in addition to boilers and boiler parts, also focus on dryers, ductwork, support steel and stacks. Victory Energy has been an occupant of the 10701 East 126th Street North Property since October 2015 with a lease expiration date of September 2035 at the 10701 East 126th Street North Property and October 2025 at the 1200 North Maitlen Drive Property. Each of the leases is on a triple-net basis and has annual rent increases.

Valence Surface Technologies (75,720 square feet; 9.4% of Portfolio NRA; 23.7% of underwritten base rent). Valence Surface Technologies (“Valence”) is a full-service surface finishing company specializing in the commercial aerospace, defense, space, and satellite industries. With eleven sites across the United States, Valence provides a start to finish solution from non-destructive testing and chemical processing to paint and sub-assembly. Valence was founded in 1965, and it is one of the oldest aerospace finishing companies in North America. Valence is wholly owned by British Columbia Investment Management Corporation (“BCI”), which is one of the largest asset managers in Canada and a leading provider of investment management services for British Columbia’s public sector. BCI seeks investment opportunities around the world and across a range of asset classes that convert savings into productive capital, helping institutional clients build a financially secure future for their beneficiaries. As of March 31, 2023, BCI had total assets under management of approximately $233.0 billion. Valence has been an occupant of the 120-150 West 154th Street Property, 417 & 433 West 164th Street Property and 7051 Patterson Drive property (the “7051 Patterson Drive Property”) since October 2014, with the leases at all three locations having an expiration date of October 2029 and rent on a triple net basis with a 3.0% annual rent increase. Valence is currently dark and continues its operations after the completion of environmental remediation and the removal of all hexavalent chromium tanks from the properties. See “—The Properties” above.

The below table presents the historical occupancy at the Triple Net Portfolio Properties.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is not available due to the Triple Net Portfolio Properties being acquired over 2014-2021 and separate financial information not having been provided in connection with such acquisition.
(2)	Current Occupancy is based on the borrower provided rent roll dated December 31, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Hunter Defense Technologies	NR/NR/NR	239,454	29.7%	$6.77	$1,620,130	18.7%	2/15/2025
Victory Energy	NR/NR/NR	211,828	26.3	$5.23	$1,108,514	12.8%	Various(4)
Valence Surface Technologies	NR/NR/NR	75,720	9.4	$27.07	$2,049,444	23.7%	10/6/2029
Anchor Danly	NR/NR/NR	60,500	7.5	$6.84	$414,017	4.8%	8/31/2039
Recommunity	NR/NR/NR	56,125	7.0	$21.57	$1,210,450	14.0%	5/31/2027
Kuusaloski Glass Recycling	NR/NR/NR	56,000	6.9	$4.05	$226,800	2.6%	6/30/2024
Myler Disability	NR/NR/NR	53,480	6.6	$18.51	$989,793	11.4%	3/31/2025
Largest Tenants		753,107	93.4%	$10.12	$7,619,146	87.9%
Remaining Occupied		53,645	6.6	$19.48	$1,045,256	12.1%
Total Occupied		806,752	100.0%	$10.74	$8,664,403	100.0%
Vacant Space		0	0.0
Collateral Total		806,752	100.0%

(1)	Based on the borrower provided rent roll dated December 31, 2022 except where otherwise noted.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are based on the underwritten rent roll dated June 1, 2022 and include rent steps totaling $292,627 through June 2023.
(4)	Victory Energy has multiple lease expiration dates; 138,431 square feet of space at the 10701 East 126th Street North Property expire on September 30, 2035 and 73,397 square feet of space at the 1200 North Maitlen Drive Property expire on October 13, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NA	P
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0%
2024	2	82,156	10.2	634,911	7.3		82,156	10.2%	$634,911	7.3%
2025	4	366,331	45.4	2,880,653	33.2		448,487	55.6%	$3,515,564	40.6%
2026	0	0	0.0	0	0.0		448,487	55.6%	$3,515,564	40.6%
2027	1	56,125	7.0	1,210,450	14.0		504,612	62.5%	$4,726,014	54.5%
2028	0	0	0.0	0	0.0		504,612	62.5%	$4,726,014	54.5%
2029	4	91,464	11.3	2,590,740	29.9		596,076	73.9%	$7,316,754	84.4%
2030	0	0	0.0	0	0.0		596,076	73.9%	$7,316,754	84.4%
2031	1	11,745	1.5	95,849	1.1		607,821	75.3%	$7,412,603	85.6%
2032	0	0	0.0	0	0.0		607,821	75.3%	$7,412,603	85.6%
2033	0	0	0.0	0	0.0		607,821	75.3%	$7,412,603	85.6%
2034 & Beyond	2	198,931	24.7	1,251,800	14.4		806,752	100.0%	$8,664,403	100.0%
Total	14	806,752	100.0%	$8,664,403	100.0%
(1)	Based on the borrower provided rent roll dated December 31, 2022 except where otherwise noted.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are based on the underwritten rent roll dated June 1, 2022 and include rent steps totaling $292,627 through June 2023.

Operating History and Underwritten Net Cash Flow
	TTM 6/30/2022	(1)	Underwritten	(2)	Per Square Foot	%(3)
In-Place Base Rent	$8,238,273		$8,371,776		$10.38	93.6%
Rent Steps	0		292,627		$0.36	3.3
Gross Potential Rent	$8,238,273		$8,664,403		$10.74	96.9%
Other Income	0		0		$0.00	0.0
Total Reimbursements	0		276,786		$0.34	3.1
Net Rental Income	$8,238,273		$8,941,189		$11.08	100.0%
(Vacancy/Credit Loss)	0		(447,059)		($0.55)	(5.0)
Effective Gross Income	$8,238,273		$8,494,129		$10.53	95.0%
Total Expenses	21,962		276,786		$0.34	3.3
Net Operating Income	$8,216,311		$8,217,343		$10.19	96.7%
Capital Expenditures	0		80,675		$0.10	0.9
TI/LC	0		(78,312)		($0.10)	(0.9)
Net Cash Flow	$8,216,311		$8,214,980		$10.18	96.7%
(1)	Historical financial information is not available due to the Triple Net Portfolio Properties being acquired from 2014 to 2021 and being single tenant properties subject to triple net leases. The borrower provided a partial operating statement for the period from August 2022 through December 2022, which reflects an annualized NOI for year-end 2022 of $8,392,898.
(2)	Based on the underwritten rent roll dated June 1, 2022.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Markets. The Triple Net Portfolio consists of 14 properties located across nine states: Ohio, Oklahoma, California, Michigan, New York, Illinois, Utah, Texas, and Virginia.

Los Angeles-Long Beach-Anaheim, CA Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of approximately 13.3 million which has increased by 475,033 since 2010, reflecting an annual increase of 0.3%. The population is projected to increase by an additional 201,595 by 2026, reflecting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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0.3% annual population growth. As of the second quarter of 2022, the area featured an average household income of $111,121 and a median household income of $78,908. Over the next five years, median household income is expected to increase by 13.8%, or $2,173 per annum. The U.S. Department of Labor reported an unemployment rate of 5.3% as of March 2022.

Gardena, California: The 120-150 West 154th Street Property is situated east of the 110 Freeway in unincorporated Los Angeles County. Existing office development is concentrated along Redondo Beach Boulevard and consists primarily of smaller buildings containing less than 30,000 square feet that are occupied by local businesses. Industrial land uses cover approximately 14% of the city. The largest activities in the city are machinery, printing and publishing, garment, and plastics. The primary commercial thoroughfares are situated along I-110, I-105, I-405 and I-710.

Carson, California: The 417 & 433 West 164th Street Property is situated approximately 13 miles south of downtown Los Angeles in the northeast portion of the South Bay. Carson has attracted a broad range of businesses, due in part to the fact that the city has low business license fees and does not impose a utility use tax, gross receipts tax, local property tax, or parking tax. One of the most significant commercial developments in the city is the South Bay Pavilion at Carson, a regional mall located at the southeast corner of Avalon Boulevard and Del Amo Boulevard in the central area of the city. The mall was expanded with the construction of a 217,000 square foot IKEA furniture store. Target and 24-Hour Fitness opened stores in 2005.

Garden Grove, California: The city of Garden Grove is situated in the north central portion of Orange County. The city is approximately 25 miles southeast of Los Angeles. The 7051 Patterson Drive Property is in a conforming area of industrial development that extends southeast and northwest from the 7051 Patterson Drive Property. There is dense large scale multifamily development located immediately northeast and southwest. The 7051 Patterson Drive Property has regional and local access and is surrounded by various industrial developments along Katella Avenue, Knott Street, and Western Avenue. Gardena Grove is generally built out with future development consisting primarily of redevelopment opportunities.

New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of approximately 19.4 million, which has increased by 455,615 since 2010, reflecting an annual increase of 0.2%. The population is projected to increase by an additional 229,201 by 2026, reflecting 0.2% annual population growth. As of the second quarter of 2022, the area featured an average household income of $122,318 and a median household income of $83,280. Over the next five years, median household income is expected to increase by 12.2%, or $2,027 per annum. The area includes a total of 9.2 million employees and has an 8.6% unemployment rate.

The 508 Fishkill Avenue Property is in the city of Beacon, Dutchess County, New York. Primary access to the subject neighborhood is provided by Interstate Highway 84. Land uses within the neighborhood consist of a mixture of commercial and residential development. Growth patterns have occurred along primary commercial thoroughfares such as Interstate Highway 84, US 9, and the Hudson River.

Ashtabula, OH Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of 100,614 which has decreased by 883 since 2010, reflecting an annual decrease of 0.1%. The population is projected to decrease by an additional 1,331 by 2026, reflecting a 0.3% decrease in annual population growth. As of the second quarter of 2022, the area featured an average household income of $61,178 and a median household income of $46,560. Over the next five years, median household income is expected to increase by 10.9%, or $1,014 per annum. The area includes a total of 40,022 employees and has a 5.6% unemployment rate.

The 5450 Bishop Road property and the 5455 State Route 307 West property are situated in the city of Geneva, Ashtabula County, Ohio, which is considered a suburban location. The neighborhood is located approximately 50 miles northeast of Cleveland. Primary access to the neighborhood is provided by Interstate Highway 90 and US 20. Land uses within the neighborhood consist of a mixture of commercial and residential development. Growth patterns have occurred along primary commercial thoroughfares such as Interstate Highway 90 and US 20.

Tulsa, OK Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of approximately 1.0 million which has increased by 68,514 since 2010, reflecting an annual increase of 0.6%. The population is projected to increase by an additional 36,776 by 2026, reflecting 0.7% annual population growth. As of the second quarter of 2022, the area featured an average household income of $81,007 and a median household income

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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of $57,460. Over the next five years, median household income is expected to increase by 9.1%, or $1,050 per annum. The area includes a total of 482,639 employees and has a 5.3% unemployment rate.

The 10701 East 126th Street North Property is located in the city of Collinsville, Tulsa County, Oklahoma and is considered a suburban area outside of Tulsa. The neighborhood is located approximately 100 miles northeast of Oklahoma City. Primary access to the neighborhood is provided by US 169. Land uses within the neighborhood consist of a mixture of commercial and residential development. Growth patterns have occurred along primary commercial thoroughfares such as US 169 and North Yale Avenue.

Stillwater, OK Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of 82,648 which has increased by 5,298 since 2010, reflecting an annual increase of 0.6%. The population is projected to increase by an additional 2,965 by 2026, reflecting 0.7% annual population growth. As of the second quarter of 2022, the area featured an average household income of $59,725 and a median household income of $40,349. Over the next five years, the median household income is expected to increase by 5.8%, or $469 per annum. The area includes a total of 37,177 employees and has a 3.9% unemployment rate.

The 1200 North Maitlen Drive Property is located in the city of Cushing, Payne County, Oklahoma, which is considered a rural suburban location. The neighborhood is located approximately 70 miles northeast of Oklahoma City and 50 miles southwest of Tulsa. Primary access to the neighborhood is provided by State Highway 33. Land uses within the subject neighborhood consist of a mixture of commercial and residential development. Growth patterns have occurred along primary commercial thoroughfares such as Interstate Highway 44 and US Highway 177.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
151

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 12 – Art Ovation Hotel
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	2.9%	Net Rentable Area (Rooms):	162
Loan Purpose:	Refinance	Location:	Sarasota, FL
Borrower:	Palm Avenue Hospitality Holdings, LLC	Year Built / Renovated:	2018 / NAP
Borrower Sponsor:	Prime Hospitality Group III, LLC	Occupancy / ADR / RevPAR:	84.6% / $259.49 / $219.54
Interest Rate:	5.90000%	Occupancy / ADR / RevPAR Date:	3/31/2023
Note Date:	7/14/2022	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	8/5/2032	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$7,225,496 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$7,756,939 (TTM 3/31/2023)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	84.6% / $259.49 / $219.54
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$21,959,076
Call Protection:	L(35),D(82),O(3)	UW Expenses:	$13,920,181
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,038,895
Additional Debt(1):	Yes	UW NCF:	$7,160,532
Additional Debt Balance(1):	$37,500,000	Appraised Value / Per Room:	$89,500,000 / $552,469
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/1/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$354,938
Taxes:	$269,732	$30,525	N/A	Maturity Date Loan / Room:	$313,840
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	50.8%
Performance Reserve(2):	$12,000,000	$0	N/A	Maturity Date LTV(2):	43.4%
PIP Reserve(3):	$0	Springing	N/A	UW NCF DSCR:	1.75x
FF&E Reserve(4):	$0	$51,103	N/A	UW NOI Debt Yield(2):	17.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$57,500,000	100.0%	Loan Payoff	$29,563,222	51.4%
			Principal Equity Distribution	14,999,610	26.1
			Upfront Reserves	12,269,732	21.3
			Closing Costs	667,436	1.2
Total Sources	$57,500,000	100.0%	Total Uses	$57,500,000	100.0%
(1)	The Art Ovation Hotel Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $57,500,000 (the “Art Ovation Hotel Whole Loan”). The Financial Information in the chart above reflects the Art Ovation Hotel Whole Loan.
(2)	At loan origination, the borrower deposited $12,000,000 into a performance reserve subaccount as additional collateral for the Art Ovation Hotel Whole Loan. The borrower may submit a written request to the lender for a disbursement of the performance reserve funds, which request may be made (x) no more than once in any calendar quarter, (y) only after the securitization of any portion of the Art Ovation Hotel Whole Loan and (z) no later than July 14, 2027, on which date the borrower will have no further right to request any disbursements from the performance reserve subaccount and the lender will continue to hold the performance reserve funds as additional collateral for the Art Ovation Hotel Whole Loan.
(3)	In the event that any property improvement plan (“PIP”) is imposed by the franchisor pursuant to the franchise agreement, within 30 days after notice from the lender, the borrower will be required to deposit with the lender an amount equal to 115% of the sum required to pay for such PIP, as reasonably determined by the lender.
(4)	On each monthly due date, the borrower is required to deposit an amount equal to 1/12 of 4.0% of the total annual revenue from the Art Ovation Hotel Property (as defined below), which is estimated to be approximately $51,103, into an FF&E reserve.
(5)	The Art Ovation Hotel Property opened in 2018 and continued to stabilize from 2019 through 2021.

The Loan. The Art Ovation Hotel mortgage loan (the “Art Ovation Hotel Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 162-room hotel located in Sarasota, Florida (the “Art Ovation Hotel Property”). The Art Ovation Hotel Whole Loan consists of four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $57,500,000 and accrues interest at a rate of 5.90000% per annum. The Art Ovation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Art Ovation Hotel

Hotel Whole Loan has a ten-year term, has an initial two-year interest only period and will then amortize on a 30-year schedule.

The Art Ovation Hotel Whole Loan was originated on July 14, 2022 by 3650 Real Estate Investment Trust 2 LLC. The non-controlling Note A-4, with an original principal balance and Cut-off Date Balance of $20,000,000, will be included in the BBCMS 2023-C21 securitization trust. The Art Ovation Hotel Whole Loan is being serviced pursuant to the pooling and servicing agreement for the 3650R 2022-PF2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$10,000,000	$10,000,000	BMO 2022-C3	No
A-2	7,500,000	7,500,000	3650R 2022-PF2	No
A-3	20,000,000	20,000,000	3650R 2022-PF2	Yes
A-4	20,000,000	20,000,000	BBCMS 2023-C21	No
Whole Loan	$57,500,000	$57,500,000

The Property. The Art Ovation Hotel Property is an eight-story, 162-room full service Autograph Collection by Marriott hotel that opened in 2018 and is situated on a 1.05-acre site located in Sarasota, Florida. Amenities and facilities at the Art Ovation Hotel Property include a 171-seat Overture Restaurant & Gallery Lounge, 43-seat Perspective Rooftop Pool Bar, outdoor pool, business center, fitness center, and 6,109 square feet of meeting space. The Overture Restaurant & Gallery Lounge provides daily breakfast, lunch, and dinner located on the ground level of the Art Ovation Hotel Property and the Perspective Rooftop Pool Bar is located on the rooftop adjacent to the outdoor rooftop swimming pool. In addition, the Art Ovation Hotel Property features a sundry shop located in the lobby adjacent to the entrance and registration desk. Standard guestroom amenities include a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron and ironing board, and coffee maker.

Guestrooms include a mix of 96 King rooms, 64 Queen/Queen rooms and two suites.

As of March 31, 2023, the Art Ovation Hotel Property was 84.6% occupied for the trailing 12 months. A total of $553,720 in capital expenditures, primarily in relation to office, restaurant and computer equipment, public area furnishings and planters, was incurred from 2017 through 2021. The Art Ovation Hotel Property is subject to a 25-year franchise agreement with Marriott International, Inc. that is scheduled to expire on April 30, 2043.

The Market. The Art Ovation Hotel Property is located in Sarasota, Florida and forms part of the North Port-Sarasota-Bradenton, Florida metropolitan statistical area (the “Sarasota MSA”). Per the appraisal, major employers in the Sarasota MSA as of year-end 2020 and 2021 include Publix Super Markets, Inc. (5,777 employees), Sarasota Memorial Health Care System (4,619 employees), Bealls Inc. (2,336 employees), PGT Industries (1,835 employees), Manatee Memorial Hospital (1,651 employees), Blake Medical Center (1,471 employees) and Bon Secours Venice Hospital (1,428 employees).

Per the appraisal, the Sarasota MSA is comprised of mixed-use developments, including low rise commercial and office buildings, residential buildings, and retail shops. The major thoroughfare through Sarasota is Interstate 75, a north-south turnpike that begins at its southern terminus in Miami Lakes, Florida, and continues 470 miles to its northern terminus in Valdosta, Georgia. Sarasota-Bradenton International Airport is the primary airport utilized for travelers to Sarasota with over 1.3 million passengers per year. Tourism is Florida’s largest industry, accounting for approximately 1.4 million jobs. Sarasota offers a range of tourist attractions and cultural institutions, including, among other things, beaches and harbors, performing art centers, and theaters. Downtown Sarasota is home to The Ed Smith Stadium, which is the location of the Baltimore Orioles’ spring training, and Twin Lakes Park. There is a large art scene located in downtown Sarasota with various art galleries, museums, music festivals, and artisan boutiques. Nearby training venues include The Ed Smith Stadium, an 8,500-seat stadium located approximately nine miles northwest of the Art Ovation Hotel Property. Twin Lakes Park is a 123-acre park that serves as a training base for minor league baseball teams. Twin Lakes Park features 11 baseball fields, a football field, picnic shelter, playground, two soccer fields, two tennis courts, a walking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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train, and three ponds. In addition, Sarasota is home to Nathan Benderson Park, which is a 600-acre community park with a 2,000-meter spring rowing course and regatta center. The facility has recently completed a $40 million redevelopment and holds championship, professional, and recreational rowing events.

Per the appraisal, downtown Sarasota has experienced a surge of new developments with new restaurants, retailers, hotels, offices, and residences in recent years. Hotels that have recently opened in downtown Sarasota include the Aloft Hotel Sarasota, the Westin hotel, the Art Ovation Hotel Property, and the Embassy Suites hotel. In addition, major projects such as The Bay redevelopment have contributed to the ongoing growth in the area.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Art Ovation Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	66.5%	$178.41	$118.57	65.5%	$178.56	$116.98	98.5%	100.1%	98.7%
2020	49.4%	$170.42	$84.11	51.6%	$166.21	$85.77	104.5%	97.5%	102.0%
2021	69.7%	$206.96	$144.29	77.9%	$204.67	$159.45	111.8%	98.9%	110.5%
2022(4)	65.9%	$234.18	$154.43	83.6%	$259.14	$216.53	126.8%	110.7%	140.2%
TTM(4)(5)	75.3%	$255.54	$192.53	84.6%	$259.49	$219.54	112.4%	101.5%	114.0%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Art Ovation Hotel Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Hyatt Regency Sarasota, Lido Beach Resort, Hotel Indigo Sarasota, Hyatt Place Sarasota/Bradenton Airport, Aloft Hotel Sarasota, Westin Sarasota, Embassy Suites by Hilton Sarasota and The Sarasota Modern, a Tribute Portfolio Hotel.
(4)	2022 and TTM Art Ovation Hotel Occupancy, ADR, and RevPAR are based on the underwritten rent roll dated March 31, 2023.
(5)	TTM represents the trailing 12-month period ending March 31, 2023.

Operating History and Underwritten Net Cash Flow(1)
	2022	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	83.6%	84.6%	84.6%
ADR	$259.14	$259.49	$259.49
RevPAR	$216.53	$219.54	$219.54

Room Revenue	$12,803,483	$12,981,413	$12,981,413	$80,132	59.1%
Food & Beverage Revenue	5,618,083	6,732,175	6,732,175	41,557	30.7
Parking Income	0	0	0	0	0.0
Other Departmental Revenue	2,237,330	2,245,488	2,245,488	13,861	10.2
Total Revenue	$20,658,896	$21,959,076	$21,959,076	$135,550	100.0%
Room Expense	$3,071,018	$3,128,139	$3,128,139	$19,310	24.1%
Food & Beverage Expense	3,631,878	4,133,829	4,133,829	25,517	61.4
Parking Expense	0	0	0	0	0.0
Other Departmental Expense	335,184	348,699	348,699	2,152	15.5
Telephone Expense	0	0	0	0	0.0
Departmental Expenses	$7,038,080	$7,610,667	$7,610,667	$46,979	34.7%
Departmental Profit	$13,620,816	$14,348,409	$14,348,409	$88,570	65.3%
Operating Expenses	$5,413,762	$5,615,793	$5,450,802	$33,647	24.8%
Gross Operating Profit	$8,207,054	$8,732,616	$8,897,607	$54,923	40.5%
Lease Expense	$168,269	$172,152	$172,152	$1,063	0.8%
Property Taxes	400,537	414,774	345,257	2,131	1.6
Property Insurance	412,752	388,751	341,303	2,107	1.6
Total Other Expenses	$981,558	$975,677	$858,712	$5,301	3.9%
Net Operating Income	$7,225,496	$7,756,939	$8,038,895	$49,623	36.6%
FF&E	613,238	878,363	878,363	5,422	4.0
Net Cash Flow	$6,612,258	$6,878,576	$7,160,532	$44,201	32.6%
(1)	Historical figures are excluded due to large variances as a result of COVID-19.
(2)	TTM column reflects the trailing 12 months ending March 31, 2023.
(3)	Per Room values are based on 162 rooms.
(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
154

Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 13 – Great Lakes Crossing Outlets
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$17,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$17,500,000	Property Type – Subtype:	Retail – Outlet Center
% of IPB:	2.6%	Net Rentable Area (SF):	1,128,332
Loan Purpose:	Refinance	Location:	Auburn Hills, MI
Borrower(2):	Taubman Auburn Hills Associates Limited Partnership	Year Built / Renovated:	1998 / 2010
Borrower Sponsor:	The Taubman Realty Group LLC	Occupancy(8):	89.6%
Interest Rate:	6.52100%	Occupancy Date:	11/30/2022
Note Date:	1/5/2023	4th Most Recent NOI (As of):	$34,244,744 (12/31/2019)
Maturity Date:	2/1/2033	3rd Most Recent NOI (As of):	$27,851,384 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$32,911,337 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$31,655,635 (TTM 11/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$47,000,639
Call Protection:	L(32),D(82),O(6)	UW Expenses:	$15,438,872
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$31,561,767
Additional Debt(1):	Yes	UW NCF:	$29,734,689
Additional Debt Balance(1):	$162,500,000	Appraised Value / Per SF:	$400,000,000 / $355
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/10/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$160
Taxes(3):	$0	Springing	N/A	Maturity Date Loan / SF:	$160
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves(5):	$0	Springing	$519,033	Maturity Date LTV:	45.0%
TI / LC(6):	$0	$94,028	$2,256,664	UW NCF DSCR:	2.50x
Other(7):	$1,805,623	$0	N/A	UW NOI Debt Yield:	17.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$180,000,000	99.5%	Loan Payoff	$177,589,210	98.1%
Borrower Sponsor Equity	962,977	0.5	Upfront Reserves	1,805,623	1.0
			Closing Costs	1,568,144	0.9
Total Sources	$180,962,977	100.0%	Total Uses	$180,962,977	100.0%
(1)	The Great Lakes Crossing Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu notes with an aggregate original principal balance of $180,000,000 (the “Great Lakes Crossing Outlets Whole Loan”). Financial Information in the chart above reflects the Great Lakes Crossing Outlets Whole Loan.
(2)	The borrower is affiliated with the borrower of the Fashion Valley Mall Whole Loan.
(3)	During a Lockbox Event Period (as defined below) or at any time (x) any taxes are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Great Lakes Crossing Outlets Whole Loan documents), or (y) upon request of the lender, the borrower fails to promptly provide evidence reasonably satisfactory to the lender that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Great Lakes Crossing Outlets Whole Loan documents), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the reasonably estimated annual real estate taxes; in lieu of remitting such amounts for deposit, the borrower may fund the tax reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents. A “Lockbox Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) a bankruptcy action of the property manager if the property manager is an affiliate of the borrower, provided that the property manager is not replaced within 60 days with a qualified property manager; or (iv) a Debt Yield Trigger Event (as defined below). A “Debt Yield Trigger Event” means, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 12.00% for two consecutive calendar quarters.
(4)	In the event that during a Lockbox Event Period the borrower has not provided satisfactory evidence to the lender that the Great Lakes Crossing Outlets Property (as defined below) is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy in accordance with the Great Lakes Crossing Outlets Whole Loan documents, on each monthly payment date during the Lockbox Event Period, the borrower is required to deposit into an insurance reserve, 1/12th of reasonably estimated insurance premiums; in lieu of remitting such amounts for deposit, the borrower may fund the insurance reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(5)	On each monthly payment date during a Lockbox Event Period, the borrower is required to deposit into a replacement reserve, an amount equal to $21,626.36 if the balance on deposit in the replacement reserve account is less than $519,032.72 for reasonably estimated replacements and repairs required to be made to the Great Lakes Crossing Outlets Property during each calendar year; provided, however, that in lieu of remitting such amounts for deposit, the borrower may fund the replacement reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no Control Event (as defined below) or event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents. A “Control Event” means that any combination of Taubman, Simon Property Group, Inc. or Simon Property Group, L.P. does not own, in the aggregate, at least 30% of the direct or indirect interests in the borrower or does not control the borrower.
(6)	The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $94,027.67 if the balance of the rollover reserve falls below $2,256,664; in lieu of remitting such amounts for deposit, the borrower may fund the rollover reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no Control Event or event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.
(7)	Other reserves include the Initial Outstanding TI/LC reserve (approximately $1,581,204) and the initial Gap Rent Reserve (approximately $224,418).
(8)	Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.

The Loan. The Great Lakes Crossing mortgage loan (the “Great Lakes Crossing Outlets Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 1,128,332 square foot retail outlet center property located in Auburn Hills, Michigan (the “Great Lakes Crossing Outlets Property”). The Great Lakes Crossing Outlets Mortgage Loan is evidenced by the non-controlling Note A-1-4, which has an outstanding principal balance as of the Cut-off Date of $17,500,000. The Great Lakes Crossing Outlets Whole Loan was co-originated on January 5, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), and DBR Investments Co. Limited. Barclays subsequently purchased Note A-1-4 from GS. The Great Lakes Crossing Outlets Whole Loan has a 10-year term and is interest only for the entire term. The Great Lakes Crossing Outlets Whole Loan proceeds were used to refinance the existing debt on the Great Lakes Crossing Outlets Property, fund upfront reserves, and pay origination costs. The Great Lakes Crossing Outlets Whole Loan accrues interest at a fixed rate of 6.52100% per annum. The Great Lakes Crossing Outlets Whole Loan is being serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B38 securitization. The table below summarizes the promissory notes that comprise the Great Lakes Crossing Outlets Whole Loan. The relationship between the holders of the Great Lakes Crossing Outlets Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$27,500,000	$27,500,000	Benchmark 2023-B38	Yes
A-1-2	$17,500,000	$17,500,000	BBCMS 2023-C20	No
A-1-3	$17,500,000	$17,500,000	BBCMS 2023-C20	No
A-1-4	$17,500,000	$17,500,000	BBCMS 2023-C21	No
A-2-1-A	$12,500,000	$12,500,000	BMO 2023-C5	No
A-2-1-B	$7,500,000	$7,500,000	Benchmark 2023-B38	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2023-B38	No
A-2-3	$15,000,000	$15,000,000	BMO 2023-C5	No
A-3-1	$25,750,000	$25,750,000	BMO 2023-C4	No
A-3-2	$14,250,000	$14,250,000	BBCMS 2023-C20	No
A-3-3	$10,000,000	$10,000,000	BMO 2023-C5	No
Whole Loan	$180,000,000	$180,000,000

The Property. The Great Lakes Crossing Outlets Property is a retail outlet center comprised of a single-story shopping center, totaling 1,357,631 square feet, of which 229,299 square feet is not included in the collateral, on an approximately 163.76-acre site in Auburn Hills, Michigan. The Great Lakes Crossing Outlets Property was built in 1998 and renovated in 2010. The Great Lakes Crossing Outlets Property has a total of 7,797 parking spaces, resulting in a ratio of approximately 6.91 spaces per 1,000 square feet of collateral. As of November 30, 2022, the Great Lakes Crossing Outlets Property was 89.6% occupied by 169 tenants. The collateral does not include 229,299 of square feet owned by Bass Pro Shops Outdoor World and AMC Theatre.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Major Tenants.

Burlington Coat Factory (81,082 square feet; 7.2% of NRA, 2.5% of underwritten base rent, Moody’s/S&P/Fitch: NR/BB+/NR): Founded in 1972 and headquartered in Burlington, New Jersey, Burlington Coat Factory (“Burlington”) is a nationally recognized off-price retailer. As of the fiscal year ending in 2022, Burlington operates 927 stores in 46 states and Puerto Rico. The firm is a Fortune 500 company and its common stock trades on the New York Stock Exchange under the ticker symbol “BURL”. Burlington’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington’s lease expires in January 2030 and has two 5-year renewal options remaining.

Round 1 Bowling Amusement (59,071 square feet; 5.2% of NRA, 3.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 2009 and headquartered in Brea, California, Round 1 Bowling Amusement (“Round 1”) is a multi-entertainment complex offering an array of activities including bowling, arcade games, billiards, ping pong, darts, food and drinks. Round 1’s parent company was founded in Japan in 1993 and opened its first United States location in 2010 in Los Angeles. Round 1’s lease expires in September 2027 and has two 5-year renewal options remaining.

Forever 21 (47,203 square feet, 4.2% of NRA, 1.6% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 1984 and headquartered in Los Angeles, California, Forever 21 is a global fashion retailer. Forever 21 has more than 540 locations worldwide and online, Forever 21 operates to make high style designs and fashion basics accessible to all consumers. Forever 21’s lease expired in January of 2023; however, the tenant is still in occupancy and current on rent. Lease renewal discussions are ongoing with the borrower sponsor and if a new lease is executed, rent will be applied retroactively.

Environmental. According to a Phase I environmental report dated November 16, 2022, there was no evidence of any recognized environmental conditions at the Great Lakes Crossing Outlets Property. However, the Phase I environmental report identified an environmental issue at the Great Lakes Crossing Outlets Property in connection with a wetlands conservation easement agreement between the borrower and the Michigan Department of Environment, Great Lakes and Energy. The assessor recommended maintenance of the onsite regulated wetlands in accordance with the conservation easement agreement. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Great Lakes Crossing Outlets Property:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
92.9%	91.0%	91.9%	89.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 30, 2022. Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the largest tenants based on net rentable area of the Great Lakes Crossing Outlets Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Burlington Coat Factory(4)	NR/BB+/NR	81,082	7.2%	$12.67	$1,026,943	2.5%	1/31/2030
Round 1 Bowling Amusement(4)	NR/NR/NR	59,071	5.2	$22.13	1,307,500	3.2	9/30/2027
Forever 21(4)(5)	NR/NR/NR	47,203	4.2	$14.26	673,193	1.6	1/31/2023
Marshalls(4)	NR/NR/NR	35,191	3.1	$21.16	744,692	1.8	1/31/2027
TJ Maxx(4)	A2/A/NR	34,766	3.1	$21.16	735,699	1.8	1/31/2027
Nordstrom Rack(4)	Ba1/BB+/BBB-	34,613	3.1	$17.00	588,421	1.4	6/30/2030
Legoland Discovery Center(4)	B2/B-/NR	32,543	2.9	$10.82	352,178	0.9	12/31/2031
Planet Fitness	NR/NR/NR	27,710	2.5	$14.48	401,373	1.0	12/31/2028
Camille La Vie	NR/NR/NR	22,963	2.0	$16.72	383,835	0.9	1/31/2028
Arhaus The Loft	NR/NR/NR	22,726	2.0	$22.66	515,023	1.3	1/31/2030

Major Tenants		397,868	35.3%	$16.91	$6,728,859	16.5%
Other Tenants		612,876	54.3%	$55.70	$34,137,204	83.5%
Occupied Collateral Total / Wtd. Avg.		1,010,744	89.6%	$40.43	$40,866,062	100.0%

Vacant Space		117,588	10.4%

Collateral Total		1,128,332	100.0%

(1)	Based on underwritten rent roll dated as of November 30, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are comprised of underwritten base rent inclusive of contractual rent steps through January 2024, percentage rent in lieu, total recoveries (excluding utilities) at step and overage rent.
(4)	Anchor tenants for the Great Lakes Crossing Outlets Property represent approximately 28.8% of Net Rentable Area (SF) and approximately 13.3% of Total UW Base Rent.
(5)	Forever 21’s lease expired in January 2023; however, the tenant is in occupancy and current on rent. Lease renewal discussions are ongoing with the borrower sponsor and if a new lease is executed, rent will be applied retroactively. We cannot assure you that the Forever 21 lease will be renewed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the tenant lease expirations at the Great Lakes Crossing Outlets Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	117,588	10.4%	NAP	NA	P	117,588	10.4%	NAP	NAP
2023 & MTM	33	149,599	13.3	$5,576,821	13.6%		267,187	23.7%	$5,576,821	13.6%
2024	38	88,679	7.9	4,847,810	11.9		355,866	31.5%	$10,424,632	25.5%
2025	34	141,288	12.5	8,770,136	21.5		497,154	44.1%	$19,194,767	47.0%
2026	16	43,108	3.8	3,665,300	9		540,262	47.9%	$22,860,067	55.9%
2027	20	187,481	16.6	6,903,724	16.9		727,743	64.5%	$29,763,791	72.8%
2028	14	124,499	11.0	4,180,946	10.2		852,242	75.5%	$33,944,737	83.1%
2029	8	34,775	3.1	1,377,153	3.4		887,017	78.6%	$35,321,890	86.4%
2030	9	183,219	16.2	3,885,077	9.5		1,070,236	94.9%	$39,206,967	95.9%
2031	3	38,939	3.5	854,484	2.1		1,109,175	98.3%	$40,061,451	98.0%
2032	4	3,576	0.3	446,249	1.1		1,112,751	98.6%	$40,507,699	99.1%
2033	1	15,581	1.4	358,363	0.9		1,128,332	100.0%	$40,866,062	100.0%
2034 & Beyond	0	0	0.0	0	0.0		1,128,332	100.0%	$40,866,062	100.0%
Collateral Total	180	1,128,332	100.0%	$40,866,062	100.0%
(1)	Based on the underwritten rent roll dated as of November 30, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are comprised of underwritten base rent inclusive of contractual rent steps through January 2024, percentage rent in lieu, total recoveries (excluding utilities) at step and overage rent.

The following table presents certain information relating to the operating history and underwritten cash flows of the Great Lakes Crossing Outlets Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$27,351,881	$24,157,616	$25,715,947	$27,665,175	$28,969,473	$25.67	57.1%
Other Revenue/Rents(4)	21,677,084	19,516,740	19,612,241	19,003,929	21,777,155	19.30	42.9
Gross Potential Rent	$49,028,964	$43,674,356	$45,328,188	$46,669,104	$50,746,628	$44.97	100.0%
(Vacancy/Credit Loss)	(479,579)	(2,965,788)	1,933,578	(244,977)	(3,745,989)	(3.32)	(7.4)
Effective Gross Income	$48,549,386	$40,708,568	$47,261,766	$46,424,127	$47,000,639	$41.65	92.6%

Total Expenses(5)	$14,304,642	$12,857,184	$14,350,428	$14,768,491	$15,438,872	$13.68	32.8%

Net Operating Income	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$31,561,767	$27.97	67.2%

Capital Expenditures	0	0	0	0	259,516	0.23	0.6
TI / LC	0	0	0	0	1,567,562	1.39	3.3

Net Cash Flow	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$29,734,689	$26.35	63.3%
(1)	Based on the underwritten rent roll dated as of November 30, 2022.
(2)	TTM represents the trailing 12-month period ending November 30, 2022.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Revenue/Rents consists of overage rent, short term temporary tenant rent, RMU/center ops rents, market revenue from vacant units total commercial reimbursement revenue and other revenue.
(5)	Total Expenses include real estate taxes and a management fee equal to 4.0% of Effective Gross Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The Great Lakes Crossing Outlets Property is located in Auburn Hills, Michigan, within the Detroit metropolitan statistical area (the “Detroit MSA”). According to the appraisal, the Detroit MSA has grown to be the second largest metropolitan area in the Midwest, having a strategic regional location, a good transportation system, and a large manufacturing base. The presence of Ford, General Motors and Chrysler has historically supported much of the economic growth and employment in the Detroit MSA, and as of the past few decades is beginning to rely on the healthcare industry for long-term growth. According to the appraisal, as of August 2022, the unemployment rate in the Detroit MSA was 3.5%, representing a 2.65% increase in employment from the year prior.

The Great Lakes Crossing Outlets Property is located alongside I-75, which according to the appraisal, has a daily traffic count of 71,265 vehicles. According to the appraisal, the Great Lakes Crossing Outlets Property is conveniently accessible to the 2.1 million residents that live within the trade area, providing a strong local customer base. Further, given its proximate location to Canada, the Great Lakes Crossing Outlets Property benefits from cross-border commerce. According to the appraisal, as of 2022, the estimated population within a one-mile, three-mile and five-mile radius totaled 2,140, 42,016 and 135,040 people, respectively, and average household income for the same radii was $89,356, $90,320 and $99,774, respectively.

According to the appraisal, the Great Lakes Crossing Outlets Property is situated within the Detroit retail market and the Pontiac submarket. As of the third quarter of 2022, the Detroit retail market contained total inventory of approximately 260.5 million square feet with an approximate 5.0% vacancy rate and average annual rental rates of $17.80 per square foot, and the Pontiac submarket contained a total inventory of approximately 8.2 million square feet with an approximate 2.7% vacancy rate and average annual rental rates of $17.93 per square foot.

The appraiser identified five comparable retail properties to the Great Lakes Crossing Outlets Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Great Lakes Crossing Outlets 4000 Baldwin Road Auburn Hills, MI	1998 / 2010	1,128,332(2)	89.6%(2)	NAP	$503.40(3)	Burlington Coat Factory Round 1 Bowling Amusement Forever 21 Marshalls TJ Maxx Nordstrom Rack Legoland Discovery Center
Westfield Santa Anita Arcadia, CA	1973 / 2014, 2021	1,480,000	89.0%	2,287 miles	$608.00	JCPenney Nordstrom Macy’s
Biltmore Fashion Park Scottsdale, AZ	1963 / 2021	384,342	87.0%	2,024 miles	$830.00	Saks Fifth Avenue Macy’s
Westfield Brandon Brandon, FL	1995 / 2007	1,149,543	93.0%	1,213 miles	$711.00(4)	Dillard’s Macy’s JCPenney
Galleria Edina Edina, MN	1974 / 2006	398,585	99.0%	720 miles	$891.00	Rypen Furniture
University Mall South Burlington, VT	1979 / 2018	613,915	95.0%	637 miles	$325.00	Target JCPenney Kohl’s
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of November 30, 2022, including four tenants that have signed leases but have not taken physical occupancy. The Total NRA (SF) and Sales PSF information represented in the above table for the Great Lakes Crossing Outlets Property is only for the collateral for the Great Lakes Crossing Outlets Whole Loan.
(3)	Based on October 2022 trailing 12 months reported sales figures.
(4)	Includes Apple sales figures. Sales excluding Apple are $550.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$17,250,000	Title:	Fee
Cut-off Date Principal Balance:	$17,250,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	2.5%	Net Rentable Area (SF):	187,758
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Amsdell Storage Ventures 85, LLC and Amsdell Storage Ventures XXXIV, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Amsdell Group, LLC	Occupancy:	81.4%
Interest Rate:	6.80000%	Occupancy Date:	5/22/2023
Note Date:	7/27/2023	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2033	3rd Most Recent NOI (As of)(2):	$1,193,068 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$1,668,102 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$1,741,381 (TTM 5/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	81.3%
Amortization Type:	Interest Only	UW Revenues:	$2,638,040
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$838,283
Lockbox / Cash Management:	Springing	UW NOI:	$1,799,757
Additional Debt:	No	UW NCF:	$1,780,981
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,550,000 / $168
Additional Debt Type:	N/A	Appraisal Date:	5/23/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$92
Taxes:	$102,420	$17,070	N/A	Maturity Date Loan / SF:	$92
Insurance:	$29,857	$3,732	N/A	Cut-off Date LTV:	54.7%
Replacement Reserves:	$0	$1,565	$56,327	Maturity Date LTV:	54.7%
				UW NCF DSCR:	1.50x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,250,000	100.0%	Loan Payoff	$10,744,080	62.3%
			Return of Equity	6,065,866	35.2
			Closing Costs	307,777	1.8
			Upfront Reserves	132,277	0.8
Total Sources	$17,250,000	100.0%	Total Uses	$17,250,000	100.0%
(1)	4th Most Recent NOI is not available due to renovation of the Compass Self Storage – Tavares Property (as defined below) in 2020.
(2)	The increase from 3nd Most Recent NOI to 2nd Most Recent NOI is primarily due to a mixture of increased occupancy and rental rate increases at the Amsdell FL & GA Storage Portfolio Properties (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 14 – Amsdell FL & GA Storage Portfolio

The Loan. The Amsdell FL & GA Storage Portfolio mortgage loan (the “Amsdell FL & GA Storage Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $17,250,000 and is secured by the borrowers’ fee interests in two self storage properties totaling 187,758 square feet (individually, the “Compass Self Storage – Tavares Property” and the “Compass Self Storage – Marietta Property” and, collectively, the “Amsdell FL & GA Storage Portfolio Properties”). The Amsdell FL & GA Storage Portfolio Mortgage Loan accrues interest at a rate of 6.80000% per annum. The Amsdell FL & GA Storage Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Properties. The Amsdell FL & GA Storage Portfolio Properties are comprised of two self storage properties totaling 187,758 square feet. The Amsdell FL & GA Storage Portfolio Properties contain a total of 1,338 self storage units, of which 439 are climate controlled. The Amsdell FL & GA Storage Portfolio Properties include 107 leasable parking spaces that are 85.0% leased as of May 22, 2023. Based on self storage net rentable area, the Amsdell FL & GA Storage Portfolio Properties were 81.4% occupied as of May 22, 2023, with individual property occupancies ranging from 80.8% to 82.7%.

The Compass Self Storage – Tavares Property is a 128,226 square foot self storage facility located on a 11.65-acre site at 2601 State Road 19 in Tavares, Florida. The Compass Self Storage – Tavares Property was originally constructed from 2006 to 2007 and subsequently renovated in 2020. The Compass Self Storage – Tavares Property consists of 18, one-story buildings with 756 storage units and 107 parking units. Of the 756 storage units, 311 of them are climate controlled. As of May 22, 2023, the Compass Self Storage – Tavares Property was 80.8% occupied by NRA and 79.1% occupied by unit.

The Compass Self Storage – Marietta Property is a 59,532 square foot self storage facility located on a 4.84-acre site at 3280 Dallas Highway in Marietta, Georgia. The Compass Self Storage – Marietta Property was originally constructed in 2000 and consists of ten, one-story buildings with 475 storage units. Of the 475 storage units, 128 of them are climate controlled. As of May 22, 2023, the Compass Self Storage – Marietta Property was 82.7% occupied by NRA and 82.3% occupied by unit.

The following table presents certain information relating to the Amsdell FL & GA Storage Portfolio Properties:

Portfolio Summary
Property Name	Location	Allocated Whole Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF) (1)	Storage Units	Appraised Value	% of UW NOI(1)
Compass Self Storage – Tavares	Tavares, FL	$9,950,000	57.7%	80.8%	2006, 2007/2020	128,226	863	$18,350,000	59.2%
Compass Self Storage – Marietta	Marietta, GA	7,300,000	42.3	82.7%	2000/NAP	59,532	475	13,200,000	40.8
Total / Average		$17,250,000	100.0%	81.4%		187,758	1,338	$31,550,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and % of UW NOI are based on the underwritten rent rolls dated May 22, 2023.

The following table presents detailed information with respect to the unit mix of the Amsdell FL & GA Storage Portfolio Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units	142,071	75.7%	80.9%	792	59.2%	78.0%
Climate Controlled Storage Units	45,687	24.3%	82.8%	439	32.8%	83.1%
Parking Units	0	0.0%	0.0%	107	8.0%	85.0%
Total / Wtd. Avg.	187,758	100.0%	81.4%	1,338	100.0%	80.3%
(1)	Based on the underwritten rent rolls dated May 22, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Amsdell FL & GA Storage Portfolio

Historical and Current Occupancy(1)
2020(2)	2021	2022	Current(3)
NAV	71.2%	81.9%	81.4%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year and are based on self storage square footage.
(2)	2020 Historical Occupancy is not available due to recent renovation of the Compass Self Storage – Tavares Property in 2020.
(3)	Current Occupancy is based on the underwritten rent rolls as of May 22, 2023 and based on self storage square footage only.

The Market. The Amsdell FL & GA Storage Portfolio Properties are located within the Atlanta-Sandy Springs-Roswell Metropolitan Statistical Area (“Atlanta MSA”) and the Orlando-Kissimmee-Sanford, FL Metropolitan Statistical Area (“Orlando MSA”)

The Compass Self Storage – Tavares Property is located in Tavares, Florida, approximately 25 miles northwest of the Orlando Central Business District and is part of the Orlando MSA. Primary access to the Compass Self Storage – Tavares Property is provided by U.S. Highway 441 and State Road 19. The Compass Self Storage – Tavares Property is part of the Lake County / West submarket of the overall Orlando self storage market. According to the appraisal, as of the first quarter of 2023, the Lake County / West submarket had self storage inventory of 6,022 units with a vacancy rate of 14.9% and average asking rent of $117 per unit.

The Compass Self Storage – Marietta Property is located in Marietta, Georgia, approximately 17 miles northwest of the Atlanta Central Business District and is part of the Atlanta MSA. Primary access to the Compass Self Storage – Marietta Property is provided by Interstate 285 and Interstate 75. The Compass Self Storage – Marietta Property is part of the Marietta submarket of the overall. According to a third-party market research report, as of the first quarter of 2023, the Marietta submarket had self storage inventory of 33,579 units with a vacancy rate of 12.4% and average asking rent of $101 per unit.

The following table presents certain 2022 demographic information for the Amsdell FL & GA Storage Portfolio Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Compass Self Storage – Marietta	Marietta, GA	5,718	40,350	133,820	$128,899	$129,483	$108,636
Compass Self Storage – Tavares	Tavares, FL	1,886	16,105	43,300	$55,764	$54,421	$54,005
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Amsdell FL & GA Storage Portfolio
Operating History and Underwritten Net Cash Flow(1)
	2021	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$2,642,229	$2,794,551	$2,687,142	$2,508,386	$13.36	81.3%
Vacant Income	0	0	0	577,140	3.07	18.7
Gross Potential Rent	$2,642,229	$2,794,551	$2,687,142	$3,085,526	$16.43	100.0%
(Vacancy / Credit Loss)	(776,024)	(417,770)	(234,746)	(577,140)	(3.07)	(18.7)
Other Income(4)	105,767	128,107	129,654	129,654	0.69	4.2
Effective Gross Income	$1,971,973	$2,504,887	$2,582,051	$2,638,040	$14.05	85.5%

Total Expenses(5)	$778,905	$836,786	$840,669	$838,283	$4.46	31.8%

Net Operating Income	$1,193,068	$1,668,102	$1,741,381	$1,799,757	$9.59	68.2%
Total TI / LC, Capex / RR	0	0	0	18,776	0.10	0.7
Net Cash Flow	$1,193,068	$1,668,102	$1,741,381	$1,780,981	$9.49	67.5%
(1)	Based on the underwritten rent rolls dated May 22, 2023.
(2)	TTM reflects the trailing 12- month period ending May 31, 2023.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Income includes items such as administrative fees, truck rental, ancillary sales items and tenant paid insurance.
(5)	Total Expenses includes management fee, personnel, advertising, general and administrative, utilities, repairs and maintenance, real estate taxes and insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C21
No. 15 – Centene
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$15,600,000	Title:	Fee
Cut-off Date Principal Balance(1):	$15,600,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.3%	Net Rentable Area (SF):	145,983
Loan Purpose:	Acquisition	Location:	Plantation, FL
Borrower:	1700 University LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsor:	Alejandro Velez	Occupancy:	100.0%
Interest Rate:	3.41500%	Occupancy Date:	10/5/2023
Note Date:	5/4/2021	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	5/5/2031	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,993,609
Call Protection:(2):	L(35),D(79),O(6)	UW Expenses:	$2,810,270
Lockbox / Cash Management:	Springing	UW NOI:	$4,183,339
Additional Debt(1):	Yes	UW NCF:	$4,008,160
Additional Debt Balance(1):	$31,200,000	Appraised Value / Per SF:	$78,700,000 / $539
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/9/2021

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$321
Taxes:	$452,320	$64,617	N/A	Maturity Date Loan / SF:	$321
Insurance:	$48,840	$24,420	N/A	Cut-off Date LTV:	59.5%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	59.5%
				UW NCF DSCR:	2.47x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$46,800,000	58.9%	Purchase Price	$78,000,000	98.1%
Cash Equity Contribution	32,716,028	41.1	Closing Costs	1,014,867	1.3
			Upfront Reserves	501,161	0.6
Total Sources	$79,516,028	100.0%	Total Uses	$79,516,028	100.0%
(1)	The Centene Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $46,800,000 (the “Centene Whole Loan”). The Financial Information in the chart above reflects the Centene Whole Loan.
(2)	Defeasance of the Centene Whole Loan is permitted at any time after May 4, 2024, which is before the second anniversary of the startup date of the REMIC formed in connection with the REMIC declaration made on August 17, 2022 as described under "Description of the Mortgage Pool-Certain Terms of the Mortgage Loans—Defeasance" in the Preliminary Prospectus. See "Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Subject to Early Defeasance" in the Preliminary Prospectus.
(3)	Historical financial information is not available because the Centene Property (as defined below) was built in 2020 and Centene chose to not fully utilize its leased space due to the COVID-19 pandemic, which led Centene to subsequently sublease its entire space to NationsBenefits, LLC in November 2022. See “—The Property” below.

The Loan. The Centene mortgage loan (the “Centene Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 145,983 square foot suburban office property located in Plantation, Florida (the “Centene Property”). The Centene Whole Loan is evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $46,800,000 and accrues interest at a rate of 3.41500% per annum. The Centene Whole Loan has a ten-year, interest-only term and accrues interest on an Actual/360 basis.

The Centene Whole Loan was originated on May 4, 2021 by 3650 Real Estate Investment Trust 2 LLC. The non-controlling Note A-2, with an original principal balance and Cut-off Date Balance of $15,600,000, will be included in the BBCMS 2023-C21 securitization trust. The Centene Whole Loan is serviced pursuant to the pooling and servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Centene

agreement for the 3650R 2021-PF1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$15,600,000	$15,600,000	3650R 2021-PF1	Yes
A-2	15,600,000	15,600,000	BBCMS 2023-C21	No
A-3(1)	15,600,000	15,600,000	3650 REIT or an affiliate	No
Whole Loan	$46,800,000	$46,800,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations subject to change.

The Property. The Centene Property is a 145,983 square foot, four-story suburban office property that was built in 2020 and is situated on a 7.14-acre site in Plantation, Florida. The Centene Property is located within the Plantation Pointe Park, which is comprised of six non-collateral office buildings totaling approximately 1.0 million square feet and a 33,556 square foot non-collateral retail center. Tenants at the Plantation Pointe Park retail center include Walgreens, Chipotle, Starbucks, AT&T, Panda Express, Habit Burger, Pieology, and McAlister’s. The Centene Property is served by 886 surface and garage parking spaces (840 garage parking spaces and 46 surface parking spaces) at a parking ratio of 6.1 spaces per 1,000 square feet.

As of October 5, 2023, the Centene Property is fully leased to Centene, which has subleased its entire space to NationsBenefits, LLC at a rate of $38.35 per square foot on a sublease that commenced on November 1, 2022 and expires on September 30, 2030. The Centene lease has an expiration date of November 30, 2030 with two, five-year renewal options and requires at least 14-months’ notice to renew. NationsBenefits, LLC has no renewal options or termination options in its sublease.

Major Tenant.

Centene (145,983 square feet; 100.0% of NRA, 100.0% of underwritten base rent): Centene was founded in 1984 as a nonprofit Medicaid plan provider and has grown to be the largest Medicaid managed care organization in the country, the largest carrier in the health insurance marketplace and a national leader in managed long-term services and support. As of June 30, 2023, Centene has approximately 28.4 million managed care members and approximately 68,300 employees. As of June 30, 2023, Centene was ranked 25th on the Fortune 500 and has a 2023 expected revenue of $148.3 billion.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy represents occupancy as of October 5, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Centene

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Centene(3)	Ba1/BBB-/BBB-	145,983	100.0%	$27.83	$4,062,545	100.0%	11/30/2030
Occupied Collateral Total / Wtd. Avg.		145,983	100.0%	$27.83	$4,062,545	100.0%

Vacant Space		0	0.0%

Collateral Total		145,983	100.0%

(1)	Based on underwritten rent roll dated October 5, 2023.
(2)	The credit ratings are those of the direct parent company, Centene Corporation, which is the guarantor under the lease.
(3)	The sole tenant at the Centene Property has subleased its entire space to NationsBenefits, LLC through September 30, 2030 at a rate of $38.35 per square foot with annual rent steps through the end of the sublease.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring		UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%		NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0		$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2030	1	145,983	100.	0	4,062,545	100.0		145,983	100.0%	$4,062,545	100.0%
2031	0	0	0.0		0	0.0		145,983	100.0%	$4,062,545	100.0%
2032	0	0	0.0		0	0.0		145,983	100.0%	$4,062,545	100.0%
2033	0	0	0.0		0	0.0		145,983	100.0%	$4,062,545	100.0%
2034 & Thereafter	0	0	0.0		0	0.0		145,983	100.0%	$4,062,545	100.0%
Total	1	145,983	100.0%		$4,062,545	100.0%
(1)	Based on the underwritten rent roll dated October 5, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Centene

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(3)
In-Place Rent(2)	$4,062,545	$27.83	55.2%
Rent Steps(2)	488,879	3.35	6.6
Total Reimbursements	2,810,270	19.25	38.2
Net Rental Income	$7,361,693	$50.43	100.0%
Vacancy/Credit Loss	(368,085)	(2.52)	(5.0)
Effective Gross Income	$6,993,609	$47.91	95.0%
Total Expenses	$2,810,270	$19.25	40.2%
Net Operating Income	$4,183,339	$28.66	59.8%
Capital Expenditures	29,197	0.20	0.4
TI/LC	145,983	1.00	2.1
Net Cash Flow	$4,008,160	$27.46	57.3%
(1)	Historical financial information is not available because the Centene Property was built in 2020 and Centene chose to not fully utilize its leased space due to the COVID-19 pandemic, which led Centene to subsequently sublease its entire space to NationsBenefits, LLC in November 2022.
(2)	Based on the underwritten roll dated October 5, 2023. Rent Steps include a 10-year straight-line average of rent steps throughout the term of the Centene Whole Loan.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Centene Property is located in Plantation, Florida and forms part of the Miami-Fort Lauderdale-West Palm Beach, FL core based statistical area (“CBSA”), which includes three major cities: West Palm Beach, Fort Lauderdale, and Miami. The CBSA has the largest public-school districts in the nation and state. The Miami-Dade County Public Schools District is considered the fourth largest in the country. The Palm Beach County School District is among the fourth largest in the state and 11th in the nation. The Broward County School District is the sixth largest in the nation. According to a third-party market research report, the unemployment rate in the market fell below 2.5% as of August 2023. The South Florida area is served by three major airports: Miami International Airport (MIA), Fort-Lauderdale-Hollywood International Airport (FLL), and Palm Beach International Airport (PBI). Port of Miami, Port Everglades, Port of Palm Beach and Miami River are major ports serving the area.

Plantation is located inland, north of Miami and west of Fort Lauderdale. The city is a suburb of the metropolitan area and is adjacent to Sunrise to the north, Fort Lauderdale to the east, The National Everglades Park to the west and Davie to the south. Plantation is linked by Interstate Highway I-595 in a northwest/southeast direction that leads to the west region of Florida and directly to the Fort Lauderdale International Airport and Downtown area of Fort Lauderdale. Major commercial corridors are Flamingo Road, Sunrise Boulevard and Broward Boulevard. University Drive is considered a major north/south throughfare and commercial corridor for the city. Public transportation is available along North University Drive and north of the Centene Property along Sunrise Boulevard.

According to a third-party market research report, the Centene Property is located in the Plantation office submarket within the Fort Lauderdale Office Market. As of August 2023, the Fort Lauderdale office market had an inventory of approximately 73.9 million square feet, with a vacancy rate of 10.2%. There were no new deliveries in the third quarter of 2023 as of August 2023, with a 12-month total of approximately 323,000 square feet and 890,633 square feet under construction. The market experienced positive absorption of 23,539 square feet. The asking rental rate in the market was $35.52 per square foot, an increase from $34.68 per square feet as of the fourth quarter of 2022. As of August 2023, the Plantation office submarket had an inventory of approximately 8.5 million square feet, with a vacancy rate of 13.3%. No space was completed and delivered, while the submarket experienced a positive absorption of 5,804 square feet. The asking rental rate in the submarket was $34.99 per square foot, an increase from $34.20 per square foot as of the fourth quarter of 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director
Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director
Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director
Kara Foley	kara.foley@barclays.com	(212) 526-4972
Vice President
Barclays CMBS Trading
David Kung	david.kung@barclays.com	(212) 528-7374
Director
Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Director
Barclays Securitized Products Syndicate
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director
Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President
BMO CMBS Capital Markets and Banking
David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director
Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director
Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director
Daniel Penn	daniel.penn@db.com	(212) 250-5149
Managing Director
Citigroup CMBS Capital Markets and Securitization
Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director
Jason Mercandetti	jason.mercandetti@citi.com	(212) 816-6384
Director

Citigroup Structuring, Trading & Syndicate
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director
Matt Perry	mattison.perry@citi.com	(212) 723-1295
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
169